                       SECURITIES AND EXCHANGE COMMISSION


                         AMENDMENT NO. 2 ON FORM F-1


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       DRANSFIELD CHINA PAPER CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                    Territory of the British Virgin Islands
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      2676
            --------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                 None Required
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

                     36-42 Pok Man Street, 1st & 2nd Floor
                          Mongkok, Kowloon, Hong Kong
                          Telephone 011-852-2787-0838
    ------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                    Copies to:
Thomas J. Kenan, Esq.                               Horace Yao
Suite 800                                           1st & 2nd Floor
201 Robert S. Kerr Avenue                           36-42 Pok Man Street
Oklahoma City, OK 73102 U.S.A.                      Mongkok, Kowloon, Hong Kong
Telephone 405-235-2575                              Telephone 011-852-2787-0838
---------------------------------------------------
(Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
Title of                             Proposed          Proposed
each class                           maximum           maximum
of securities                        offering          aggregate           Amount of
to be            Amount to be        price per         offering            registration
registered        registered         unit              price                   fee
------------------------------------------------------------------------------------------------
Common Stock        338,428          $5.00           $1,692,140              $  513(1)

Common Stock
    Purchase
    Warrants        946,004          $   0           $        0              $    0(2)

Common Stock        946,004          $5.50           $5,203,022              $1,577(3)
                                                                             ------
                                                                             $2,090
------------------------------------------------------------------------------------------------

(1) 150,000 of these shares are to be offered by the Company at a price determined and set at the time this registration statement becomes effective. The Registrant makes a bona fide estimate that the maximum offering price for these 150,000 shares shall be $5.00 a share. The registration fee for these shares is based upon such $5.00 price. 188,428 of these shares are to be offered by selling shareholders from time to time at fluctuating market prices. The registration fee for these shares is based on the average of a bid price of $4.___ and an ask price of $5.___ on May ____, 1997, on the Nasdaq SmallCap Market. Reg. 230.457(a) and (c).

(2) These 946,004 Common Stock Purchase Warrants are to be offered for resale, from time to time, by certain selling Warrant Holders. No registration fee is required for the warrants, because the securities to be offered pursuant to the warrants are being registered in this same registration statement. Reg. 230.457(g). The full value of the exercise of the warrants is reflected in the 946,004 underlying shares of Common Stock (see footnote 3).

(3) These 946,004 shares underlie the 946,004 Common Stock Purchase Warrants described in footnote (2). The registration fee is based upon the $5.50 exercise price of the Warrants. Reg. 230.457(g)(1).

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date or dates as the Commission, acting pursuant to Section 8(a), may determine.

                       DRANSFIELD CHINA PAPER CORPORATION
                    AMENDMENT NO. 1 ON FORM F-1 TO FORM S-4

                             CROSS-REFERENCE SHEET

                PART I - INFORMATION REQUIRED IN THE PROSPECTUS

                     A.  INFORMATION ABOUT THE TRANSACTION



   Page                                Item                                   Location
   ----                                ----                                   --------
               ITEM 1.  FOREPART OF REGISTRATION STATEMENT AND OUTSIDE
               FRONT COVER PAGE OF PROSPECTUS.

    i          S-K 501(a):  approximate date of proposed sale to public,   Facing page
               and delaying amendment legend

    1          S-K 501(b)(1):  name of registrant                          Outside front cover

    1          S-K501(b)(2):  securities offered                           Outside front cover

    1          S-K501(b)(3):  selling security holders                     Outside front cover

    1          S-K501(b)(4):  cross-reference to risk factors              Outside front cover

    1          S-K501(b)(5):  cautionary statement                         Outside front cover

               S-K501(b)(6):  estimates of price and number of shares      Not applicable

    1          S-K501(b)(7):  table                                        Outside front cover

               S-K501(b)(8):  "Subject to completion" statement            Not applicable

               S-K501(b)(9):  state legends                                Not applicable

    1          S-K501(b)(10):  date                                        Outside front cover

    1          S-K501(b) - Instruction 5:  other expenses                  Outside front cover

               ITEM 2.  INSIDE FRONT AND OUTSIDE BACK COVER PAGES OF
               PROSPECTUS.

  2, 49        S-K502(a):  available information                           Inside front cover

    2          S-K502(a)(1):  registrant subject to informational          Inside front cover
               requirements

   49          S-K502(a)(2):  inspection and copying of reports and        Additional Information
               other information of registrant (including address of
               facility)

               S-K502(a)(3):  national securities exchange on which        Not applicable
               registrant's securities are listed

    2          S-K502(b):  reports to security holders                     Inside front cover

               S-K502(c):  incorporation by reference statement            Not applicable

               S-K502(d)(1):  stabilization statement                      Not applicable

               S-K502(d)(2):  passive market making                        Not applicable

   51          S-K502(e):  delivery of prospectuses by dealers             Outside back cover

   11          S-K502(f):  enforceability of civil liabilities against     Enforcement of Civil Liabilities
               foreign persons                                             and Certain Foreign Issuer
                                                                           Considerations

   51          S-K502(g):  table of contents                               Outside back cover

               ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND RATIO OF
               EARNINGS TO FIXED CHARGES.

    4          S-K503(a):  summary                                         Prospectus Summary

    4          S-K503(b):  address and telephone number                    Prospectus Summary - The Company

    6          S-K503(c):  risk factors                                    Risk Factors

               S-K503(d):  ratio of earnings to fixed charges              Not applicable

   10          ITEM 4.  USE OF PROCEEDS. S-K504                            Use of Proceeds

               ITEM 5.  DETERMINATION OF OFFERING PRICE.

  43,44        S-K505(a):  common equity                                   Description of Securities -
                                                                           Warrants;  Determination of
                                                                           exercise price of the Callable
                                                                           Warrants

   35          S-K505(b):  warrants, rights and convertible securities     Registration for Selling
                                                                           Securityholders

               ITEM 6.  DILUTION.  S-K506                                  Not applicable

   35          ITEM 7.  SELLING SECURITY HOLDERS.  S-K507                  Registration for Selling
                                                                           Securityholders
               ITEM 8.  PLAN OF DISTRIBUTION.

               S-K508(a):  underwriters and underwriting obligation        Not applicable

               S-K508(b):  new underwriters                                Not applicable

   35          S-K508(c):  other distributions                             Registration for Selling
                                                                           Securityholders

               S-K508(d):  offerings on exchange                           Not applicable

               S-K508(e):  underwriters' compensation                      Not applicable

               S-K508(f):  underwriters' representative on board of        Not applicable
               directors

               S-K508(g):  indemnification of underwriters                 Not applicable

   35          S-K508(h):  dealers' compensation                           Registration for Selling
                                                                           Securityholders

   35          S-K508(i):  finders                                         Registration for Selling
                                                                           Securityholders

               S-K508(j):  discretionary accounts                          Not applicable

               S-K508(k):  passive market making                           Not applicable

               ITEM 9.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

   42          S-K202(a):  capital stock                                   Description of Securities

               S-K202(b):  debt securities                                 Not applicable

   43          S-K202(c):  warrants and rights                             Description of Securities -
                                                                           Warrants

               S-K202(d):  other securities                                Not applicable

               S-K202(e):  market information for securities other than    Not applicable
               common equity

               S-K202(f):  American Depositary Receipts                    Not applicable

   48          ITEM 10.  INTEREST OF NAMED EXPERTS AND COUNSEL.            Interest of Named Expert and
                                                                           Counsel

               ITEM 11.  INFORMATION WITH RESPECT TO THE REGISTRANT.

   26          Form 20-F Item 1.  Description of Business.                 Business

   28          Form 20-F Item 2.  Description of Property.                 Business - Properties

   30          Form 20-F Item 3.  Legal Proceedings.                       Business - Legal Proceedings

   34          Form 20-F Item 4.  Control of Registrant.                   Principal Shareholders

   34          Form 20-F Item 5.  Nature of Trading Market.                Nature of Trading Market

  46,42        Form 20-F Item 6.  Exchange Controls and Other              Exchange Rate Information;
               Limitations Affecting Security Holders.                     Description of Securities

  44,42        Form 20-F Item 7.  Taxation.                                Taxation; Description of
                                                                           Securities

   14          Form 20-F Item 8.  Selected Financial Data.                 Selected Financial Data

   16          Form 20-F Item 9.  Management's Discussion and Analysis     Management's Discussion and
               of Financial Condition and Results of Operations.           Analysis

   30          Form 20-F Item 10.  Directors and Officers of Registrant.   Management - Executive Officers,
                                                                           Directors and Key Personnel

   32          Form 20-F Item 11.  Compensation of Directors and           Management - Compensation of
               Officers.                                                   Directors and Officers

   32          Form 20-F Item 12.  Options to Purchase Securities from     Management - Stock Option Plan
               Registrant or Subsidiaries.

   33          Form 20-F Item 13.  Interest of Management in Certain       Management - Certain
               Transactions.                                               Transactions

   49          Form 20-F Item 18.  Financial Statements.                   Index to Financial Statements

               ITEM 12.  DISCLOSURE OF COMMISSION POSITION ON
               INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

   11          S-K510                                                      Enforcement of Civil Liabilities
                                                                           and Certain Foreign Issuer
                                                                           Considerations




                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


  Page                                Item                                        Location
  ----                                ----                                        --------
  II-1         ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.      Part II - Other Expenses of
                                                                           Issuance and Distribution

  II-1         ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.        Part II - Indemnification of
                                                                           Directors and Officers

  II-1         ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.          Part II - Recent Sales of
                                                                           Unregistered Securities

               ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  II-6         S-K601(a):  exhibits and index required                     Part II - Exhibits and Financial
                                                                           Statement Schedules

               S-K601(b):  description of exhibits:

               S-K601(b)(1):  underwriting agreement                       Not applicable

               S-K601(b)(2):  plan of acquisition                          Exhibit 2

               S-K601(b)(3)(i):  articles of incorporation                 Exhibit 3(i)

               S-K601(b)(3)(ii):  bylaws                                   Exhibit 3(ii)

               S-K601(b)(4):  instruments defining rights of security      Exhibit 4
               holders, including indentures

               S-K601(b)(5):  opinion re legality                          Exhibit 5

               S-K601(b)(8):  opinion on tax matters                       Exhibit 8

               S-K601(b)(9):  voting trust agreement                       Not applicable

               S-K601(b)(10):  material contracts                          Exhibits 10 - 10.9

               S-K601(b)(11):  statement re computation of per-share       Not required:  easily determined
               earnings                                                    from material in registration
                                                                           statement

               S-K601(b)(12):  statements re computation of rations        Not applicable

               S-K601(b)(15):  letter re unaudited interim financial       Exhibit 15
               information

               S-K601(b)(16):  letter re change in certifying accountant   Not applicable

               S-K601(b)(21):  subsidiaries of the registrant              Exhibit 21

               S-K601(b)(23):  consents of experts and counsel             Exhibit 23

               S-K601(b)(24):  power of attorney                           Not applicable

               S-K601(b)(25):  statement of eligibility of trustee         Not applicable

               S-K601(b)(27):  Financial Data Schedule                     Exhibit 27

               S-K601(b)(99):  additional exhibits                         Exhibit 99

               ITEM 17.  UNDERTAKINGS.

  II-9         S-K512(a):  Rule 415 offering:  post-effective amendment    Undertakings
               including prospectus

               S-K512(b):  filings incorporating subsequent Exchange Act   Not applicable
               documents by reference statement

               S-K512(c):  warrants and rights offerings statement         Not applicable

               S-K512(d):  competitive bids statement                      Not applicable

               S-K512(e):  incorporated annual and quarterly reports       Not applicable
               statement

               S-K512(f):  equity offerings of nonreporting registrants    Not applicable
               statement

               S-K512(g):  registration on Form S-4 or F-4 securities      Not applicable
               offered for resale statement

  II-9         S-K512(h):  request for acceleration of effective date or   Undertakings
               filing of registration statement on Form S-8 statement

               S-K512(i):  Rule 430A statement                             Not applicable

               S-K512(j):  qualification of trust indentures under the     Not applicable
               Trust Indenture Act of 1939 for delayed offerings
               statement

                       DRANSFIELD CHINA PAPER CORPORATION
                         338,428 SHARES OF COMMON STOCK
                946,004 CALLABLE COMMON STOCK PURCHASE WARRANTS
 946,004 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE CALLABLE WARRANTS


         Dransfield China Paper Corporation (the "Company") is offering 150,000 shares of its Common Stock, no par value, at $5.00 a share (the "Company Shares"). Certain selling shareholders, are offering 188,428 shares of the Company's Common Stock from time to time at fluctuating market prices (the "Selling Securityholders Shares"). The Company Shares and the Selling Securityholders Shares are referred to herein as the "Shares." Certain selling warrantholders are offering 946,004 Callable Common Stock Purchase Warrants (the "Callable Warrants") of the Company. This Prospectus also relates to the 946,004 shares of Common Stock issuable upon exercise of the Callable Warrants. The Shares and the Callable Warrants may be purchased separately and will trade separately.


         The selling shareholders and the selling warrantholders are referred to herein as "Selling Securityholders." See "Registration for Selling Securityholders."

         Each Callable Warrant entitles the registered holder thereof to purchase one share of Common Stock of the Company at a price of $5.50 during the period that expires August 26, 1998. The Callable Warrants are subject to call by the Company (that is, an acceleration of the expiration date) on not less than 30 days' notice provided that the closing bid price of the Common Stock as reported on the Nasdaq Stock Market (or the last sale price, if quoted on a national securities exchange) averages $8.00 a share or above for the ten consecutive trading days ending on the day prior to the date on which the notice of call is given. The holders of the Callable Warrants shall have exercise rights until the close of the business day immediately preceding the date fixed for the call. See "Description of Securities - Callable Warrants" and "Registration for Selling Securityholders").

         The Shares are listed and quoted on the Nasdaq SmallCap Market under the symbol DCPCF. See "Risk Factors - Absence of Seasoned Public Market; Possible Volatility of Market Price."


        The Company will not receive any of the proceeds from the sale by the Selling Securityholders of the 188,428 Selling Securityholders Shares or their sale of the unexercised Callable Warrants. The Company will receive the proceeds from the sale of the 150,000 Company Shares and the 946,004 shares of Common Stock that would be issuable upon the exercise of the Callable Warrants. See "Description of Securities - Callable Warrants" and "Registration for Selling Securityholders."


THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. PURCHASERS SHOULD CONSIDER CAREFULLY THE MATTERS DESCRIBED UNDER "RISK FACTORS" ON PAGE 6.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=====================================================================================================================
                                                                                                  Proceeds to Selling
                                                                  Underwriting Discounts            Securityholders
                                       Price to Public                and Commissions               or to Company(1)
---------------------------------------------------------------------------------------------------------------------
 Per Company Share..........            $     5.00                     $   0.25(2)                 $        4.75(3)

     Total..................            $  750,000                     $ 37,500                          712,500(3)

 Per Selling Securityholders                      (4)                          (5)                              (6)
 Share......................

 Per Callable Warrant ......                      (4)                          (5)                              (6)

 Per Share Underlying
 Callable Warrants .........            $     5.50                            0                    $   5,203,022(3)

  Total ....................            $5,203,022(7)                         0                    $   5,203,022(3)
=====================================================================================================================


(1) Before deducting expenses of the offering payable entirely by the Company estimated at $50,090.

(2) The Company is offering the 150,000 Company Shares both directly and through broker-dealers who are members of the National Association of Securities Dealers, Inc. No underwriting discounts or commissions will be paid on Company Shares sold directly by the Company. A five percent commission will be paid on shares sold through NASD broker-dealers. See "Plan of Distribution" for information concerning indemnification of such broker-dealers and other matters.

(3)      These proceeds would be received by the Company.

(4) Sales by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

(5) The Selling Securityholders may effect such transactions by selling their securities directly to a purchaser, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase the securities as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchaser for whom such broker-dealers may act as agents or to whom they may sell as principals (which compensation as to a particular broker-dealer may be in excess of customary commissions).

(6)      These proceeds would be received by the Selling Securityholders.

(7) This total relates only to the proceeds from the sale of the shares of Common Stock that are issuable upon exercise of the Callable Warrants.

            The date of this Prospectus is ________________________.

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable to foreign private issuers and, in accordance therewith, files reports, including annual reports on Form 20-F, and other information with the Securities and Exchange Commission (the "Commission"). However, as a "foreign private issuer," the Company will be exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations and the Company's officers, directors and principal shareholders will be exempt from the reporting and "short-swing" profit recovery provisions contained in Section 16 of the Exchange Act and the rules thereunder, with respect to their purchases and sales of shares of Common Stock and Warrants. In addition, the Company will not be required under the Exchange Act to file periodic reports and financial statements with the Commission as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, the Company intends to furnish its shareholders with annual reports containing financial statements (prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP")) which will be examined and reported on, with an opinion expressed by, an independent public accounting firm.

         The Company prepares its financial statements in accordance with U.S. GAAP. The Company publishes its financial statements in Hong Kong dollars ("HK$"), the lawful currency of Hong Kong. Translations of amounts from Hong Kong dollars to United States Dollars are for the convenience of the reader and for reference only and, except as provided herein, have been made in this Prospectus at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on March 31, 1996, of HK$7.7353 = $1.00. No representation is made that Hong Kong dollar amounts could have been, or could be, converted into United States Dollars at that rate or at any other certain rate. All references in this Prospectus to "$" are to United States Dollars, references to "HK$" are to Hong Kong Dollars and "Rmb" to Renminbi Yuan, the lawful currency of the People's Republic of China ("PRC").

         IN CONNECTION WITH THIS OFFERING OF CALLABLE WARRANTS, CERTAIN MARKET MAKERS OF THE COMPANY'S COMMON STOCK MAY ACQUIRE SOME OF THE CALLABLE WARRANTS AND ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M OF THE SECURITIES AND EXCHANGE COMMISSION.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and Financial Statements (including the Notes thereto) appearing elsewhere in this Prospectus. All financial statements set forth herein for the Company have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").

THE COMPANY


         Dransfield China Paper Corporation (which, together with its subsidiaries, is referred to herein as the "Company") is a Hong Kong-based company with operations in Hong Kong, Macau, and the People's Republic of China ("PRC"). It was incorporated as an International Business Company under the laws of the British Virgin Islands (the "B.V.I.") on June 24, 1996. On February 26, 1997, it merged with Dransfield Paper Holdings Limited, another B.V.I. international business company, which had been incorporated on March 11, 1994, and had succeeded to, and expanded, the business of A Dransfield & Co., Ltd., conducted since 1975, of distributing in Hong Kong and Macau paper handkerchiefs under the brand name of "Tempo." The Tempo products were manufactured by Vereinigte Papierwerke, a Swiss company, which product rights were sold to Proctor & Gamble in 1995.


         Based on the Company's surveys and management estimates, Tempo's market share of paper handkerchiefs in Hong Kong and Macau was 46% when the Company ceased distribution of this product in June 1997 in anticipation of commencing distribution in July 1997 of its own manufactured and branded paper products - paper handkerchiefs, tissues, napkins and toilet rolls.

         In November 1994 the Company's predecessor, Dransfield Paper Holdings Limited, initiated a planned expansion of its business to become a vertically integrated, consumer hygienic paper manufacturing and distribution company. Four paper mills are planned to be built in China; two are under construction; one is partially operational.

         Some 96% of the equity of the Company is owned by Dransfield Holdings Limited, a Hong Kong-based Cayman Islands company listed on the Hong Kong Stock Exchange since April 1993.

         The Company's mailing address is 36-42 Pok Man Street, 1st and 2nd Floors, Mongkok, Kowloon, Hong Kong. Its direct dial telephone number (from the United States) is 011-852-2787-0838.

RISK FACTORS

         Certain risk factors should be considered in evaluating the Company and its business before purchasing the securities offered hereby. Such factors include, among others, the unseasoned public market for the Company's securities, the Company's ability to implement its expansion strategy, the volatility of the price of pulp, risks associated with operating in the PRC, and the Company's dependence upon key personnel. For a discussion of these and certain other factors, see "Risk Factors."

THE OFFERING

Securities Offered by
         Selling Securityholders  . . . .          188,428 shares of Common Stock
                                                                     and
                                                   946,004 Callable Common Stock Purchase Warrants ("Callable Warrants")

Securities Offered by the Company . . . .          150,000 shares of Common Stock and 946,004 shares of Common Stock underlying the Callable Warrants

Public Offering Price for the
         150,000 Company Shares . . . . .          $5.00 a Share

Public Offering Price by Selling
         Securityholders    . . . . . . .          At market prices prevailing at the time of sale or at negotiated prices

Callable Warrants:
         Outstanding.       . . . . . . .          946,004

         Exercise Terms     . . . . . . .          Each Callable Warrant entitles the holder to purchase one share of
                                                   Common Stock for $5.50 and expires August 26, 1998. See "Description of Securities - Callable Warrants."

         Call Feature       . . . . . . .          The Callable Warrants are callable by the Company (that is, the
                                                   Company may accelerate the expiration date) on not less than 30 days'
                                                   notice provided that the closing bid price of the Common Stock as reported on the Nasdaq Stock Market averages $8.00 a share or higher for the ten consecutive trading days ending the day before the date notice of the call is given. See "Description of Securities -
                                                   Callable Warrants."

Common Stock:

         Outstanding        . . . . . . .          13,250,000 shares

Use of Proceeds(1)          . . . . . . .          Purchase of equipment for proposed and planned Paper Mills Nos. 3 and
                                                   4 in the Tianjin area in northern China and in the Sichuan area in western China.


Nasdaq Stock Market Symbols:

         Common Stock       . . . . . . .          DCPCF

         Callable Warrants  . . . . . . .          No symbol

_________________________



(1) The Selling Securityholders receive all the proceeds from the sale of the 188,428 Selling Securityholders Shares of Common Stock and from the sale of the unexercised 946,004 Callable Warrants offered herein. The Company will receive, however, all the proceeds, less any commissions, or a minimum of $712,500 from the sale of the 150,000 Company Shares of Common Stock and all the proceeds from the exercise of the 946,004 Callable Warrants, which proceeds, should all the Callable Warrants be exercised, would be $5,203,022. The use of proceeds described above refers to the proceeds that might be received by the Company from the sale of all 150,000 Company Shares of Common Stock and from the exercise of all 946,004 Callable Warrants.


                                  RISK FACTORS

         An investment in the Securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing the Securities offered hereby.

         1. Unseasoned Public Market. The Company's Common Stock was only recently listed on the Nasdaq National Market. Trading volume has been light. No assurance is given that recent or current trading prices will reflect the prices the Common Stock will trade at in the future.

         2. No Assurance of Success of Planned Business Expansion. The Company is engaged in an effort to effectuate an ambitious plan to expand its operations to those of a vertically integrated paper manufacturer and distributor of paper products. There is, and can be, no assurance that this business expansion will be realized. A considerable part of the capital expenditures required for this business expansion have been obtained or made available by the Company's corporate parent. Additional funds, not yet obtained, are required. There is and can be no assurance that these additional funds will be obtained. Further, the success of this planned business expansion can be affected by many other factors which are not in the Company's control, such as political and economic decisions made by the Chinese government and economic developments affecting the paper manufacturing industry throughout the world. The planned expansion is complex in conception. Its parts are interdependent. Delays in one area can create delays in other areas. The Company has no prior experience in paper manufacturing as a company, even though it has acquired experienced personnel to effectuate this expansion. Further, execution of the entire plan over the next several years requires that the Company obtain the manufacture, by other companies in the PRC, of certain equipment now being imported by the Company from the United States and Europe. While the Company believes such equipment manufacture in the PRC can be achieved, no assurance can be given that it will be. A failure to achieve such equipment manufacture in the PRC should be expected to materially and adversely affect the cost of the planned business expansion, by reason of recent actions of the Chinese government in significantly raising import duties on some of the equipment to be needed in the future. A projection, updated from earlier projections, is made herein of the timing of the planned business expansion, but no assurance is or can be given that the timing can be met; indeed, it has been and will be subject to periodic revisions caused by unanticipated delays. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

         3. Reliance on Key Personnel. The Company will be reliant on the continued services of several key personnel. The loss of any of them could have a materially adverse effect on the future operations of the Company. These persons are Horace Yao, deputy chairman and chief executive officer of the Company; Warren Ma, treasurer and secretary; Jeremy Lu, assistant to Mr. Yao; James Madison, general manager for deinked pulp and tissue; Peter Keatinge, manager for maintenance and engineering; Yeung Chee Chow, plant manager of Guangzhou Dransfield Paper Ltd.; Manuel Alvarez, general manager for paper converting operations; and Terry Burton, general manager of the Fine Paper Division. For example, an illness to Mr. Alvarez in early 1996 caused a delay of two months in commencing operations at the Company's paper converter facility at Paper Mill No. 1 in Conghua in the PRC. Two experienced persons had to be recruited to fill Mr. Alvarez's position during his absence (Mr. Alvarez expects to return to full-time employment in September 1997). The Company is continually identifying and sourcing experienced paper industry personnel, particularly in the United Kingdom and the United States, but there can be no assurance, particularly because of its efforts at expansion, that the loss of key personnel will not materially and adversely affect its operations and, particularly, its expansion. See "Management Information - Directors, Executive Officers and Significant Employees."

         4. Volatility of Price of Pulp. The profitability of the Company's paper making operations can be severely affected by the price of pulp used in the manufacture of paper. In the recent past, the price of pulp has been most unstable and subject to significant increases and decreases within a single year's period. Even though conservative inventory practices may be followed, some raw materials must be purchased in advance to assure a continued supply. Until such time as a planned, vertically-integrated paper business is achieved, which integration can tend to offset increased costs of raw materials by higher prices obtainable for finished goods, the Company's profitability can be affected quarter to quarter by the volatility of pulp prices.

         5. Political Considerations. The Company's business may be adversely affected by political, economic and social uncertainties in China. A change in policies by the Chinese government could adversely affect the Company's interests by, among other things, changes in laws, regulations, or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports and sources of suppliers, or the expropriation of private enterprises. Although the Chinese government has been pursuing economic reform policies for the past 17 years, no assurance can be given that the Chinese government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting China's political, economic and social life. See "Risk Factors - Legal System" and see generally "Appendix A: The People's Republic of China."

         6. Economic Considerations. The economy of China differs significantly from the United States economy in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation and self-sufficiency, rate of inflation and balance of payments position, among others. Since the early 1950s, the economy of China has been a planned economy subject to five-year and annual plans adopted by central authorities which set forth production goals. Only recently has the Chinese government encouraged substantial private economic activity. The Chinese economy has experienced significant growth in the past five years, but such growth has been uneven among various sectors of the economy. There can be no guarantee that the government's pursuit of economic reforms will be consistent or effective. Action by the central government of China could have a significant adverse effect on economic conditions in China. Further, much of the economic activity is export driven and, therefore, affected by developments in the economies of China's principal trading partners. See generally "Appendix
A: The People's Republic of China".

         7. Legal System. In December 1982, the National People's Congress of China amended the Constitution of China to authorize foreign investment and to guarantee the "lawful rights and interests" of foreign investors in China. Despite the subsequent activity and progress in developing the legal system, China does not have a comprehensive system of laws. Enforcement of existing laws may be uncertain and sporadic and implementation and interpretation thereof inconsistent. The Chinese judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate law exists in China, it may be impossible to obtain swift and equitable enforcement of such law or to obtain enforcement of a judgment by a court of another jurisdiction. See "Enforceability of Civil Liabilities".

         While Chinese law expressly protects the status and rights of Sino-foreign joint venture enterprises, including their right to use land during the term of their respective joint venture contracts, the state reserves the right, in extreme and exceptional circumstances, to terminate the joint venture and provide compensation therefor. In such an event, a joint venture's right to use land would terminate and all plant and facilities would revert to the state in exchange for just compensation.

         8. Government Control of Currency Conversion and Exchange Rate Risks. The Company receives its revenues in the PRC in Renminbi, which is not freely convertible into foreign exchange. However, the Company requires foreign currency to fund a portion of its operations. For example, the Company requires, and expects to require in the future, U.S. dollars to purchase equipment for expansion projects. In addition, revenues will need to be converted into United States dollars, Hong Kong dollars and other currencies in the amounts needed for the Company to discharge obligations denominated in foreign currency.

         The PRC Government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign imports.

         In general, domestic enterprises operating in the PRC must price and sell their goods and services in the PRC in Renminbi and are also required, with certain exceptions, to sell all their foreign exchange revenues to designated foreign exchange banks in the PRC. In addition, domestic enterprises must provide satisfactory evidence of their need for foreign currency before converting Renminbi to foreign currency through designated foreign exchange banks. However, according to regulations which took effect on July 1, 1996, foreign investment enterprises may be able to access foreign exchange from both designated foreign exchange banks and swap centers, provided that such foreign exchange will be used for current account transactions.

         Prior to January 1, 1994, there was significant volatility in the exchange rate of Renminbi to U.S. dollars. Although the Renminbi to U.S. dollar exchange rate has been relatively stable since January 1, 1994 and the PRC Government has stated its intention to intervene in the future to support the value of the Renminbi, there can be no assurance that exchange will not again become volatile or that the Renminbi will not devalue significantly against the U.S. dollar. See "Exchange Rate Information." Exchange rate fluctuations may adversely affect the Company's financial performance and ability to meet its obligations because of its current and future foreign currency denominated liabilities and may materially adversely affect the value, translated into U.S. dollars, of the Company's net fixed assets, earnings and any declared dividends.

         The current restrictions and uncertainties relating to the currency conversion system in the PRC give rise to risks affecting the ability of the Company to obtain adequate foreign exchange at acceptable rates to meet its foreign exchange needs.

         9. Environmental Liability Exposure. The Company is subject to PRC national and local environmental protection regulations which currently impose fees for the discharge of waste substances, require the payment of fines for pollution, and provide for the closure by the PRC Government of any facility that fails to comply with orders requiring it to cease or improve upon certain activities causing environmental damage. Due to the nature of the Company's business, the Company produces significant amounts of waste water and solid waste materials during the course of its production. The Company has established environmental protection systems to treat such waste materials and to safeguard against accidents. The Company believes its environmental protection facilities and systems are adequate for it to comply with the existing national, provincial, and local environmental protection regulations. However, there can be no assurance that the PRC national, provincial, or local authorities will not impose additional or more stringent regulations which would require additional expenditure on environmental matters or changes in the Company's processes or systems. See "Information About Dransfield Paper - Properties - Environmental Controls."

         10. Dividends Not Likely. For the foreseeable future it is anticipated that any earnings which may be generated from operations of the Company will be used to finance the growth of the Company, and cash dividends will not be paid to holders of the Common Stock.

         11. Impact of Inflation. Although the Company has not attempted to calculate the effect of inflation, management does not believe inflation has had a material effect on its results of operations. Material increases in costs and expenses, particularly packaging, raw material and labor costs, in the future, could have a significant impact on the Company's operating results to the extent that the effect of such increases cannot be transferred to its customers.

         12. Forward-Looking Information. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements made by the Company in its disclosures to the public. There is certain information contained herein, in the Company's press releases and in oral statements made by authorized officers of the Company which are forward-looking statements, as defined by such Act. When used herein, in the Company's press releases and in such oral statements, the words "estimate," "project," "anticipate," "expect," "intend," "believe," "plans," and similar expressions are intended to identify forward-looking statements. See the paragraph immediately before "Business" for a discussion of the risks and uncertainties which could cause actual results to differ materially from the forward- looking information.

         13. Rollout of New Product; Termination of Distributorship of Proctor & Gamble Product. The Company has been dependent since inception upon revenue received from the distribution of Tempo-brand paper handkerchiefs manufactured by Proctor & Gamble. In June 1997, by agreement with Proctor & Gamble, the Company ceased distribution of the Tempo product. The cessation was prompted by the Company's intention to commence distribution in July 1997 of its own manufactured brand of four paper products - handkerchiefs, tissues, napkins and toilet rolls. While the Company's margin on sales of its own manufactured products is expected to be significantly higher than its margin on sales of Tempo-brand paper handkerchiefs, there can be no assurance - and none is given - that there will be consumer acceptance of the Company's own branded products or that the Company will be able to bring to market these new products without unforeseen delays. Proctor & Gamble will continue to market its Tempo-brand product through its own distribution network and other sub-distributors and will compete with the Company's new products.

                                USE OF PROCEEDS


         No funds will be raised for the Company through the sale by the Selling Securityholders of the 188,428 shares of Common Stock and the unexercised 946,004 Callable Warrants offered herein. However, should all 150,000 Company Shares of Common Stock be sold and should all the Callable Warrants be exercised, the Company would receive $712,500 (assuming five percent commissions are paid) from the sale of the 150,000 Company Shares and $5,203,022 from the sale of the 946,004 shares of Common Stock underlying the Callable Warrants, which funds would be used as part of the capital requirements for Dransfield Paper's planned Paper Mills Nos. 3 and 4. See

"Management's Discussion and Analysis of Financial Condition and Results of Operations -Liquidity and Capital Resources."

                                DIVIDEND POLICY

         The Company has no plans to pay dividends on its Common Stock in the foreseeable future and intends to use earnings for business expansion purposes (see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources").

                          NATURE OF TRADING MARKET AND
                        DETERMINATION OF OFFERING PRICE

         The Company's Common Stock trades on the Nasdaq SmallCap Market. The Callable Warrants do not trade. There is no established foreign public trading market for either the Common Stock or the Callable Warrants.


         The range of high and low bid information for the Company's Common Stock since trading commenced on April 2, 1997, is 4.50 high and 2.50 low, as reported initially on the NASD OTC Bulletin Board, and, since May 21, 1997, on the Nasdaq SmallCap Market. Such over-the-counter market quotations reflect interdealer prices, without retail mark-up, mark-down, or commission and may not necessarily reflect actual transactions. The bid price of the Common Stock on June 20, 1997 was $4.25.


         Less than five percent of the outstanding 13,250,000 shares of Common Stock of the Company are held in the United States, and 52.9 percent of the outstanding 946,004 Callable Warrants are held in the United States. There are approximately 1,350 record holders of the Common Stock and nine record holders of the Callable Warrants.

         The exercise price of the Callable Warrants was established by negotiation between the Selling Securityholders and management of Dransfield Holdings Limited, a Cayman corporation which owns 95% of the equity of the Company.

                      ENFORCEMENT OF CIVIL LIABILITIES AND
                     CERTAIN FOREIGN ISSUER CONSIDERATIONS

         The Company is incorporated in the Territory of the British Virgin Islands as an international business company and has no assets there. All but two of the Company's directors and officers and certain experts named herein reside outside the United States either in Hong Kong, in the Peoples Republic of China (the "PRC") or in the British Virgin Islands, and virtually all the assets of the Company and of such persons are or may be located outside the United States. Therefore, with respect to the enforcement by investors of civil liabilities under the U.S. Federal securities laws, it may not be possible for investors to effect service of process within the United States against such persons or, if service is effected and a judgment in U.S. courts is obtained against such persons, it is unlikely that such a judgment could be enforced in the U.S. courts. In July 1997 Hong Kong becomes part of the PRC, and as the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts within the United States, administrative actions brought by regulatory authorities, such as the Securities and Exchange

Commission ("the Commission"), and other actions, which result in foreign court judgments, could (assuming such actions are not required by PRC law and the Company's Articles of Association to be arbitrated) only be enforced in the PRC if such judgments or rulings do not violate the basic principles of the law of the PRC or the sovereignty, security and public interest of the society of the PRC, as determined by a people's court of the PRC which has jurisdiction for recognition and enforcement of judgments. Finally, the Company has been advised by Harney, Westwood & Riegels, solicitors in the British Virgin Islands, that there is uncertainty as to whether the courts of the British Virgin Islands would enforce (i) judgments of United States courts obtained against the Company or such persons predicated solely upon the civil liability provisions of the Federal securities laws or (ii), in original actions brought in the British Virgin Islands, liabilities against the Company or such persons predicated solely upon the Federal securities laws. With respect to judgments of U.S. courts obtained against the Company, Harney, Westwood & Riegels advises that a final and conclusive monetary judgment obtained against the Company in a U.S. court would be treated by the courts of the British Virgin Islands as a cause of action in itself, provided that (a) such U.S. court had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident and/or carrying on business within the jurisdiction and was duly served with process; (b) the judgment given was not in respect of penalties, taxes, fines or other fiscal obligations of the Company; (c) there was no fraud on the part of the judgment creditor in obtaining judgment; (d) enforcement of the judgment would not be contrary to public policy; and (e) the proceedings pursuant to which judgment was obtained were not contrary to public policy.

         Under the laws of most jurisdictions in the United States, majority and controlling shareholders generally have certain "fiduciary" responsibilities to the minority shareholders. Shareholder action must be taken in good faith, and actions by controlling shareholders which are obviously unreasonable may be declared null and void. British Virgin Islands law protecting the interests of minority shareholders may not be as protective in all circumstances as the law protecting minority shareholders in United States jurisdictions.

         While British Virgin Islands law does permit a shareholder of a British Virgin Islands company to sue its directors derivatively (i.e., in the name of and for the benefit of the Company) and to sue the Company and its directors for his benefit and the benefit of others similarly situated, the circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those rights of shareholders of a corporation incorporated in the United States.

         Under the British Virgin Islands International Business Companies Act, subject to the Articles of Association of the Company, the members (shareholders) of an International Business Company are required to vote on a merger or consolidation of the Company. Members' consent is also required where the Company intends to sell, dispose of or transfer more than 50% of its assets where such sale, disposal or transfer takes place other than in the usual or ordinary course of the business of the Company.

         As in most United States jurisdictions, the board of directors of a British Virgin Islands company is charged with the management and affairs of the company and, subject to any limitations to the contrary in the Articles of Association of the Company, the Board of Directors is entrusted with the power to manage the business and affairs of the Company and has all powers of the Company that are not given to the members. In most United States jurisdictions, directors owe a fiduciary duty to the company and its shareholders, including a duty of care, pursuant to which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, pursuant to which they must protect the interests of the company and refrain from conduct that injures the company or its shareholders or that deprives the company or its shareholders of any profit or advantage. Many United States jurisdictions have enacted various statutory provisions which permit the monetary liability of directors to be eliminated or limited. Under British Virgin Islands law, liability of a director to the company is basically limited to cases of wilful malfeasance in the performance of his duties or to cases where the director has not acted honestly and in good faith and with a view to the best interests of the company. However, under its Memorandum and Articles of Association, the Company is authorized to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or liquidator of the Company, provided such person acted honestly and in good faith and with a view to the best interests of the Company and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his conduct was unlawful. The Company's Memorandum and Articles of Association also permits the Company to indemnify any director, officer or liquidator of the Company who was successful in any proceeding against expenses and judgments, fines and amounts paid in settlement and reasonably incurred in connection with the proceeding, where such person met the standard of conduct described in the preceding sentence.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Company has obtained directors' and officers' liability insurance against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person.

                            SELECTED FINANCIAL DATA

         The following selected financial data for the five years ended March 31, 1996, are derived from the audited consolidated financial statements of Dransfield Paper Holdings Limited, with whom the Company merged on February 26, 1997. The financial data for the six-month period ended September 30, 1996 and 1995 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Dransfield Paper considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six months ended September 30, 1996, are not necessarily indicative of the results that may be expected for the year ending March 31, 1997. The data should be read in conjunction with the consolidated financial statements and the related notes, which are included elsewhere in this Prospectus.

                                                                                                      Six month period
                                                                                                      ended
                                           Years ended March 31,                                      September 30,
                                  ------------------------------------------------------------        ----------------
                                    1992       1993       1994       1995      1996       1996           1995     1996
                                 HK$'000    HK$'000    HK$'000    HK$'000   HK$'000    US$'000        HK$'000  HK$'000
                                 -------    -------    -------    -------   -------    -------        -------  -------
Income Statement Data:

Net Sales(1)                      74,391     65,322     78,387     94,359   307,047     39,701        169,441  89,965

Income before interest and
 income taxes and minority         4,354      2,049      4,809      6,951    13,443      1,738         15,227   2,259
 interests

Interest income/(expenses),
 net(1)                             (491)      (131)        60       (198)   (5,603)      (724)        (2,871) (2,119)

Provision for income taxes          (637)      (336)      (960)    (1,130)   (1,391)      (180)        (1,986)    (94)

Income after income
 taxes but before minority
 interests                         3,226      1,582      3,909      5,623     6,449        834         10,370      46

Net income(1)                      3,226      1,582      3,909      5,215     5,034        651          7,234     382

Pro forma income per share ($)       N/A        N/A        N/A        N/A      0.38       0.05            N/A    0.03

                                                  As at March 31,                                   As at September 30,
                                 -------------------------------------------------------------      -------------------
                                    1992       1993       1994       1995      1996       1996           1995      1996
                                 HK$'000    HK$'000    HK$'000    HK$'000   HK$'000    US$'000        HK$'000   HK$'000
                                 -------    -------    -------    -------   -------    -------        -------   -------
Balance Sheet Data:

Fixed assets(2)                   12,644     12,644     12,780     25,467    57,880      7,484         40,611    72,975

Total assets(2)                   52,389     41,629     69,216     91,518   176,577     22,831        201,286   162,859

Long term liabilities(3)              -          -          -          -     73,459      9,499            428    48,733

_________________________

(1) For a discussion of the reasons for the significant changes in certain selected financial data between fiscal years 1995 and 1996, see below, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the subsections thereof as follows: for "Net Sales" in the table above, see "Sales" below; for "Interest income/(expenses), net" above, see "Interest Expense" below; and for "Net income" above, see "Net income" below.

(2) Total assets increased by US$11 million from US$11.8 million in 1995 to US$22.8 million in 1996. The increase is mainly attributable to increased accounts receivable of US$5.4 million, increased inventories of US$1.2 million and fixed assets acquisition of US$3.7 million.

(3) Long-term liabilities are composed mainly of US$8.7 million which is not repayable within one year. In 1995 this loan was classified as a current liability.

        The following table sets forth certain information concerning exchange rates between Hong Kong dollars and U.S. dollars for the periods presented, expressed in HK$ per US$:

        Period          Period End        Average    High      Low
        ------          ----------        -------    ----      ---
        1991              7.7800           7.7713   7.8025    7.7155
        1992              7.7430           7.7412   7.7765    7.7237
        1993              7.7280           7.7348   7.7650    7.7230
        1994              7.7375           7.7284   7.7530    7.7225
        1995              7.7323           7.7354   7.7665    7.7300
        1996              7.7330           7.7348   7.7440(1) 7.7310(1)
-------------------------

Source: Federal Revenue Bank of New York.

Note: The average rates were determined by averaging the noon buying rate in New York for cable transfers payable in New York in foreign currencies on the last business day of each month.

(1) Average High and Low are through 9/17/96; average highs and lows are no longer published and, therefore, not available for 12/31/96.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis should be read in conjunction with the financial statements and the accompanying notes thereto and is qualified entirely by the foregoing and by other more detailed financial information appearing elsewhere. See "Financial Statements." All dollar amounts are in U.S. dollars unless otherwise noted.

OVERVIEW

        The Company had no business until it merged on February 26, 1997, with Dransfield Paper Holdings Limited ("Dransfield Paper"). The financial statements included in this Prospectus (see "Financial Statements") and the references below to the Company's business operations refer to Dransfield Paper's financial statements and business operations before the merger, to which the Company succeeded upon its merger with Dransfield Paper. Further, the financial information appearing in the financial statements for the year ended March 31, 1994 are almost entirely the results of operations of a predecessor company, A. Dransfield & Co. Ltd., which also is a wholly-subsidiary of Dransfield Holdings, the parent of the Company, and relate almost entirely to the paper distribution business conducted that year by A. Dransfield & Co. Ltd. Dransfield Paper succeeded to this business and then merged with the Company. Certain vertical integration activities (see "Outlook" below) are reflected in the statements of operation and cash flows for the fiscal years ended March 31, 1995 and 1996.

RESULTS OF OPERATIONS.

        The following table presents, as a percentage of sales, certain selected consolidated financial data for each of the three years in the period ended March 31, 1996:

Year ended March 31                                    1994          1995          1996
----------------------------------------------------------------------------------------
Sales                                                100.0%        100.0%         100.0%
Cost of sales                                         77.0          80.9           89.6
                                                     ----------------------------------
Gross margin                                          23.0          19.1           10.4
                                                     ----------------------------------

Selling, general and
 administrative expenses                              16.9          11.5            7.7
Interest expense                                       0.0           0.1            1.8
Other income and expenses, net                         1.1           2.0           (0.7)
                                                     ----------------------------------
                                                      18.0          13.6            8.8
                                                     ----------------------------------
Net income                                             5.0%          5.5%           1.6%
                                                     ----------------------------------

SALES.

         Sales for 1996 increased approximately $27.5 million or 225% over the prior year as compared with an increase of $2 million or 20% in 1995 over 1994. The increases were due to the institution of paper merchanting activities, in an effort to obtain experience and establish business contacts for a planned expansion into hygienic paper manufacturing, which activities were commenced in November 1994, and amounted to $3.1 million in the five months of operations in fiscal 1995 and then increased by $26.8 million, or 851%, in 1996. Sales of the Tempo brand handkerchief remained steady for the two years. The Company's paper handkerchief market share in the Hong Kong area is approximately 46%, down from approximately 48% two years ago. Its nearest competitive brand has an approximate market share of 26%.

         INTERIM RESULTS. Sales of $11.6 million for the first six months of fiscal year 1997 (which fiscal year ends March 31, 1997) decreased by $10.3 million, or 47%, from the first six months sales of $21.9 million in fiscal year 1996. This reflects the Company's paper merchanting activities and the volatility of paper prices in fiscal 1996. The price of pulp reached $980 a metric ton and then collapsed to a low of $380 a metric ton in March 1996. In December 1996 pulp prices appeared to settle at approximately $580 a metric ton.

                 Sales in paper merchanting decreased by 63.7% - from $16.8 million to $6.1 million. Sales of Tempo brand handkerchiefs increased by 9 percent, however - from $5 million to $5.5 million, due to increased sales in Hong Kong.

GROSS MARGIN.

         Gross margin increased by $1.8 million in 1996 or 78% over 1995 as compared with a decrease of $34,000 or 1% in 1995 from 1994. As a percentage of sales, however, the 1996 gross margin decreased to 10.4% of sales from 19.1% of sales in 1995 and 23.3% of sales in 1994. The decreases reflect the lower margins inherent in the paper merchanting activities which commenced in November 1994.

         INTERIM RESULTS. Gross margin for the first six months of fiscal 1997 decreased to 9 percent from 12 percent in the first six months of fiscal 1996. The decrease was due largely to increased costs associated with preparing for sale finished products produced by the paper converting plant at Paper Mill No. 1.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.

         Selling, general and administrative expenses increased $1.7 million in 1996 or 119% over 1995. In 1995 these expenses decreased by $316,000 or 18.4% from 1994. The 1996 increase was attributable to expenses involving travel, hiring new personnel, negotiating joint venture agreements, and surveying the world's used paper-making equipment for purchase - all with respect to expanding the Company's paper business to that of a vertically-integrated, hygienic paper producer and distributor. The 1995 decrease was attributable to a reduction in advertising expenses, which reduction for part of 1995 was due to Proctor & Gamble's assumption of Tempo marketing expenses after it acquired the Tempo line of paper handkerchiefs from the former owner, and to a decrease in sales of the Tempo brand handkerchief.

         INTERIM RESULTS. Selling, general and administrative expenses decreased by $30,000, or by 2.3 percent in the first half of fiscal 1997 from the same period of fiscal 1996.

INTEREST EXPENSE.

         The interest expense of fiscal 1996 and fiscal 1997 was attributable mainly to the financing of the Company's paper merchanting activities. The substantial increase in interest expense in fiscal 1996 over fiscal 1995 was due to the substantial increase in such trading.

         INTERIM RESULTS. Interest expense in the first half of fiscal 1997 was $278,000, a decrease of 26 percent from $378,000 in the same period in fiscal 1996. This decrease reflects a reduction in bank loans from $13 million to $6 million during these comparable periods, the reduction reflecting reduced activities in paper merchanting.

NET INCOME.

         Income before interest expense, income taxes and provision for minority interests increased by $839,000 from 1995 to $1,738,000 in 1996, but interest expense of $724,000 (see "Interest expense" immediately above), income taxes of $180,000 and provision for minority interests of $183,000 resulted in a reduction in net income from 1995 to 1996 of $23,000 or 3.4% from 1995 as compared with an increase of $169,000 or 33.4% in 1995 over 1994. Net income expressed as a percentage of sales began dropping sharply in November 1994 when paper merchanting activities were commenced, due to the low margins inherent in paper merchanting and the high volume of paper merchanting sales as compared to the sales derived from marketing the Tempo paper handkerchiefs.

         INTERIM RESULTS. Net income during the first half of fiscal 1997 was $49,000, a 95 percent decrease from net income of $935,000 in the first half of fiscal 1996. This significant reduction reflects losses in paper merchanting activities not overcome by modest gains in profits from sales of Tempo paper handkerchiefs. The Company's management has reduced its paper merchanting activities to the initial needs of its planned paper mills. Yet the activities, begun in November 1994 and conducted during a period of great volatility in prices, are believed by the Company to have been successful in establishing its credibility and business contacts among suppliers of waste paper. Sourcing raw materials will be a critical part of the Company's planned vertical integration of its paper business.

BALANCE SHEET ITEMS. Significant changes in several balance sheet items occurred from 1995 to 1996, in particular accounts receivable, inventories, fixed assets, and liabilities. These changes reflect the impact on the Company's operations of the high volume, large inventory, and low gross margin paper merchanting activities, and the acquisition of plant and equipment for Paper Mill Nos. 1 and 2.

         INTERIM RESULTS. Accounts receivable during the first half of fiscal 1997 decreased by 62 percent from the same period in fiscal 1996 - from $12.9 million to $4.9 million. Similarly, inventories decreased by 81 percent - from $6.9 million to $1.3 million. These reductions were caused by reductions in paper merchanting activities, tightened collection of receivables, better control over purchasing, and more emphasis on pre-sold orders. Accordingly, bank loans decreased significantly.

LIQUIDITY AND CAPITAL RESOURCES.

         The Company had negative cash flows from operations of $0.7 million in 1996, $1.4 million in 1995 and $1.1 million in 1994. The acquisition of fixed assets and equipment for its planned paper business expansion (see "Outlook" below) reduced cash flow by $772,000 in 1996 and $497,000 in 1995. The shortfalls in liquidity were provided by advances from Dransfield Holdings and bank loans, with loans from one also being used to pay down the other in succeeding years. Significant capital expenditures have been both made and committed with respect to the acquisition, refurbishment, and installation of equipment, land and buildings for the Company's planned paper business expansion. Additional capital expenditures of $12 million must be made to complete the first two paper mills, and additional capital expenditures of approximately $25 million, not yet obtained or committed, must be made should the Company be able to complete its proposed third and fourth paper mills, as follows:



                                                            $000s
                                         ----------------------------------------
                                                             To Be
Capital Requirement                      Purchased        Purchased        Timing
-------------------                      ---------        ---------        ------
MILL NO. 1:
Used Deink Line (Belgium)                                                     Apr 96
Used Paper Making Machine (USA)                                               Nov 96-Apr 97
Used Paper Converting (USA, Japan)                                            Jan 96
Land & Building (USA)                                                         Jan 95-Oct 95
                                         -------
          Sub-Total                      $ 7,020
New Auxiliary Equipment (China)                           $ 1,900             Nov 96-Apr 97
New Environmental Control
 Equipment (China/USA)                                      1,400             Jan 97-May 97
Infrastructure (China)                                      2,000             Dec 96-Apr 97
                                                          -------
          Sub-Total                                       $ 5,300

MILL NO. 2:
Used Deink Line (USA)                                                         Jan 96
Used Paper Making Machine (Belgium)                                           Jan 96
Used Paper Converting (USA, Japan)                                            Apr 96
Land & Building (USA)                                                         Sep 96-Dec 97
          Sub-Total                      $ 4,900
New Auxiliary Equipment (China)                           $ 3,200             Nov 96-Feb 97
New Environmental Control
 Equipment (China/USA)                                      2,000             Jan 97-Mar 97
Infrastructure (China)                                      1,500             Nov 96-Feb 97
                                                          -------
          Sub-Total                                       $ 6,700

MILL NO. 3:
Used Paper Making Machine                $ 1,000                              Nov 96-Apr 97
                                         -------
(USA)
          Sub-Total                      $ 1,000

MILL NO. 4:
Used Paper Making Machine                $ 1,000                              Nov 96-Apr 97
                                         -------
(USA)
          Sub-Total                      $ 1,000
                                         -------
          TOTAL                          $13,920          $12,000

         The source of funds for these capital expenditures for Paper Mill Nos. 1 and 2 was as follows:

         o $10 million advance from parent, Dransfield Holdings in November 1996 and April 1997, and

         o $5 million advance from Dransfield Holdings from January through May 1997.

         The proposed sources of funds for Paper Mill Nos. 3 and 4 are as follows:

         o $2.75 million by September 1997 from the exercise of 500,000 U.S. Callable Warrants distributed to 8 persons in the Spinoff-Merger transaction between Dransfield Paper and the Company,

         o $2.45 million by December 1997 from the exercise of 446,004 Merger Callable Warrants distributed to Dransfield Holdings in the Spinoff-Merger transaction between Dransfield Paper and the Company, and

         o $25 million by December 1997 from the sale of shares of the Company in a rights offering with standby underwriters.

         Of the advances from Dransfield Holdings to complete Paper Mills Nos. 1 and 2, $5 million were converted into Common Stock of the Company in May 1997 at $5 a share. The proposed source of funds for Plant Nos. 3 and 4 would involve the issuance of equity securities by the post-merger Company and, accordingly, represent potential dilution to the Company's shareholders.

         INTERIM RESULTS. The Company continued to require advances from Dransfield Holdings and bank loans to maintain positive cash flow - $2.3 million in the first half of fiscal 1997 compared to $10.4 million in the first half of fiscal 1996.

OUTLOOK.

         The statements contained in this Outlook are based on current expectations. These statements are forward looking, and actual results may vary materially.

         The Company's ability to consistently sell more than 40 percent of the paper handkerchiefs sold in Hong Kong represented, to management, a base from which continued, significant growth in volume of the Tempo-brand product would be difficult but an excellent base from which a vertically-integrated, several-products, consumer hygienic paper manufacturing and distribution business could be built. Such a business expansion began to be planned in 1993, business contacts in the buying and selling of unfinished paper were made, business alliances for two plants in China were made, material capital expenditures were both made and committed, and the first paper converting plant is operational.

         Paper merchanting activities were started in November 1994 for the purpose of establishing business contacts and acquiring skill in buying raw materials, the quality and mix of which would bear directly on the Company's competitiveness and profitability later in recycling waste paper into pulp, making tissue paper, converting tissue paper into finished hygienic paper products and selling the products to consumers. After a year - fiscal 1996 - of high volume in sales and highly volatile paper prices, the Company reduced its paper merchanting activities to the initial needs of its planned paper mills. From average monthly turnover volume of $2.5 million in 1996, the Company had monthly turnover of only $397,000 in November 1996. Yet the activities were successful in establishing credibility and business contacts among suppliers of office waste paper.

         The Company's vertical integration plans embrace the following activities, one of which is operational but all of which are still in the development stage:

         o Recycled pulp production. Waste paper will be processed into recycled pulp. Until needed for its own further processing, approximately half of this would be offered for sale to other companies in China with paper mills and approximately half would be supplied to Dransfield Paper's own paper making operation.

         o Paper making. Paper making machines will process recycled pulp into jumbo rolls. Until needed for its own further processing, approximately half of the production would be offered for sale to other companies in China with paper converting plants and approximately half would be supplied to Dransfield Paper's own paper converting plants.

         o Paper converting. Jumbo rolls of paper will be converted into finished paper products, such as bathroom tissue, facial tissue, napkins and handkerchiefs, which finished paper products will be packaged and distributed to customers.

         TIMING OF THE EXPANSION. The business expansion is planned to take place in two phases, Phase One being the development and completion of Paper Mills No. 1 and No. 2 and Phase Two being the development and construction of Paper Mills No. 3 and No. 4. The projected dates for the completion and commencement of operations of the plants in each of the four paper mills are as follows:

                                  Recycled Pulp             Paper             Paper
                                   Production               Making           Converting
                                  ------------              ------           ----------
Phase 1: Under construction
---------------------------
 Paper Mill No. 1                  February 1998            March 1988       Operational
 Paper Mill No. 2                  November 1997            November 1997    January 1998

Phase 2: Planned. Not under construction
----------------------------------------
 Paper Mill No. 3                  December 1998            December 1998    December 1998
 Paper Mill No. 4                  March 1999               March 1999       March 1999

                 PAPER MILL NO. 1. The Company invested $6 million in establishing a paper conversion plant, a conference center, and a research and development center in Conghua in the city of Guangzhou, Guangdong Province in southern China. The paper conversion plant tested production in August 1996, is anticipated to be on stream by July 1997, and converts jumbo rolls of paper into such products as toilet tissue, paper handkerchiefs, napkins and facial tissue. Its maximum capacity is approximately 30 metric tons a day. It will also serve as a training and as a research and development center to develop the Company's paper business. An expert plant manager with 30 years' experience was brought from the U.S. to manage and supervise this plant and to develop a capable production team to spearhead Dransfield's expansion.

         Distribution of paper products from the paper conversion plant will commence in July 1997 under the Company's brand name "D&F." Distribution of Proctor & Gamble's "Tempo"-brand paper handkerchiefs ceased in June 1997 due to the conflict in interest which would exist once distribution of D&F products should commence. The Company cannot provide assurance that this transition from distributing a product manufactured by another company to manufacturing and distributing its own branded products will be successful or that profitable operations, if achieved, will come quickly.

         A used de-inking plant for recycled pulp production was purchased in Belgium, dismantled, shipped to China in May 1996, and is planned to commence operations by November 1997 with an output capacity of approximately 90 metric tons a day. The targeted customers for half of the recycled pulp production of this plant are located in the Pearl River delta area, which is within 8 miles from this mill, which customers have present annual demand exceeding 800,000 metric tons.

                 PAPER MILL NO. 2. The Company will invest approximately $13 million for a 60 percent controlling voting interest and a 48 percent equity interest in a paper mill to be established in the city of Jiangyin in Jiangsu Province 90 minutes west of Shanghai, China.

         Paper Mill No. 2 will be owned by a Sino-foreign equity joint venture among the Company, Jiangsu Huaxi Holdings Corporation and Broadsino Investment Company Ltd. ("Broadsino"). The joint venture company, Jiang Ying Dransfield Paper Co. Ltd. ("Jiang Ying") is 40 percent owned by Jiang Su Huaxi Holdings Corporation and 60 percent owned by Dransfield Broadsino Paper Holdings Limited ("Dransfield Broadsino Paper"), a company 80 percent owned by the Company and 20 percent owned by Broadsino. The Company has agreed to provide Broadsino's equity contribution (approximately $1.8 million) to the joint venture through a loan to Broadsino bearing compound interest at the rate of 6% a year.

         The project site is located adjacent to a tributary of the Yangtze River, which tributary will supply water to the paper mill. The Chinese partners are contributing a 12,000-kilowatt-hour, coal-fired, power plant for their 40% interest in the joint venture. The power plant is currently supplying electricity to other plants nearby and will supply the required amount of electricity and steam to the paper mill.

         Unsorted office waste will be purchased directly from U.S. suppliers such as Weyerhaeuser, Smurfit, Allan & Co., and Rock-Tenn. The Company will also make use of other grades of waste paper to reduce its cost of production.

         A used 120-metric-tons-a-day de-inking plant for recycled pulp production has been purchased from Georgia Pacific Company in the U.S., and a used 28-metric-tons-a-day paper making plant has been purchased from VPK in Belgium. Both arrived in China in May and July 1996.

         Until needed for its own end products, it is estimated that less than half of the 120-metric tons-a-day recycled pulp production will be used in Paper Mill No. 2's own tissue paper plant and more than half of the production shall be offered for sale to other paper mills in the Jiangsu and Zhejiang Provinces, which have an annual demand of 1,400,000 metric tons.

         Operations are scheduled to commence at the recycled pulp production plant by November 1997, at the paper conversion plant by January 1998, and at the paper making plant by November 1997.

                 PAPER MILLS NO. 3 AND 4. Complete paper mills - plants for recycled pulp production, paper making, and paper conversion - are planned for two other areas. One is in northern China in the Tianjin area, and the other is in western China in the Sichuan area. These two paper mills will be installed after the first two mills, now under construction, are operational. Subject to funding, the Company's plans envision the commencement of full operations at Paper Mills No. 3 and 4 by the last quarter of 1998 and the first quarter of 1999, respectively. Considerable equipment has already been acquired for the paper conversion plants for Paper Mills No. 3 and No. 4.

         The Company's plans include recycling waste paper into pulp, which is against the trend in China of importing virgin fiber. The Company estimates that, until needed for its own end products, approximately half of its recycled paper will be allocated to its own paper converting and tissue making facilities and half will be allocated for sale to other China paper mills that produce packaging grade cartons and hygienic paper. The Company's survey indicates that the present annual demand for recycled pulp and jumbo rolls, such as the Company expects to produce, in the areas that would be served by its 4 planned paper mills, and the annual production of these 4 planned paper mills, are as follows:

                                                                         DCPC's Planned
                                                 Potential               Maximum
                                                 Demand                  Production
Phase I               Province/City              (Metric Tons)           (Metric Tons)
-------               -------------              -------------           -------------
No. 1                 Guangdong Province            861,022                  60,000
No. 2                 Jiangsu Province              767,050                  72,000
No. 2                 Zhejiang Province             679,100
No. 2                 Shanghai Municipality         234,547
                                                  ---------                 -------
                      Total                       2,541,719                 132,000

                                                                         DCPC's Planned
                                                 Potential               Maximum
                                                 Demand                  Production
Phase II              Province/City              (Metric Tons)           (Metric Tons)
--------              -------------              -------------           -------------

No. 3                 Tianjin Municipality          221,400                  60,000
No. 3                 Beijing Municipality          101,000
No. 3                 Heibei Province               128,000
No. 4                 Sichuan Province              238,750                  60,000
                                                    -------                 -------
                      Total                         689,150                 120,000

         The Company's planned production represents only 4 percent of the annual requirements of the targeted markets.

         Over recent years the price of virgin pulp has ranged from $390 to $960 a metric ton. The price of office waste paper in the U.S. has ranged from $20 to $250 a metric ton. For instance, prices in September 1996 were $610 (cost and freight from U.S. West Coast to China) for virgin pulp plus $12.20 duty, or $622.20 a metric ton, compared with $165 (cost, freight and duty) for office waste paper. Recycling costs in China are estimated to average $200 a ton and not to exceed $250 a metric ton. There is little recycled fiber in China, which fiber sells at prices 5 to 10 percent cheaper than virgin fiber. The Company expects that the net operating margin of its paper recycling division will range from 10 to 15 percent.

         The Company has purchased equipment and is planning to make, into jumbo rolls, various grades of hygienic paper from approximately half of its recycled pulp. Until needed for its own end products of consumer hygienic paper, it plans to offer for sale to other paper mills in China approximately half of the production of jumbo rolls of hygienic paper it makes. It expects that the net operating margin of this division will range from 11 to 16 percent.

         With reference to the volatility of the prices of virgin pulp and office waste paper and the plans of the Company to offer to other China paper mills, until required for its own needs, approximately half of its production both of recycled fiber and of jumbo rolls of hygienic paper, the table below illustrates, pro forma, how its planned integrated facilities would dampen the effects of price volatility with respect to profit margins:

                                                                   ($ a Metric Ton)
                                               August 1995    March 1996       October 1996
                                               -----------    ----------       ------------
1.   Virgin Pulp Cost                          $960              $390             $580

2.   Secondary Fiber
     -Raw Material
      (Office Waste)                           $170-250          $ 20-70          $ 70-120
     -Freight Cost                               80                80               80
     -Processing Cost
      (Average)                                 200               200              200
                                               --------          --------         --------
                                               $450-530          $300-350         $350-400

3.   Profit Margin
     -Recycled Pulp(1)                         High              Low              Medium
     -Jumbo Roll(1)                            Medium            Low              Medium
     -Finished Products                        Low               High             Medium


--------------------------

(1) Until needed for its own production of consumer hygienic paper products, approximately half of this production is planned to be available for sale to other paper mills in China.

         In the past eighteen months, the price of virgin pulp has experienced the most volatility in the last thirty years.

         Finally, the Company's paper converting facility in Plant No. 1 is operational and the equipment for Plant No. 2's paper converting facility has been purchased and is expected to be operating in January 1998. It plans to convert and market relatively high grade hygienic paper, using the distribution channels it developed for the Tempo paper handkerchiefs and expanding its distribution network through working with small paper converter companies who have established distribution networks for lower grade products. The Company expects its net operating margin in this division to range from 18 to 23 percent.

         The expansion into manufacturing and distribution commencing July 1997 of its own branded paper products will be the first exposure in the market place for the Company's long-planned and partially-executed vertical business expansion. It is accompanied by the cessation of the distribution of Proctor & Gamble's Tempo-brand paper handkerchief, which has been the backbone of the Company's business since inception.

         The Company's branded products initially will be manufactured by it in its Paper Mill No. 1. Four products will be made for distribution by the Company, with the mill capacity for each product initially set as follows:

                  Product                          Percent
                  -------                          -------
                 Paper handkerchiefs                  9
                 Tissues                             21
                 Napkins                             18
                 Toilet rolls                        52

The Company expects its gross margins on sales to be greater than the margins it received distributing Proctor & Gamble's manufactured Tempo-brand paper handkerchief. Further, the Company will be distributing four products, not one. In any event, past operating results, which are based on distributing Tempo products, are not indicative of future results, which will be influenced to a major extent by still unproven manufacturing operations.

         The Company's future results of operations and the other forward-looking statements contained in this Outlook, in particular the statements regarding achievement of its expansion plans, capital spending, costs of office waste paper and virgin fiber, and marketing, involve a number of risks and uncertainties. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: volatility of prices of office waste paper and virgin fibers, risk of nonpayment of accounts receivable, inability of the Company to obtain its necessary capital, political instability in China, inflation, unforeseen competition, weather, loss of personnel as a result of accident or for health reasons, funding delays, supply interruption, currency fluctuation, market changes, government interference, or change of laws.

                                    BUSINESS

GENERAL

         The Company is a 97%-owned subsidiary of Dransfield Holdings Limited ("Dransfield Holdings"), a Cayman Islands company which was founded by Sir Kenneth Fung, CBE, JP, in the 1940s to market and to distribute consumer products in Hong Kong. Dransfield Holdings has four business divisions - a consumer electronics division which distributes household appliances under the brand names of AIWA and Turbo; a paper business conducted by the Company, which bought and sold a Proctor & Gamble brand-name paper handkerchief, which the Company distributed to retailers until June 1997, and which business division is expanding its operations to include paper manufacturing and distribution of its own brand-name paper products; a food and beverage division which has breweries in China and the United Kingdom, an edible oil factory in China, and which distributes alcoholic and non-alcoholic beverages in Hong Kong; and a logistics and services division which provides warehousing, deliveries, repair, exhibition and buying-program services to affiliated and non- affiliated companies in Hong Kong and China.

         The Company's parent, Dransfield Holdings, has been listed on the Hong Kong Stock Exchange since April 1993.

         The business of the Company was conducted until February 26, 1997, by Dransfield Paper Holdings Limited, which merged with the Company on that date.

         The purpose of the merger was to transfer, from the Hong Kong Stock Exchange to the Nasdaq Stock Market in the U.S., Dransfield Holdings' equity in its paper business division. The paper business dates back to 1975, when A Dransfield & Co. Ltd., a wholly-owned subsidiary of Dransfield Holdings Limited (the parent of the Company), secured the exclusive distribution for Tempo paper handkerchiefs from Vereinigte Papierwerke in

Hong Kong and Macau. In 1994 Dransfield Paper, before its merger with the Company, succeeded to this business from its sister company and continued to develop a substantial distribution network principally through supermarkets, drug stores and newspaper stands for Tempo handkerchiefs.

         Based on the Company's surveys and management estimates, Tempo's market share of paper handkerchiefs in Hong Kong and Macau was approximately 46% when the Company ceased distributing the Tempo product in June 1997 in preparation for the Company's manufacture and distribution of its own branded paper products in July 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -Outlook."

         In November 1994, the Company undertook to establish business contacts and to gain experience in buying waste paper, which it did both on an indent basis (a pre-sold basis) or on an agency basis, all in support of a plan to expand its business to that of an integrated manufacturer and distributor of hygienic paper products for consumers. See above, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Sales, and Outlook." This paper merchanting operation was organized through the formation of a subsidiary company named C.S. Paper Holdings (International) Ltd., which conducts the following operations:

         o A paper agency company, Central National Hong Kong., Ltd., through a joint venture with Central National Gottesman, Inc., a U.S. company.

         o A paper trading company in Hong Kong, Dransfield Paper (HK) Trading, Ltd., selling packaging grade papers through indent or from stock.

         In August 1996, the Company's predecessor, Dransfield Paper, commenced testing production runs on a paper converting facility it established situated in Conghua in the city of Guangzhou, Guangdong Province in Southern China - another step in its plan to expand its operations to those of a vertically-integrated hygienic paper producer and distributor in some of the largest population and fastest growing economies of China as well as in Hong Kong. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Outlook."

THE PAPER INDUSTRY IN CHINA

         China has more than 5,000 paper mills with the majority of them producing less than 10,000 metric tons a year. In 1992 there were 16.2 million metric tons of paper and paper boards produced and 1.2 million metric tons of hygienic paper produced by these paper mills.

         Annual per capita consumption of hygienic paper in China is only a small fraction of that in the West. For instance, the annual per capita consumption of hygienic paper in the U.S. is 18.6 kilograms, in Hong Kong is 5 kilograms, and in China is less than 1 kilogram.

         It is the Company's belief that most of the paper mills that are producing hygienic paper in China are under- financed, poorly managed, and producing low-quality products. The Company is building two paper mills that target the medium- and premium-quality paper products markets in which there is little competition. The only competition in these markets from an international company is Scott Shanghai (now owned by Kimberly-Clark), which has a plant with an output of 14,000 metric tons a year.

         Despite recent double-digit economic growth in China and projected annual growth of 8%, the Company's management assumes that the majority of consumers in China will not afford themselves the luxury and expense of hygiene paper products sold at premium prices for several more years to come. Nevertheless, the Company proposes to position itself in the premium-priced products market at the same time it develops the medium-priced and medium-quality market, because of the huge size of these two markets. The paper market targeted by the Company covers 10% of the population of China, which is equivalent to a market base almost half the size of that of the U.S.

PROPERTIES.

         CONGHUA - PAPER MILL NO. 1.

         The Company has the land use rights to 16,011 square meters in a development zone in Conghua, Guangzhou, PRC on which it has constructed a paper conversion plant and warehouse, a conference center, and a 52-room guest house. The recycled pulp production and paper making facilities are planned to be located on a tract of approximately 35,000 square meters in Xinhui, near Guangzhou, on a major river with ready access to road and river transportation facilities, near other manufacturers of tissue and industrial grades of paper, and with an abundant supply of electricity.

         JIANGYIN - PAPER MILL NO. 2.

         The Company and its joint venture partners have a 50-year land use agreement with the local authority in Jiangyin for a 65,000 square meters tract on which Paper Mill No. 2 is being constructed. The tract is adjacent to a navigable river, accessible to a nearby major highway, near other manufacturers of industrial grade papers, and adequate to meet medium-term expansion needs. Electricity is provided by Jiangsu Huaxi Holdings Corporation, a PRC government corporation, one of the joint venture partners.

         OFFICE FACILITIES.

         The Company rents office facilities in Hong Kong from another subsidiary corporation of its parent, Dransfield Holdings, and shares these facilities with other subsidiary corporations of Dransfield Holdings.

DEPENDENCE ON MAJOR CUSTOMERS AND SUPPLIERS. The Company does not rely on any single customer for 10% or more of its consolidated revenues. It does not have and does not anticipate significant backlogs, because orders are usually met within four days out of stock. The indent business consists of orders received in advance at least 30 days on a back-to- back basis. The Company did depend entirely on Proctor & Gamble and its manufacturers for its supply of Tempo paper handkerchiefs the Company distributed, but this business activity ceased in June 1997.

         As for business in the PRC, because raw materials are subject to import duty, profits could be affected for a short period of time when the government raises the duty. However, the current direction of the PRC government is for a reduction in duties, not an increase.

RESEARCH AND DEVELOPMENT. The Company has not incurred any significant expenditures on research and development activities.

ENVIRONMENTAL CONTROLS. It is anticipated that the Chinese Government will increase its requirements for environmental controls. With this in mind, the Company is installing and employing environmental control standards that meet U.S. standards, which are higher than those currently required by the PRC.

         With respect to Paper Mill No. 2, the environmental controls proposed by and being installed by the Company have been approved by the Provincial authorities and the Central Government. The paper mills will use an enzymatic process as the deinking agent, which employs a biological agent rather than the traditional chemical process. Approximately 90% less chemicals will be used. The entire deinking process has been designed by in-house U.S. and European experts assisted by an independent consultant. The effluent output is mostly clay, which can be used as a construction material, and the effluent water will be treated in lagoons. Similar environmental controls are proposed for Paper Mill No. 1 and are expected to be approved by the Provincial authorities and the Central Government.

         The effluent water, after treatment, will meet the standards set by the Chinese Government for biological oxygen demand (BOD), chemical oxygen demand (COD), suspended solids (SS) and pH.

         The Company's waste treatment process and plants have been designed by specialists in the U.S. but are built locally in China.

         The Company does not anticipate having to pay any significant environmental clean-up costs in its operations other than as part of its regular operating requirements, because prior to actual installation of the equipment, the company's environmental procedures will have met the local authority requirements and approval.

NUMBER OF EMPLOYEES. On March 31, 1996 the Company employed 30 persons. Once the operation in Conghua goes into full operation, the number of employees will increase substantially, as it will when installation of the deinking and tissue making operations commence at the paper mills.

VENUE OF SALES. Less than 10% of sales during the year ended March 31, 1996 were attributable to exports to China. Most of the sales for the last three fiscal years were in Hong Kong.

PATENTS, COPYRIGHTS AND INTELLECTUAL PROPERTY.

         The Company holds no patents, copyrights or intellectual property other than trade marks established for its new paper products for the consumer market. The Company is not aware of any patents, trademarks, licenses, franchises and concessions that would affect its business and production described herein.

LEGAL PROCEEDINGS.

         Neither the Company nor any of its property is a party to or the subject of any material pending legal proceedings other than ordinary routine litigation incidental to its business.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY PERSONNEL

         Set forth below are the names, and terms of office of each of the directors, executive officers and significant employees of the Company and a description of the business experience of each.

                                                                             Office
                                                                             Held             Term of
Person                                   Office                              Since            Office(1)
------                                   ------                              -----            ------
Horace YAO Yee Cheong, 50                Deputy Chairman                     Apr 1994         Apr 1998
                                         and Chief Executive
                                         Officer

Warren MA Kwok Hung, 39                  Treasurer and                       Apr 1994         Apr 1998
                                         Secretary, Director

Jeremy LU Yuen Tong, 38                  Assistant to                        Feb 1996         Apr 1998
                                         Chief Executive
                                         Officer, Director

Stephen MO, 38                           Director                            Apr 1997         Apr 1998

Thomas J. KENAN, 65                      Director                            Mar 1997         Apr 1998

Jan YANG, Ph.D., 36                      Director                            Apr 1997         Apr 1998

James MADISON, 46                        General Manager                     May 1996         Apr 1998
                                         Deinked Pulp
                                         and Tissue

Peter KEATINGE, 61                       Manager,                            May 1996         Apr 1998
                                         Maintenance
                                         and Engineering

CHOW Yeung Chee, 54                      Plant Manager of                    Jan 1996         Apr 1998
                                         Guangzhou Dransfield
                                         Paper Ltd.

Manuel ALVAREZ, 60                       General Manager                     Apr 1995         Apr 1998
                                         for paper con-
                                         verting operations

Terry BURTON, 53                         General Manager                     Jul 1996         Apr 1998
                                         of Fine Paper
                                         Division

Eddy WU, 37                              General Manager,                    Dec 1996         Apr 1998
                                         Hygienic Paper
                                         (Pacific Basin)

Joseph PANKRATZ, 41                      Manager of Pulp                     Sep 1996         Apr 1998
                                         and Paper Making

__________________________

(1) Subject to earlier removal without cause by the directors of Dransfield.

EXECUTIVE DIRECTORS.

         HORACE YAO YEE CHEONG. Mr. Yao spent 17 years with Arthur Young & Company, international accountants, where he worked in accounting and business advisory services and rose to managing partner covering Hong Kong and the PRC. Mr. Yao's responsibilities include strategic planning, business development, administration and management of the Group. Mr. Yao holds a master of business administration degree from a university in the U.S. and is a certified public accountant in the U.S., Australia and Hong Kong.

         WARREN MA KWOK HUNG. Mr. Ma is a fellow of the Chartered Association of Certified Accountants and an associate of the Hong Kong Society of Accountants. He spent 16 years in the accounting profession of which 10 years are with Dransfield Holdings. He holds a Higher Diploma in Accountancy from Hong Kong Polytechnic.

         JEREMY LU YUEN TONG. Mr. Lu has over sixteen years of international experience in banking, general management and direct investment in Hong Kong, Southeast Asia, Canada and China. He graduated from the University of Southern California in Finance and Accounting. Mr. Lu is an Executive Director of Dransfield Paper Holdings Ltd., assisting Mr. Horace Yao in corporate planning and finance.

         STEPHEN MO. Mr. Mo has over 17 years experience in general management, personnel and administration with a professional auditing background. He holds a degree in Accountancy from Hong Kong Polytechnic, is a Fellow of the Chartered Association of Certified Accountants and Hong Kong Society of Accountants, and is an Associate of the Institute of Chartered Secretaries and Administrators.

NONEXECUTIVE DIRECTORS.

         THOMAS J. KENAN. Mr. Kenan has 34 years experience as a practicing attorney in the United States, primarily in securities, corporation, and business reorganization law. He holds a master's of comparative laws degree from New York University.

         JAN YANG, PH.D. Dr. Yang is the founder, president and technical director of EDT, a bioindustrial company based in Georgia specializing in providing products and technical service to the pulp and paper industry. Dr. Yang holds a bachelor of science degree in chemical engineering from Tianjin University of Light Industry in China, and a doctor of philosophy degree in biotechnology from Royal (Swedish) Institute of Technology. He has published over 20 scientific articles and holds numerous patents related to pulp and paper manufacturing. He is also an honorary professor at Tianjin University of Light Industry.

SENIOR EXECUTIVES.

         JAMES MADISON. Mr. Madison has more than 24 years experience in tissue paper making and converting. He holds a bachelor of science degree in mechanical engineering from a university in the U.S.

         PETER KEATINGE. Mr. Keatinge has more than 43 years of project management experience in pulp and paper, engineering and energy conservation. He holds a bachelor of science degree from London University and is a Chartered Engineer and a member of the Institute of Electrical Engineers as well as the Institute of Mechanical Engineers in the United Kingdom.

         CHOW YEUNG CHEE. Mr. Chow has more than 31 years experience chemical engineering and managing manufacturing plants. He has a bachelor of science degree in chemistry.

         MANUEL ALVAREZ. Mr. Alvarez has more than 30 years experience in the paper converting business in the U.S. Prior to joining the Group, he was the Vice President of Production of a major paper company in the U.S.

         TERRY BURTON. Mr. Burton has over 30 years commercial experience in the European paper trade including one of Europe's largest paper merchandising groups and a Spanish recycled paper mill.

         EDDY WU. Mr. Wu has a master's of business administration degree and more than 13 years' experience in managing factories and being responsible for sales and marketing for several Chinese consumer product companies, the last of which was a large company listed on the Hong Kong Stock Exchange.

         JOE PANKRATZ. Mr. Pankratz has more than 24 years' experience in recycled pulp and paper making, working for Fort Howard Paper and for Pope & Talbot. He specializes in the design of effluent treatment processes.

COMPENSATION OF DIRECTORS AND OFFICERS

         The directors and officers of the Company received from it and its subsidiaries an aggregate of US$226,000 of compensation in the last fiscal year for their services in all capacities. There are no present plans, arrangements, or understandings concerning any change in compensation for them. The Company has no pension, retirement or similar benefits for directors and officers pursuant to a plan contributed to by the Company.

STOCK OPTION PLAN

         The Company has adopted a stock option plan ("the Plan"), the major provisions of which Plan are as follows:

         Nontransferable options may be granted by the directors to employees and executive officers of the Company. The options are for 4-year terms but may not be exercised during the first year. The exercise price for each option shall be set by the directors but may not be less than 80 percent of the average or closing price of the Company's Common Stock during the five trading days prior to the grant of the option or, if the Common Stock is not trading, not less than the net book value per share of the Company's Common Stock as reflected in the Company's most recent balance sheet. The total number of shares of Common Stock which can be subject to the options at any time, both under this plan and otherwise, shall not exceed 10 percent of the number of shares of Common Stock then outstanding. No person can be granted options which, if fully exercised, would result in that person's owning more than 25% of the outstanding shares of Common Stock after such exercise. Some 625,000 options have been granted under the Plan by the Company in April 1997 at an exercise price of $2.80.

CERTAIN TRANSACTIONS

         Since its inception in March 1994, the Company's predecessor, Dransfield Paper, and since the merger on February 26, 1997, between Dransfield Paper and the Company, the Company have had transactions with fellow subsidiary companies (that is, companies which are subsidiaries of Dransfield Holdings Limited) in which Mr. Horace Yao, chief executive officer and a director earlier of Dransfield Paper and now of the Company, had a direct or indirect interest as a director or as a beneficial shareholder. The fellow subsidiary companies provided accounting services, electronic data processing, and building lease and management services, all at rates believed by the directors of Dransfield Paper and now the Company to be at approximately normal commercial rates. It is proposed that such transactions will continue during the present fiscal year. The amounts involved are not deemed to be material by the Company.

         Similarly, the Company and its predecessor have had, since April 1996, and still have, transactions with Dransfield Trading Limited, a subsidiary of Dransfield Holdings Limited which employs and accounts for the activities of the sales personnel and for the distribution in Hong Kong and Macau not only of the Company's Tempo products but of the consumer products distributed by other business divisions of Dransfield Holdings Limited (see "Business - General"). Dransfield Trading Limited allocates its costs and overhead plus a profit for itself to its sister companies, including the Company, in proportion to the amount of its activities devoted to the distribution of the products sold by each sister company. The Company believes that its use of Dransfield Trading Limited in this manner results in lower distribution costs for a sales force. The Company will continue to make use of Dransfield Trading Limited for the sales and distribution of its own D&F-branded paper products when distribution of these products commences in July 1997.

         Mr. Jan Yang was elected a director of the Company in May, 1997. He is the president of EDT (Enzymatic Deinking Technologies) of Norcross, Georgia. EDT is a specialty chemical provider to the pulp and paper industry. It produces and sells naturally occurring enzymatic products for specific applications in pulp and paper mills with emphasis on the deinking process. The Company, after consideration of EDT's products and different products offered by EDT's competitors, initially proposes to use EDT's enzymatic products in the Company's paper mills. To the knowledge of the

Company, EDT's enzymatic product cannot be obtained elsewhere in the volume expected to be needed. Other, competing types of chemicals are available at less cost per pound but generally at more total cost, due to the need for more pounds of product to achieve a desired result. No purchases have yet been made by the Company of EDT's enzymatic products.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information, as of the date of this Prospectus and as adjusted to reflect the sale of the 150,000 Company Shares offered herein and the exercise of all 946,004 Callable Warrants offered hereby, with respect to the beneficial ownership of shares of Common Stock, by
(i) each person known to the Company to beneficially own more than 10% of the Company's Common Stock, and (ii) all directors and officers as a group.
                                              Percentage of Beneficial Ownership

                                                                      Before Sale of                 After Sale of
                                    Amount and Nature of            Company Shares and             Company Shares and
  Beneficial Owner                   Beneficial Ownership           Exercise of Warrants           Exercise of Warrants
 ----------------                   --------------------           --------------------           --------------------
 Dransfield Holdings Limited            12,600,000(1)                      95.1%                         87.8%

 Officers and Directors as a             12,626,786                        95.3%                         88.0%
 Group (12 Persons)


-------------------------

(1) Represents sole voting and investment powers with respect to these shares.

                            NATURE OF TRADING MARKET

OUTSIDE THE UNITED STATES

         There is currently no trading market outside the United States for the Company's Common Stock or its Callable Warrants.

INSIDE THE UNITED STATES

         The Company's Common Stock is listed for trading on the Nasdaq SmallCap Market under the symbol DCPCF. There is no trading market for the Callable Warrants.


         The Common Stock commenced trading in the U.S. on April 2, 1997. The reported high and the low sales prices ranged from $2.50 to $5.25 from April 2 to June 20, 1997. The volume of trading was light, and it should not be assumed that an assured or mature market in the Common Stock has developed.


         There have been no reported trades in the Company's Callable Warrants.

         Of the 13,250,000 outstanding shares of Common Stock, 550,000 shares are held in the United States by approximately 1,350 record holders and 12,700,000 shares are held in Hong Kong by three shareholders, one of whom,

Dransfield Holdings Limited, a Cayman corporation, owns 12,600,000 shares. Of the 946,004 Callable Warrants, 500,000 warrants are held in the United States by eight record holders and 446,004 warrants are held in Hong Kong by one record holder, Dransfield Holdings Limited.

                    REGISTRATION FOR SELLING SECURITYHOLDERS

         The registration statement of which this prospectus forms a part relates to (i) 26,786 shares of Common Stock acquired by J. Douglas Bowey, a "finder," and 11,642 shares of Common Stock acquired by T. E. King, a "promoter," prior to the Company's merger on February 26, 1997, with Dransfield Paper Limited (see "Business - General"), (ii) 50,000 shares of Common Stock acquired in early June 1997 at $5.00 a share by 37 persons, none of whom have ever had any material relationship with the Company, its predecessors or affiliates, (iii) 100,000 shares of Common Stock acquired in early June 1997 at $5.00 a share by two persons, each of whom is affiliated with investment banking firms in Hong Kong that have acted as investment bankers for Dransfield Holdings Limited, the majority shareholder of the company, (iv) 500,000 Callable Warrants owned by eight persons, each of whom may be deemed to be a "promoter" of the Company prior to such merger with Dransfield Paper Limited, and (v) 446,004 Callable Warrants owned by the Company's parent, Dransfield Holdings Limited, and acquired by it as part of the terms of the merger between Dransfield Paper and the Company. All of such persons are the Selling Securityholders - the persons offering the securities offered herein other than the 150,000 Company Shares.

         All 188,428 shares of Common Stock and 946,004 Callable Warrants offered for sale by the Selling Securityholders may be deemed to be "restricted securities" (as such term is defined in Regulation D of the Securities and Exchange Commission) in the hands of the present holders. The 946,004 shares of Common Stock issuable upon exercise of the Callable Warrants are not registered for sale to the present holders, should they exercise the Callable Warrants, but are registered for sale to persons to whom the Selling Securityholders sell the Callable Warrants pursuant to this Prospectus or to their transferees.

         It is likely that sales of the 188,428 Selling Securityholders Shares of Common Stock offered hereby, the 946,004 Callable Warrants, or the shares of Common Stock underlying the Callable Warrants, or even the potential of such sales at any time, would have an adverse effect on the market price of the Common Stock and the Callable Warrants. See "Risk Factors - Unseasoned Public Market."

         The tables below set forth certain information with respect to the Selling Securityholders. The Company will not receive any of the proceeds from the sale by the Selling Securityholders of their securities but will receive proceeds from the exercise of the Callable Warrants.

                                                             Shares of Common                       Shares of Common
                                       Relationship             Stock Owned           Shares           Stock Owned
         Selling Securityholder        With Company          Prior to Offering        Offered       After the Offering
         ----------------------        ------------          -----------------        -------       ------------------
 J. Douglas Bowey                        Finder                      26,786             26,786              0
 2127 Sawtell Blvd., Suite D
 Los Angeles, CA 90025

 T.E. King                               Promoter and                38,428             11,642            26,428
 49 Strawberry Lane, Suite 200           former President
 Palos Verdes Peninsula, CA 90274        and former sole
                                         Director

 Kingsway Securities Holdings Limited    Investment Banker           50,000             50,000              0
 10 ice House Street
 Hong Kong

 Ko Kin Hang                             Investment Banker           50,000             50,000              0
 China Resources Bldg., Room 1808
 26 Harbour Road
 Wanchai, Hong Kong

 Fred Bell C/F                           None                         1,000              1,000              0
 Brooks Bell
 NC Unf Transfer to Minors Act
 P. O. Box 668484
 Charlotte, NC 28266

 Fred Bell                               None                         8,000              8,000              0
 Nancy N. Bell
 Jt Ten/WROS
 P. O. Box 668484
 Charlotte, NC 28266

 William L. Burroughs                    None                         2,000              2,000              0
 6916 Folger Drive
 Charlotte, NC 28270

 Carol Cotton                            None                         1,000              1,000              0
 Individual Retirement Account
 Rauscher Pierce Refsnes C/F
 2812 Cross Point Cir. #25
 Matthews, NC 28105

 Florence Cour and                       None                         1,000              1,000              0
 Thomas Cour, Jt Ten
 3421 West 117th Street
 Marionette, IL 60655

 Michael Davidson                        None                           500                500              0
 P. O. Box 241894
 Charlotte, NC 28224

 Jerry Dennis                            None                         5,000              5,000              0
 Special Account
 423 Janice Avenue
 High Point, NC 28263

 F. Wright Evins                         None                         1,000              1,000              0
 Individual Retirement Account
 Rauscher Pierce Refsnes C/F
 5904 Alexa Road
 Charlotte, NC 28277

 Mark D. Ferguson                        None                         1,000              1,000              0
 Individual Retirement Account
 Rauscher Pierce Refsnes C/F
 120 Misty Woods Private
 Drive #2
 Blountville, TN 37617

 Margaret E. Gentzle IRA                 None                         1,000              1,000              0
 Raymond James & Assoc Inc CSDN
 2401 Merrywood Road
 Charlotte, NC 28210

 Louis Greer                             None                         1,000              1,000              0
 Louis Greer SEP/IRA
 Rauscher Pierce Refsnes C/F
 8832 Taunton Drive
 Huntersville, NC 28078

 Sally Holt                              None                         2,000              2,000              0
 Individual Retirement Account
 Rauscher Pierce Refsnes C/F
 4215 Firwood Lane
 Charlotte, NC 28209

 Charles Jordan and                      None                         1,000              1,000              0
 Frances C. Jordan, Jt Ten
 412 Parallel Drive
 Charlotte, NC 28075

 Paul A. McLean                          None                         2,000              2,000              0
 Route 2, Box 480
 Lillington, NC 27546

 Jamie Meekins                           None                           500                500              0
 157 North Canterbury Road
 Charlotte, NC 28217

 Edward A. Nicholson and                 None                         1,000              1,000              0
 Beverly M. Nicholson, JT/WROS
 4425 Old Forge Road
 Gastonia, NC 28056

 Patricia  T. Osborne                    None                         2,000              2,000              0
 Individual Retirement Account
 Rauscher Pierce Refsnes C/F
 301 Bass Lane
 Charlotte, NC 28270

 Gary D. Pigg                            None                           500                500              0
 1111 D5 Arbor Drive
 China Grove, NC 28023

 Sarah E. Ritter                         None                           500                500              0
 425 Kelford Lane
 Charlotte, NC 28270

 Robert Michael Slemp                    None                         2,000              2,000              0
 405 Keller Lane
 Marion, VA 24354

 William D. Smith                        None                           500                500              0
 Individual Retirement Account
 Rauscher Pierce Refsnes C/F
 1812 Edgewater Drive
 Charlotte, NC 28210

 Wayne A. Smith                          None                         2,000              2,000              0
 4325 Duck Haven Lane
 Lake Wylie, SC 29710

 Eugene Tinker                           None                           500                500              0
 4919 Hardwicke Road
 Charlotte, NC 28211

 Adalberto Torres                        None                         1,000              1,000              0
 345 Fairgreen Drive
 Charlotte, NC 28217

 William Wells                           None                           500                500              0
 HC 71, Box 70E
 Graysville, TN 37338

 Kathy D. White                          None                         4,000              4,000              0
 Kathy D. White SEP/IRA
 Rauscher Pierce Refsnes C/F
 6401 Camel Road, #100
 Charlotte, NC 28276

 Wiley White #2                          None                         2,000              2,000              0
 Wiley White SEP/IRA
 Rauscher Pierce Refsnes C/F
 6401 Camel Road, #100
 Charlotte, NC 28276

 Michale Wilkes                          None                           500                500              0
 7530 Caswell Road
 Stanley, NC 28164

 Ruby Wilks IRA                          None                         2,000              2,000              0
 Raymond James & Assoc Inc CSDN
 Route 2, Box 185
 Bellevue, TX 76228

 Grady H. Williams                       None                           500                500              0
 Grady H. Williams SEP/IRA
 Rauscher Pierce Refsnes C/F
 2600 Kendrick Avenue
 Charlotte, NC 28269

 Franz J. Schubert                       None                           500                500              0
 P. O. Box 2034
 Madison, TN 37116

 Lillard T. Walker, Jr. and              None                           500                500              0
 Lillard T. Walker, III, Jt Ten
 425 Northcrest Drive
 Nashville, TN 37211

 Henry H. Quimby and Ruth H. Quimby,     None                           500                500              0
 Tenants in Common
 327 Suburban Road
 Knoxville, TN 37923

 Robert B. Johnson, Personal             None                           500                500              0
 Representative, Estate of Annette B.
 Johnson
 966 Williamson County Line Road
 Fairview, TN 37076

 Robert B. Johnson                       None                           500                500              0
 966 Williamson County Line Road
 Fairview, TN 37062-7002

                                                                             Callable Warrants        Callable Warrants
                                                                                Owned Prior              Owned After
                                                                                to Offering             the Offering
                                                                                -----------             ------------
                                                       Relationship
                                                       ------------
 Selling Securityholder                                with Company       Amount        Percent     Amount      Percent
 ----------------------                                ------------       ------        -------     ------      -------
 Dransfield Holdings Limited                           Controlling        446,004       47.1%           0          0%
 36-42 Pok Man Street, 1st & 2nd Floor                 Shareholder
 Mongkok, Kowloon, Hong Kong

 T.E. King                                             Former             250,000       26.4%           0          0%
 49 Strawberry Lane, Suite 200                         President and
 Palos Verdes Peninsula, CA 90274                      Director

 J. Douglas Bowey                                      Finder              30,000        3.2%           0          0%
 2127 Sawtelle Blvd., Suite D
 Los Angeles, CA 90025
 Albert L. Welsh                                       Former              40,000        4.2%           0          0%
 3828 NW 69th Street                                   President and
 Oklahoma City, OK 73116                               Director

 George W. Cole(1)                                     None                40,000        4.2%           0          0%
 6500 North Grand Boulevard
 Oklahoma City, OK 73116
 John E. Adams(2)                                      None                40,000        4.2%           0          0%
 1205 Tedford Way
 Oklahoma City, OK 73116

 Gary E. Bryant                                        None                40,000        4.2%           0          0%
 3 Gavina
 Monarch Beach, CA 92629

 Robert G. Rader(3)                                    None                40,000        4.2%           0          0%
 7009 North Shawnee
 Oklahoma City, OK 73116

 Thomas J. Kenan(4)                                    Director and        20,000        2.1%           0          0%
 8511 Glenwood Avenue                                  U.S. securities
 Oklahoma City, OK 73114                               law counsel


_________________________

(1) These Callable Warrants are held of record by Marjorie J. Cole, Mr. Cole's spouse.

(2) These Callable Warrants are held of record by Meridyne Corporation, of which Mr. Adams is an officer and director.

(3) These Callable Warrants are held of record by Judith Rader, Mr. Rader's spouse.

(4) These Callable Warrants are held of record by the Marilyn C. Kenan Trust, a testamentary trust of which Marilyn C. Kenan, Mr. Kenan's spouse, is the trustee and beneficiary.

                              PLAN OF DISTRIBUTION

         The 150,000 Company Shares of Common Stock are offered directly by the Company and also through broker-dealer firms which are members of the National Association of Securities Dealers, Inc. ("NASD"). As of the date of this Prospectus, only one such firm, Birchtree Financial Services, Inc., has advised the Company of its intention to solicit purchasers of such Shares. No solicitations to purchase the 150,000 Company Shares have been made prior to the date of this Prospectus, and no assurance is given that any of them will be sold. Should Birchtree Financial Services, Inc. or any other NASD-member firm sell any of the 150,000 Company Shares, it shall receive from the Company a five percent sales commission on all Shares sold but no other compensation or any reimbursement of expenses. No commission will be paid to any person with respect to Company Shares sold directly to purchasers by the Company.

         The Company will indemnify any NASD-member firm that sells any of the 150,000 Company Shares against liabilities under the Securities Act caused by misstatements of material facts, or omissions to state material facts in this Prospectus or the Registration Statement of which this Prospectus is a part.

         Sales by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

         The Selling Securityholders may effect such transactions by selling their securities directly to a purchaser, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase the securities as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchaser for whom such broker-dealers may act as agents or to whom they may sell as principals (which compensation as to a particular broker-dealer may be in excess of customary commissions).

         The Selling Securityholders and broker-dealers, if any, acting in connection with any such sale might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

         With respect to the plan of distribution for the sale by the Selling Securityholders as stated above, (i) to the extent that the securities are sold at a fixed price or by option at a price other than the prevailing market price, such price would need to be set forth in this Prospectus; (ii) if the securities are sold in block transactions and the purchaser wishes to resell the securities purchased, such arrangements would need to be described in this Prospectus; and (iii) if the compensation paid to broker-dealers is other than usual and customary discounts, concessions or commissions, disclosure of the terms of the transaction in this Prospectus would be required. The Company has been advised that the Selling Securityholders understand the prospectus delivery requirements for sales made pursuant to this Prospectus and that, if there are changes to the stated plan of distribution, including arrangements either individually or as a group that would constitute an orchestrated distribution of the securities or if additional information as noted above is needed, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

         Should sales of the Callable Warrants be made to broker-dealers who make a market in the Company's Common Stock, their market-making activities (until disposition of the warrants) would have to be conducted in accordance with the "passive market making" restrictions of Regulation M of the Securities and Exchange Commission. Such restrictions, in general, severely limit the daily activity of a passive market maker, require that a passive market maker not bid for or purchase shares of the Company's Common Stock at prices higher than that of the highest independent bid for the Common Stock, require that a passive market maker lower its bid price to the bid price of the highest independent bid should the independent bidders lower their bids, require that the passive market maker display on the electronic quotation system its status as a passive market maker, and require that a passive market notify the National Association of Securities Dealers in advance of its intention to engage in passive market making and report information concerning its purchases.

                        SHARES ELIGIBLE FOR FUTURE SALE

         The Company has 13,250,000 shares of Common Stock outstanding. Of these shares, 461,572 are freely tradeable without restriction or further registration required under the Securities Act. Should the 150,000 Company Shares of Common Stock offered herein and the 188,428 Selling Securityholders Shares of Common Stock offered herein by the Selling Securityholder be sold, there would be 800,000 shares of Common Stock freely tradeable without restriction or further registration required under the Securities Act. This number would be increased to 1,746,004 should all the Callable Warrants be sold and then exercised.

         The Company has 946,004 Callable Warrants outstanding and has reserved for issuance 946,004 shares of Common Stock upon exercise of the Callable Warrants. Purchasers of these Callable Warrants pursuant to this Prospectus shall receive freely tradeable Callable Warrants without restriction or further registration required under the Securities Act, and they (or their transferees) will receive freely tradeable shares of Common Stock if they exercise the Callable Warrants pursuant to this Prospectus or another Prospectus of the Company in effect at the time of such exercise.

         All 188,428 Selling Securityholders Shares of Common Stock and 946,004 Callable Warrants offered herein, while owned by the current shareholders of the Company, are "Restricted Securities" within the meaning of Rule 144 under the Securities Act, and, together with any shares of Common Stock which are purchased by affiliates of the Company, as the term is defined in Rule 144, may be sold only by the respective holders thereof pursuant to an effective registration statement under the Securities Act or in accordance with one or more other exemptions under the Securities Act (including Rule 144).

         In general, Rule 144 as currently in effect, provides that an affiliate of the Company or a person (or persons whose sales are aggregated) who has beneficially owned Restricted Securities for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then-outstanding shares (132,500 shares at the time of this offering) or the average weekly trading volume in the Company's Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the Company. However, a person who is not deemed to have been an "affiliate" of the Company at any time during the three months preceding a sale, and who has beneficially owned Restricted Securities for at least two years, would be entitled to sell his shares under Rule 144 without regard to the volume limitations, manner-of-sale provisions, notice or current public information requirements.

                           DESCRIPTION OF SECURITIES

         The Company is organized under the laws of the British Virgin Islands, ("the BVI"). The relevant BVI law imposes no limitations on the rights of nonresidents or foreign owners to hold or vote securities of the Company, nor are there any charters or other constituent documents of the Company that would impose similar limitations. There are no BVI governmental laws, decrees or regulations affecting the remittance of dividends or other payments to nonresident holders of the Company's securities. U.S. holders of the securities of the Company are subject to no taxes or withholding provisions under existing BVI laws and regulations. By reason of the fact that the Company conducts no business operations within the BVI, there are no applicable reciprocal tax treaties between the BVI and the U.S. that would affect the preceding statement that there are no BVI taxes, including withholding provisions, to which U.S. security holders are subject under existing laws and regulations of the BVI.

COMMON STOCK. The Company is authorized to issue 40 million shares of Common Stock, no par value. The Company has 13,250,000 shares of Common Stock issued and outstanding.

         VOTING RIGHTS. Holders of the shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders, including proposals to merge or consolidate the Company with another corporation or to sell more than 50% of its assets in a transaction not in the ordinary course of business. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shares voting for the election of the board of directors can elect all members of the board of directors.

         DIVIDEND RIGHTS. Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the board of directors out of funds of the Company legally available therefor.

         LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of Preferred Stock.

         PREEMPTIVE RIGHTS. Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the Company.

         REGISTRAR AND TRANSFER AGENT. Liberty Bank and Trust Company of Oklahoma City serves as the transfer agent and registrar of the Common Stock of the Company.

         DISSENTERS' RIGHTS. Under current British Virgin Islands law, a shareholder is afforded dissenters' rights which if properly exercised may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the company's memorandum and articles of association.

PREFERRED STOCK. The Company is authorized to issue 10 million shares of Preferred Stock, no par value. The Preferred Stock may be issued from time to time by the directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall be set forth in resolutions adopted by the directors. There are no shares of Preferred Stock issued or outstanding.

WARRANTS. The Company has authorized the issuance of 946,004 Callable Warrants, each of which Callable Warrants entitles the holder to purchase 1 share of Common Stock of the Company for $5.50. All of the authorized Callable Warrants have been issued. Each warrant expires August 26, 1998, but is subject to call by the Company on 30-days notice at such time as the Company's common stock has traded at or above an $8 closing price for ten consecutive trading days.

         CALL FEATURE OF THE CALLABLE WARRANTS. Should the Company be able to exercise its right to call the Warrants, as described above, holders of the Callable Warrants will forfeit their rights to exercise the Warrants unless the rights are exercised before the call date set in a notice of the call.

         Notice of a call of the Warrants shall be made by the Company (i) to the record holders of the Warrants by registered mail or other means of mail that provides a record of delivery, to the extent such means are available in the countries of the record holders of the Warrants, and, should the Warrants be widely distributed, (ii) publication of the notice of the call in Hong Kong in the Hong Kong English and Chinese Newspaper and in the U.S. in the national edition of the Wall Street Journal no less than once a week for four weeks prior to the date of the call, and (iii) continuously during the period of the call through the electronic facilities of Nasdaq or the NASD.

                 DETERMINATION OF EXERCISE PRICE OF THE CALLABLE WARRANTS. There was no public market for the Company's Common Stock at the time the exercise price was set for the Callable Warrants. The exercise price was arbitrarily determined by negotiation between the Company and Dransfield Paper Holdings Limited, which was merged into the Company in February 1997. Among other factors considered in determining the exercise price were the earnings and certain other financial and operating information of Dransfield Paper (now part of the Company) in recent periods, its future prospects and its expansion plans. There can be no assurance that the Company's Common Stock will sell in the public market at or above the exercise price of the Callable Warrants.

                 REGISTRAR AND TRANSFER AGENT. Liberty Bank and Trust Company of Oklahoma City is the registrar and transfer agent of the Company's Callable Warrants.

                                    TAXATION

         EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES, INCLUDING THE EFFECTS OF APPLICABLE UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, AS WELL AS POSSIBLE CHANGES IN THE TAX LAWS.

         The following discussion is a summary of certain anticipated tax consequences of the operations of the Company and of an investment in the Company's Common Stock under British Virgin Islands income tax laws, U.S. Federal income tax laws, Hong Kong tax laws and PRC income tax laws. The discussion does not deal with all possible tax consequences relating to the Company's operations or to an investment in the Common Stock. The discussion does not take into account or discuss the tax laws of any other countries or tax consequences or state, local and other tax laws. Each person should consult his or her tax advisor regarding the tax consequences of the acquisition, ownership and disposition of the securities described herein. The discussion is based upon laws and relevant interpretations thereof in effect as of the date of this Prospectus, all of which are subject to change.

BRITISH VIRGIN ISLANDS TAXATION.

         The Company is incorporated under the International Business Companies Ordinance of the British Virgin Islands. It conducts no business operations in the British Virgin Islands. Such Ordinance provides an exemption for the Company from income tax on all income arising to it and on all distributions made by it to persons who are not resident in the British Virgin Islands.

U.S. FEDERAL INCOME TAXATION.

         TAXATION OF THE COMPANY.

                 The Company will not be a "controlled foreign corporation" and will be subject to U.S. Federal income tax only to the extent that it has U.S.-source income. Currently the Company has no U.S.-source income and anticipates none after the Merger.

         TAXATION OF SHAREHOLDERS.

                 The following discussion addresses the U.S. Federal income taxation of a U.S. person (that is a U.S. citizen or resident, a U.S. corporation, a U.S. partnership, or an estate or trust subject to U.S. tax on all of its income regardless of source) ("a U.S. investor") who makes an investment in the securities of the Company. This discussion does not address the U.S. tax treatment of certain types of investors (that is, individual retirement and other tax-deferred accounts, life insurance companies and tax-exempt organizations) or of persons other than U.S. investors, all of whom may be subject to tax rules that differ significantly from those summarized below.

                 TAX ON DIVIDENDS. A U.S. investor receiving a distribution on the Common Stock will be required to include such distribution in gross income as a taxable dividend to the extent such distribution is paid from earnings and profits of the Company as determined under U.S. Federal income tax law. Distributions in excess of the earnings and profits of the Company will first be treated, for U.S. Federal income tax purposes, as a nontaxable return on capital to the extent of the U.S. investor's basis in the Common Stock and then as gain from the sale or exchange of a capital asset, provided that the shares constitute a capital asset in the hands of the U.S. investor. Dividend income with respect to the Common Stock will generally be subject to the separate limitations for "passive income" for purposes of the foreign tax credit limitation. Shareholders who are corporations will not be eligible for the corporate dividends received deduction.

                 SALE OR OTHER DISPOSITION. With certain exceptions, gain or loss on the sale or exchange of the shares will be treated as capital gain or loss (if the shares are held as a capital asset). Such capital gain or loss will be long-term capital gain or loss if the U.S. investor has held the shares for more than one year at the time of the sale or exchange.

HONG KONG TAXES.

         TAX ON DIVIDENDS. No tax will be payable in Hong Kong in respect of dividends paid by the Company.

         PROFITS TAX. No tax will be imposed in Hong Kong in respect of gains from the sale of the Shares if the Shares are listed on the Nasdaq Stock Market.

         ESTATE DUTY. No estate duty will be payable in Hong Kong in respect of the Shares provided that the share register is located outside of Hong Kong and that the Shares are listed on the Nasdaq Stock Market.

         STAMP DUTY. No stamp duty will be payable in Hong Kong in respect of the Shares provided that the share register is located outside of Hong Kong and that the Shares are listed on the Nasdaq Stock Market.

TAXATION OF THE COMPANY BY THE PRC.

         INCOME TAX. Income tax payable by wholly-foreign owned enterprises is governed by the Income Tax law of the PRC for Enterprises with Foreign Investment and Foreign Enterprises as well as the Detailed Rules for the Implementation of the Income Tax Law of the PRC for Foreign Investment Enterprises and Foreign Enterprises. This law and rules provide for an income tax rate of 33%, unless a lower rate is provided by law, administrative regulations, or state council regulations.

         The Company's Paper Mill No. 1 operations are conducted through Guangzhou Dransfield Paper Ltd., a co-operative joint venture formed in the PRC, and its Paper Mill No. 2 operations are conducted through Jaing Ying Dransfield Paper Co. Ltd., an equity joint venture formed in the PRC. These two ventures are subject to PRC income taxes at the applicable tax rate of 33% for Sino-foreign joint venture enterprises. As such, they are eligible to full exemption from joint venture income tax for the first two years starting from their first profitable year of operations followed by a 50% deduction of the applicable tax rate from the third to the fifth year. No PRC income taxes have been levied on either of such companies, as they had not commenced operations by the close of their last full fiscal year.

         VALUE ADDED TAX. Effective January 1, 1994 the PRC introduced a value added tax ("VAT") which is assessed on the sale of products within the PRC, the importation of products, and the provision of processing or repair services within the PRC. The VAT rate on exported goods is zero, unless otherwise decided by the State Council. The VAT is levied at a rate of 17% or, in certain limited circumstances, 13%, depending on the product. Credit is allowed for VAT previously paid in respect of components of a given product.

                           EXCHANGE RATE INFORMATION

         The business of the Company is conducted in and from Hong Kong and the People's Republic of China ("the PRC") in Hong Kong dollars and the PRC Renminbi. Periodic reports will be made to U.S. shareholders (see "Additional Information - Reports to Shareholders") and will be expressed in U.S. dollars using the then-current exchange rates.

         The PRC Government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade. The conversion of the Renminbi into U.S. dollars must be based on the PBOC Rate. The PBOC Rate is set based on the previous day's PRC interbank foreign exchange market rate and with reference to current exchange rates on the world financial markets. In line with the unification of the two exchange rates, the Renminbi was revalued at HK$1.00=RMB1.12 and US$1.00=RMB8.70 on January 3, 1994. Since revaluation, the exchange rate has fluctuated between a range of US$1.00 = RMB8.30 and US$1.00 = RMB8.70.

         The following table sets forth certain information concerning exchange rates between Renminbi and U.S. dollars for the periods indicated:

                                                     NOON BUYING RATE(1)
                                           -----------------------------------------
PERIOD                    PERIOD END       AVERAGE(2)       HIGH              LOW
------                    ----------       -------          ----            --------
                                               (EXPRESSED IN RMB PER US$)
1989                       4.7339           3.8149          4.7339           3.7314
1990                       5.2352           4.8175          5.2352           4.7334
1991                       5.4478           5.3431          5.4478           5.2352
1992                       5.7662           5.5309          5.9007           5.4124
1993                       5.8145           5.7769          5.8245           5.7076
1994                       8.6044           8.6402          8.7128           8.5999
1995                       8.3374           8.3692          8.3993           8.3543
1996                       8.3284           8.3395

---------------------------

Source: The Noon Buying Rate in New York for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

Notes:

(1) The Noon Buying Rate did not differ significantly from the Official Rate prior to January 1, 1994, the date on which the Official Rate was abolished. Prior to the adoption of the PBOC Rate, there was a significant degree of variation between the Official Rate and the rates obtainable at Swap Centers, such as the Shanghai Swap Center. After January 1, 1994 and the unification of the foreign currency exchange system there have not been significant differences between the Noon Buying Rate, the PBOC Rate and the Shanghai Swap Center Rate. As of May 6, 1996, the Noon Buying Rate was US$1.00 = RMB8.35, the PBOC Rate was US$1.00 = RMB8.33 and the Shanghai Swap Center Rate was US$1.00 = RMB8.33.

(2) Determined by averaging the rates on the last business day of each month.

         The Hong Kong dollar is freely convertible into the U.S. dollar. Since October 17, 1983, the Hong Kong dollar has been linked to the U.S. dollar at the rate of HK$7.80 to US$1.00. The central element in the arrangements which give effect to the link is an agreement between the Hong Kong government and the three Hong Kong banknote issuing banks, the Hongkong and Shanghai Banking Corporation Limited, Standard Chartered Bank and the Bank of China, whereby certificates of indebtedness, which are issued by the Hong Kong Government Exchange Fund to the banknote issuing bank to be held as cover for their banknote issues, are issued and redeemed only against payment in U.S. dollars, at the fixed exchange rate of US$1.00 = HK7.80. When the banknotes are withdrawn from circulation, the banknote issuing banks surrender the certificates of indebtedness to the Hong Kong Government Exchange Fund and are paid the equivalent of U.S. dollars at the fixed rate. Exchange rates between the Hong Kong dollar and other currencies are influenced by the linked rate between the U.S. dollar and the Hong Kong dollar.

         The market exchange rate of the Hong Kong dollar against the U.S. dollar continues to be determined by the forces of supply and demand in the foreign exchange market. However, against the background of the fixed rate system which applies to the issue of Hong Kong currency in the form of banknotes, as described above, the market exchange rate has not deviated significantly from the level of HK$7.80 to US$1.00. See "Selected Financial Data." The Hong Kong government has stated its intention to maintain the link at that rate. The Hong Kong government has stated that is has no intention of imposing exchange controls in Hong Kong and that the Hong Kong dollar will remain freely convertible into other currencies (including the U.S. dollar). The PRC and the United Kingdom agreed in 1984 pursuant to the Joint Declaration of the Government of the United Kingdom of Great Britain and Northern Ireland and the Government of the People's Republic of China on the Question of Hong Kong ("the Joint Declaration") that, after Hong Kong becomes a special administrative region of the PRC on July 1, 1997 (an "SAR"), the Hong Kong dollar will continue to circulate and remain freely convertible. However, no assurance can be given that the Hong Kong government, or the successor SAR government, will maintain the link at HK$7.80 to US$1.00, if at all.

                                 LEGAL MATTERS

         The validity of the Shares being offered hereby and certain legal matters in connection with this offering with respect to British Virgin Islands law will be passed upon for the Company by Harney, Westwood & Riegels, British Virgin Islands counsel to the Company. Certain legal matters in connection with this offering with respect to United States law will be passed upon for the Company by Thomas J. Kenan of Oklahoma City, Oklahoma, as United States counsel to the Company.

                                    EXPERTS

         The consolidated balance sheet of the predecessor of the Company, Dransfield Paper Holdings Limited, as of March 31, 1996, and the related consolidated statements of income, cash flows, and changes in shareholders' equity for each of the years in the three-year period ended March 31, 1996, have been included herein in reliance on the report of Ernst & Young, Hong Kong, independent public accountants, given on the authority of that firm as experts in auditing and accounting. The balance sheet of the Company as of November 30, 1996, which was before the Company's merger with Dransfield Paper Holdings Limited, is included herein in reliance on the report of Hogan & Slovacek, independent public accountants, given on the authority of that firm as experts in auditing and accounting.

                      INTEREST OF NAMED EXPERT AND COUNSEL

         Certain legal matters in connection with this offering with respect to United States law will be passed upon for the company by Thomas J. Kenan of Oklahoma City, Oklahoma. Mr. Kenan is a director of the Company and his spouse, Marilyn C. Kenan, is the trustee and beneficiary of the Marilyn C. Kenan Trust which is the record owner of 26,786 shares of Common Stock of the Company and 20,000 Callable Warrants of the Company, which Callable Warrants are part of the securities being offered herein. Mr. Kenan disclaims any beneficial interest in the securities owned by his spouse's trust.

                             ADDITIONAL INFORMATION

         REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission in Washington, D.C., a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities offered by this Prospectus. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits listed in the Registration Statement. The Registration Statement can be examined at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained upon payment of the prescribed fees. The Company is an electronic filer, and the Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.



                         INDEX TO FINANCIAL STATEMENTS

         On February 26, 1997, the Company merged with Dransfield Paper Holdings Limited ("Dransfield Paper"). Prior to the merger, the Company was a corporate shell and not an operating entity. The merger was accounted for as if Dransfield Paper recapitalized. The historical financial statements of the Company became, at the time of the merger, those of Dransfield Paper.

         On the following pages there appear the financial statements of Dransfield Paper and of the Company as they were prior to the February 26, 1997, merger. The notes to the financial statements of Dransfield Paper reflect, as subsequent events, the merger and certain issuances of Common Stock of the post-merger Company.

DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES:
    Report of Independent Auditors                                         F-1
    Consolidated Balance Sheets as of March 31, 1995 and
            March 31, 1996                                                 F-2
    Consolidated Statements of Income for the years ended
            March 31, 1994, March 31, 1995, and March 31, 1996             F-3
    Consolidated Statements of Cash Flows for the years ended
            March 31, 1994, March 31, 1995, and March 31, 1996             F-4
    Consolidated Statements of Changes in Shareholders' Equity
            for the years ended March 31, 1994, March 31, 1995,
            and March 31, 1996                                             F-5
    Notes to Consolidated Financial Statements                             F-6
    Consolidated Balance Sheets as of March 31, 1996
            and September 30, 1996 (unaudited)                             F-23
    Consolidated Statements of Income (unaudited) for the six
            months ended September 30, 1995 and September 30,
            1996                                                           F-24
    Condensed Consolidated Statements of Cash Flows for the
            six months ended September 30, 1995 and
            September 30, 1996 (unaudited)                                 F-25
    Notes to Consolidated Financial Statements (unaudited)                 F-26

DRANSFIELD CHINA PAPER CORPORATION:
    Independent Auditors' Report for the Company
            prior to its merger with Dransfield
            Paper Holdings Limited                                         F-31
    Balance Sheet November 30, 1996                                        F-32
    Notes to Balance Sheet November 30, 1996                               F-33

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION TO SUCH PERSON IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                              ------------------

                               TABLE OF CONTENTS


Prospectus Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Dividend Policy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Nature of Trading Market and Determination
 of Offering Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Enforcement of Civil Liabilities and
 Certain Foreign Issuer Considerations  . . . . . . . . . . . . . . . . . .  11
Selected Financial Data   . . . . . . . . . . . . . . . . . . . . . . . . .  14
Management's Discussion and Analysis  . . . . . . . . . . . . . . . . . . .  16
Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Principal Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Nature of Trading Market  . . . . . . . . . . . . . . . . . . . . . . . . .  34
Registration for Selling Securityholders  . . . . . . . . . . . . . . . . .  35
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Shares Eligible for Future Sale   . . . . . . . . . . . . . . . . . . . . .  41
Description of Securities   . . . . . . . . . . . . . . . . . . . . . . . .  42
Taxation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Exchange Rate Information   . . . . . . . . . . . . . . . . . . . . . . . .  46
Legal Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Experts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Interest of Named Expert and Counsel  . . . . . . . . . . . . . . . . . . .  48
Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1
Appendix A - The People's Republic of China
 ("PRC")  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

                              ------------------


        UNTIL ______________________, 1997 (25 DAYS AFTER THE DATE OF THIS
PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors and Shareholders
         Dransfield Paper Holdings Limited


         We have audited the accompanying consolidated balance sheets of Dransfield Paper Holdings Limited and subsidiaries as of March 31, 1996 and 1995 and the related statements of income, cash flows and changes in shareholders' equity for each of the years in the three-year period ended March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dransfield Paper Holdings Limited and subsidiaries at March 31, 1996 and 1995, and the consolidated results of their operations and cash flows for each of the years in the three-year period ended March 31, 1996, in conformity with accounting principles generally accepted in the United States of America.


                                                        /s/ ERNST & YOUNG

                                                        ERNST & YOUNG



Hong Kong
June 3, 1996

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 1995
                               AND MARCH 31, 1996

       (Amounts in thousands, except number of shares and per share data)


                                                Notes       1995         1996       1996
                                                             HK$          HK$        US$
                                                            ----         ----       ----
ASSETS
Current assets
 Cash and bank balances                                     1,561          853        110
 Accounts receivable                               6       43,724       85,480     11,053
 Inventories, net                                  7       12,701       21,866      2,827
 Prepaid expenses                                             980        2,392        309
 Due from fellow subsidiaries                      8        5,736         --         --
                                                         --------      -------     ------
Total current assets                                       64,702      110,591     14,299
Fixed assets                                       9       25,467       57,880      7,484
Loan to a related company                         10         --          6,230        806
Deposit for fixed assets                                     --          1,510        195
Deferred tax asset                                 5          592          166         21
Other assets                                                  757          200         26
                                                         --------      -------     ------

                                                           91,518      176,577     22,831
                                                         ========      =======     ======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
 Bank loans and overdrafts, secured               11       15,255       40,530      5,241
 Accounts payable and accrued liabilities                   4,666       22,939      2,966
 Income tax payable                                5          212        1,028        133
 Due to holding company                           12       63,966        1,884        243
 Due to fellow subsidiaries                        8          976       17,724      2,291
 Due to a minority shareholder                    13        1,000        7,000        905
                                                         --------      -------     ------
Total current liabilities                                  86,075       91,105     11,779
Minority interests                                          5,408        6,944        898
Due to holding company                            12         --         67,229      8,693
Loan from a related company                       10         --          6,230        806
                                                         --------      -------     ------
                                                           91,483      171,508     22,176

Commitments and contingencies                     14         --           --         --
Shareholders' equity:
Common Stock, par value US$.0125 each,
 4,000,000 shares authorized;
 80 issued, and fully paid up                                   1            1       --
Contributed surplus                                         3,000        3,000        388
Retained earnings/(accumulated deficit)           11       (2,966)       2,068        267
                                                         --------      -------     ------
Total shareholders' equity                                     35        5,069        655
                                                         --------      -------     ------

Total liabilities and shareholders'
 equity                                                    91,518      176,577     22,831
                                                         ========      =======     ======



             The accompanying notes form an integral part of these
                       consolidated financial statements.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
     FOR THE YEARS ENDED MARCH 31, 1994, MARCH 31, 1995 AND MARCH 31, 1996

       (Amounts in thousands, except number of shares and per share data)

                                         Notes      1994          1995          1996          1996
                                                    HK$           HK$           HK$           US$
                                                    ----          ----          ----          ----
Net sales:
 Paper handkerchiefs
 - third parties                                    65,656        64,693        68,011        8,794
 - fellow subsidiaries                     15       12,731         5,314         7,480          967
 Other paper products
 to third parties                                     --          24,352       231,556       29,940
                                                   -------      --------      --------      -------
                                                    78,387        94,359       307,047       39,701
Cost of sales:
 Paper handkerchiefs                               (60,132)      (54,099)      (61,086)      (7,898)
 Other paper products                                 --         (22,266)     (213,917)     (27,660)
                                                   -------      --------      --------      -------
                                                   (60,132)      (76,365)     (275,003)     (35,558)

Gross profit                                        18,255        17,994        32,044        4,143

Commission income                                     --            --           5,644          730

Selling, general and
 administrative expenses                    3
 - third parties                                    (5,352)       (2,471)      (12,938)      (1,673)
 - fellow subsidiaries                     15       (7,930)       (8,366)      (10,822)      (1,399)
                                                   -------      --------      --------      -------
                                                   (13,282)      (10,837)      (23,760)      (3,072)

Interest income                            11           66           284            94           12

Interest expense                           11           (6)         (482)       (5,697)        (736)

Other expenses, net                                   (164)         (206)         (485)         (63)
                                                   -------      --------      --------      -------

Income before income taxes                           4,869         6,753         7,840        1,014

Provision for income taxes:                 5
 - Current                                          (1,569)       (1,113)         (965)        (125)
 - Deferred                                            609           (17)         (426)         (55)
                                                   -------      --------      --------      -------

                                                      (960)       (1,130)       (1,391)        (180)
                                                   -------      --------      --------      -------
Income before minority
 interests                                           3,909         5,623         6,449          834

Minority interests                                    --            (408)       (1,415)        (183)
                                                   -------      --------      --------      -------

Net income                                           3,909         5,215         5,034          651
                                                   =======      ========      ========      =======


Earnings per share                          2        48.86         65.19         62.93         8.14
                                                   =======      ========      ========      =======
Pro forma earnings per common and
 common equivalent share
 (unaudited) (dollars)                      2          N/A           N/A          0.38         0.05
                                                   =======      ========      ========      =======

             The accompanying notes form an integral part of these
                       consolidated financial statements.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
     FOR THE YEARS ENDED MARCH 31, 1994, MARCH 31, 1995 AND MARCH 31, 1996

                             (Amounts in thousands)



                                                  1994         1995         1996          1996
                                                   HK$          HK$          HK$           US$
                                                  ----         ----         ----          ----
Cash flows from operating activities:
Net income                                        3,909        5,215        5,034         651
Adjustments to reconcile income to net
 cash provided by operating activities:
Minority interests                                 --            408        1,415         183
Depreciation                                         62          192          456          58
Deferred income taxes                              (609)          17          426          55
Loss on disposal of fixed assets                    135         --            113          15
Other                                              --           --            209          27
(Increase) decrease in current assets:
Accounts receivable                              (1,675)     (21,881)     (41,286)     (5,338)
Inventories                                     (12,250)       5,583       (9,165)     (1,185)
Prepaid expenses                                    361        5,335       (1,406)       (182)
Due from fellow subsidiaries                     (1,860)      (1,268)       5,736         742
Increase (decrease) in current liabilities:
Accounts payable and accrued liabilities          1,329       (3,235)      17,550       2,269
Income tax payable                                  234          212          704          91
Due to fellow subsidiaries                        1,957       (1,481)      14,587       1,886
                                                -------      -------      -------      ------
Net cash provided by operating
 activities                                      (8,407)     (10,903)      (5,627)       (728)
                                                -------      -------      -------      ------

Cash flows from investing activities:
Acquisition of fixed assets                        (220)      (3,844)      (5,013)       (648)
Payment of deposit for purchase of fixed
 assets                                            --           --         (1,510)       (196)
Proceeds from disposal of other assets              105         --            557          72
                                                -------      -------      -------      ------
Net cash used in investing activities              (115)      (3,844)      (5,966)       (772)
                                                -------      -------      -------      ------

Cash flows from financing activities:
Capital contribution from a minority
 shareholder of a subsidiary                       --          5,000         --          --
Advances from a minority shareholder               --          1,000        6,000         776
Advances from holding company                       531       27,053       19,930       2,577
Repayment of loan to holding company             (9,918)      (9,335)     (40,320)     (5,213)
Bank loans and overdrafts, secured               14,720      (11,571)      25,275       3,268
                                                -------      -------      -------      ------
Net cash provided by financing activities         5,333       12,147       10,885       1,408
                                                -------      -------      -------      ------

Net decrease in cash and cash equivalents        (3,189)      (2,600)        (708)        (92)
Cash and cash equivalents, at beginning
 of year                                          7,350        4,161        1,561         202
                                                -------      -------      -------      ------

Cash and cash equivalents, at end of year         4,161        1,561          853         110
                                                =======      =======      =======      ======


             The accompanying notes form an integral part of these
                       consolidated financial statements.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
     FOR THE YEARS ENDED MARCH 31, 1994, MARCH 31, 1995 AND MARCH 31, 1996

                             (Amounts in thousands)


                                                                 Retained
                                                                earnings/
                                     Common   Contributed    (accumulated
                                      stock       surplus        deficit)
                                        HK$           HK$             HK$
                                        ---          ---             ---
Balance at March 31, 1993                1          3,000            (670)

Net income                               -           --             3,909

Distribution to parent (Note 1)          -           --            (7,399)
                                       ---          -----          ------

Balance at March 31, 1994                1          3,000          (4,160)

Net income                               -           --             5,215

Distribution to parent (Note 1)          -           --            (4,021)
                                       ---          -----          ------

Balance at March 31, 1995                1          3,000          (2,966)

Net income                               -           --             5,034
                                       ---          -----          ------

Balance at March 31, 1996                1          3,000           2,068
                                       ===          =====          ======



             The accompanying notes form an integral part of these
                       consolidated financial statements.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (Amounts in thousands, unless otherwise stated and
                  except number of shares and per share data)


1.       ORGANIZATION AND BASIS OF PRESENTATION

                 Dransfield Paper Holdings Limited ("the Company" and together with its subsidiaries aggregately referred as the "Group") was incorporated in the British Virgin Islands on March 11, 1994 and was inactive until May 19, 1994 when it acquired 100% of the issued share capital of Grandom Dransfield (International) and Company Limited ("GDI") and Holdsworth Investments Limited ("Holdsworth") from Dransfield Holdings Limited ("DHL"), a company incorporated in the Cayman Islands and whose shares are listed for trading on the Hong Kong Stock Exchange. The Company, in consideration for the above acquisition, issued 1 common stock at a par value of US$1 to DHL. The difference between the nominal value of the shares of GDI and Holdsworth acquired over the nominal value of the Company's share issued in exchange thereof is accounted for as contributed surplus. The Company is currently a wholly-owned subsidiary of DHL.

                 The Group is principally engaged in a single product segment of trading of various types of paper in Hong Kong, Macau and the People's Republic of China ("PRC"). In 1994, the Group was mainly engaged in trading of paper handkerchiefs. From 1995, the Group also engaged in the trading of fine paper which includes box board, art paper and woodfree paper.

                 The principal activities of GDI since April 1, 1994 are distribution and trading of paper handkerchiefs in Hong Kong. Prior to April 1, 1994, the business was conducted by A. Dransfield & Company, Limited ("ADL"), which is also a wholly owned subsidiary of DHL.

                 The acquisition by the Company of GDI and Holdsworth has been accounted for as a combination of companies under common control in a manner similar to a pooling of interests and accordingly, the historical basis has been used to record the assets and liabilities of GDI and Holdsworth as of March 31, 1995 and 1996 and retroactive effect has been given to account for the operations of GDI and Holdsworth in these financial statements at the historical cost of DHL. The results of ADL in relation to the distribution and trading of paper handkerchiefs (hereinafter referred to as the "Paper Business") for the year ended March 31, 1994 have been accounted for as a reorganisation under common control. As a result, the consolidated financial statements has reflected the results of the Paper Business of ADL for the year ended March 31, 1994 on a manner similar to a pooling of interests as if ADL's Paper Business has been under the Company's ownership since April 1, 1993. Intercompany balances and transactions have been eliminated on consolidation.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


1.       ORGANIZATION AND BASIS OF PRESENTATION (continued)

                 The consolidated financial statements have been prepared on a "stand-alone" basis that reflects all costs incurred by the Group in operating the business. Such expenses have been adjusted in the income statements to reflect all of the cost of doing business. The net effect of the above adjustments is reflected as a distribution to parent in the statement of changes in shareholders' equity.

                    The consolidated financial statements were prepared in accordance with U.S. GAAP. This basis of accounting differs from that used in the statutory accounts of the Group which were prepared in accordance with the accounting principles and the relevant financial regulations applicable to accounting principles and practices generally accepted in Hong Kong.

                    The principal adjustments made to conform with the statutory accounts to U.S. GAAP included the following:

         o       Write-off of advertising expenses deferred; and

         o       Deferred taxation.

                 The financial information has been prepared in Hong Kong dollars ("HK$"), the official currency of Hong Kong. Solely for the convenience of the reader, the financial statements have been translated into United States dollars prevailing on March 31, 1996 which was US$1.00 = HK$7.7353. No representation is made that the Hong Kong dollar amounts could have been, or could be, converted into United States dollars ("US$") at that rate or any other certain rate on March 31, 1996.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)     Cash and bank balances

                 Cash and bank balances include cash on hand and demand deposits with banks with an original maturity of three months or less. None of the Group's cash is restricted as to withdrawal or use.

         (b)     Inventories

                 Inventories comprising raw materials held for production and goods held for resale, are stated at lower of cost, on a first-in, first-out basis, or market.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         (c)     Fixed assets and depreciation

                 Property, machinery and equipment are stated at cost less accumulated depreciation. Depreciation of property, machinery and equipment is computed using the straight-line method over the assets' estimated useful life. The principal annual rates used are as follows:

                 Land and buildings held in the PRC                              Over the period of the
                                                                                  land use rights
                 Buildings                                                       4%
                 Leasehold improvements                                          20% or over the lease
                                                                                  terms, whichever
                                                                                  is shorter
                 Furniture, fixtures and office equipment                        20%
                 Machinery and equipment                                         20 - 50%
                 Motor vehicles                                                  20 - 25%

         (d)     Income taxes

                 Income taxes are accounted for under Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes", which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements.

         (e)     Foreign currency translation

                 Foreign currency transactions are translated into Hong Kong dollars at the approximate rates of exchange ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into Hong Kong dollars at the approximate rates of exchange ruling at that date. Exchange differences are accounted for in the statement of income.

                 On consolidation, the assets and liabilities of overseas subsidiaries are translated to Hong Kong dollars at the approximate rates of exchange ruling at the balance sheet date and the income and expenses of overseas subsidiaries are translated to Hong Kong dollars at the average rate. The resulting translation differences are included in the exchange fluctuation reserve.

         (f)     Operating leases

                 Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals applicable to such operating leases are charged to income on the straight-line basis over the lease terms.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         (g)     Revenue recognition

                 Revenue from sales of goods are recognised on delivery to customers and acceptance of the goods. Commission income is recognised as the services are provided.

         (h)     Advertising expenses

                 Advertising expenses, net of cooperative advertising reimbursements, are charged to the profit and loss account when incurred.

         (i)     Use of estimates

                 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from stated estimates.

         (j)     Earnings per common and common equivalent share

                 The earnings per share is based on the net income applicable to common share and on the weighted average of 80 common shares outstanding during each of the years presented.

                 The pro forma earnings per common and common equivalent share (unaudited ) for the year ended March 31, 1996 is based on the net income applicable to common and common equivalent share of HK$5,034, the issuance of 2.3 million shares of Series A Convertible Preferred Stock of the Company on conversion of HK$26,687 (US$3,450) of the amount due to the holding company on 4 September 1996 (see note 20
         (A)), and after giving effect to the merger - spin-off transaction described in note 20 (B), the issuance of one million shares of Common Stock of DCPC on conversion of HK$38,685 (US$5,000) of the amount due to the holding company and the issuance of 2.3 million shares of Common Stock of DCPC to Dransfield Holdings Limited on conversion of its 2.3 million shares of Series A Convertible Preferred Stock in DCPC described in note 20 (C) , the 13.1 million shares of DCPC issued and outstanding. The 80 shares of Common Stock in the Company were exchanged for 9.3 million shares of Common Stock in DCPC, one million shares of Common Stock of DCPC were issued to Dransfield Holdings Limited on conversion of HK$38,685 (US$5,000) of the amount due to the holding company and 2.3 million shares of Common Stock of DCPC were issued to Dransfield Holdings Limited on conversion of its 2.3 million shares of Series A Convertible Preferred Stock in DCPC, resulting in a total of 13.1 million shares of Common Stock of DCPC issued and outstanding. The 2.3 million shares of Series A Convertible Preferred Stock of the Company issued and outstanding were exchanged for 2.3 million shares of Series A Convertible Preferred Stock of DCPC. Each share of Preferred Stock of DCPC is convertible into one share of Common Stock of DCPC. The pro forma earnings per common and common equivalent share is determined on the assumptions that such a capital structure existed at 1 April 1995 and that the convertible preferred shares were converted at that date.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


3.       SUPPLEMENTARY INCOME STATEMENT INFORMATION

                                                            Year ended March 31,
                                                  1994        1995       1996     1996
                                                   HK$         HK$        HK$      US$
                                                  ----        ----       ----     ----
         Selling, general and administrative
          expenses:
            Depreciation                             62         192       456       58
            Advertising expenses                  5,414       1,383       599       77
            Exchange gain, net                      (20)        (36)     (680)     (88)
                                                 ======      ======      ====      ===

4.       SUPPLEMENTAL CASH FLOW INFORMATION

                                                          Year ended March 31,
                                                  1994        1995       1996     1996
                                                   HK$         HK$        HK$      US$
                                                  ----        ----       ----     ----

         Cash paid during the year for:
          Interest                                     6       687      6,805       880
          Income taxes                             1,569       901        149        19
                                                   =====     =====     ======     =====
         Non cash investing and financing
          activities:
            Loan from a related company
              financed by a loan to a
              related company - note 10             --        --        6,230       806
                                                   =====     =====     ======     =====
            Fixed assets paid by
              holding company                       --       9,035     27,698     3,581
                                                   =====     =====     ======     =====

5.       INCOME TAXES

                 The Company was incorporated in the British Virgin Islands and, under current law of the British Virgin Islands, is not subject to tax on income or on capital gains.

                 Grandom Dransfield (International) and Company Limited, Dransfield Paper (HK) Trading Limited and Central National Hong Kong Limited were incorporated in Hong Kong and under the current Hong Kong tax law, any income arising in and deriving from business carried on in Hong Kong is subject to tax. No tax is charged on dividends received and capital gains earned.

                 Dransfield Paper (S.E.A.) Pte Ltd was incorporated in the Republic of Singapore and is subject to Singapore tax and under the current Singapore tax law, any income accrued in, derived from or received in Singapore is subject to tax at a rate of 27%.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


5.       INCOME TAXES (continued)

                   Guangzhou Dransfield Paper Limited is a co-operative joint venture formed in the PRC and Jiang Ying Dransfield Paper Co. Ltd. ("JYDP") is an equity joint venture formed in the PRC and are subject to PRC income taxes at the applicable tax rate of 33% for Sino-foreign joint venture enterprises. These two subsidiaries are eligible for full exemption from joint venture income tax for the first two years starting from its first profitable year of operations followed by a 50% deduction from the third to fifth year. Under the Income Tax Law applicable to Sino-foreign joint ventures, no PRC income tax was levied on the above companies as they have not commenced operation as at March 31, 1996.

                 Total income tax expense differs from the amount computed by applying Hong Kong statutory income tax rate of 16.5% (1995: 16.5% and 1994: 17.5%) to income before taxes as follows:

                                                               Year ended March 31,
                                                     1994        1995        1996      1996
                                                      HK$         HK$         HK$       US$
         Computed expected income taxes               (852)     (1,114)     (1,294)     (168)
         Non-deductible losses of subsidiaries         (72)        (31)       (126)      (16)
         Difference between Hong Kong statutory
          rate and Singapore statutory tax rate       --          --           (10)       (1)

         Other                                         (36)         15          39         5
                                                    ------      ------      ------      ----

                                                      (960)     (1,130)     (1,391)     (180)
                                                    ======      ======      ======      ====

                 The deferred tax asset arises from temporary difference associated with the advertising expenses deferred for income tax purposes.


6.       ACCOUNTS RECEIVABLE

         Accounts receivable are comprised of:

                                                          March 31,
                                                 1995       1996       1996
                                                  HK$        HK$        US$
         Accounts receivable - trade            43,724     85,480     11,053
         Less: Allowance for doubtful debts       --         --         --
                                                ------     ------     ------

         Accounts receivable, net               43,724     85,480     11,053
                                                ======     ======     ======

  No provision for doubtful debts has been made at March 31, 1996 (1995: nil).

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


7.       INVENTORIES, NET

         Inventories are comprised of:                        March 31,
                                                    1995        1996         1996
                                                     HK$         HK$          US$
         Raw materials                                --         1,299         168
         Finished goods                             12,701      21,269       2,750
         Less: Allowance for obsolescence             --          (702)        (91)
                                                    ------     -------      ------

         Inventories, net                           12,701      21,866       2,827
                                                    ======     =======      ======

         Movement of allowance for obsolescence
          Balance as at April 1,                      --          --          --
          Provided during the year                    --           702          91
                                                    ------     -------      ------

          Balance as at March 31,                     --           702          91
                                                    ======     =======      ======

8.       DUE FROM (TO) FELLOW SUBSIDIARIES

                 Balances with fellow subsidiaries are unsecured, interest-free and repayable within one year. The Group utilized the banking facilities of a fellow subsidiary and the interest incurred on the banking facilities were reimbursed by the Group.


9.       FIXED ASSETS

                                                                March 31,
                                                       1995         1996         1996
                                                        HK$          HK$          US$
         Land and buildings                            15,955       18,325       2,369
         Leasehold improvement                            132          132          17
         Machinery and equipment                        9,083       38,596       4,990
         Motor vehicles                                   610          819         106
         Furniture, fixtures and office equipment         540        1,303         169
                                                      -------      -------      ------
                                                       26,320       59,175       7,651

         Less: Accumulated depreciation                  (853)      (1,295)       (167)
                                                      -------      -------      ------

                                                       25,467       57,880       7,484
                                                      =======      =======      ======

                 The Group's land and buildings are located in the PRC and held under land use rights of 50 years from December 1, 1992 to November 30, 2041.

                 During the year, no depreciation was provided on the land and buildings and machinery and equipment as they have not been put into use at the balance sheet date.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


10.      LOAN WITH A RELATED COMPANY

                 In May 1995, the Company entered into an agreement with a third party, Broadsino Investment Company Limited ("Broadsino") to establish Dransfield Broadsino Paper Holdings Limited ("DBPHL"), a company which is 80% owned by the Company. DBPHL then entered into an agreement to establish a Sino-foreign equity joint venture company, JYDP, which is 60% owned by DBPHL and is principally engaged in paper manufacturing. DBPHL has committed to contribute an amount of US$9.26 million (approximately HK$72 million) to JYDP, to be financed by a shareholders' loan.

                 The Company, DBPHL and Broadsino entered into a loan agreement whereby the Company and Broadsino agreed to make an interest-free shareholders' loan of US$9.26 million (approximately HK$72 million) (the "Shareholders' Loan") to DBPHL. Pursuant to another agreement, the Company agreed to make a loan of US$1,852 (approximately HK$14 million) to Broadsino, bearing compound interest at the rate of 6 percent per annum, to finance its share of the Shareholders' Loan to DBPHL. DBPHL has pledged all its assets with the Company and Broadsino for the repayment in full of the Shareholders' Loan. In addition, DBPHL also undertakes to apply any amounts, including dividends, which may be distributed by JYDP to it to repay, in full, the Shareholders' Loan. Broadsino has pledged both its 20 per cent shareholding in DBPHL and any amount it may receive from DBPHL as repayment of its proportion of the Shareholders' Loan to secure the repayment, in full, of the loan from the Company. A promissory note has been issued by a wholly owned subsidiary of Broadsino in favour of the Company.

                 As at March 31, 1996, the Company advanced HK$6,230 (US$806) to Broadsino for the capital injection in JYDP, which is classified as a loan to a related company. The same amount of HK$6,230 (US$806) is recorded in the consolidated financial statements as long term loan payable to Broadsino by DBPHL. The loan to and loan from a related company have no fixed repayment terms.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      (Amounts in thousands, except number of shares and per share data)


11.      BANK BORROWINGS

                 The Company and its principal subsidiaries obtained certain working capital credit facilities from several banks, representing short-term loans and overdrafts of HK$8 million (US$1,034) and letters of credit and letters of guarantee of HK$123 million (US$15.9 million). As at March 31, 1996, the unutilized credit facilities amounted to HK$90,538 (US$11,705), representing short-term loans and overdrafts of HK$3,627 (US$469) and letters of credit and letters of guarantee of HK$86,911. The credit facilities are collateralized by:

         (a) corporate guarantees given by DHL to the extent of HK$95,850 (US$12,391);

         (b) personal guarantees given by a minority shareholder of a subsidiary to the extent of HK$48,150 (US$6,225); and

         (c) a charge over a bank deposit of HK$3 million (US$388) plus accrued interest held by the above minority shareholder of a subsidiary.

                 Pursuant to the letters of undertaking with a banker to obtain general banking facilities, CS Paper Holdings (International) Limited ("CSP"), a subsidiary of the Company, undertakes not to declare dividends at more than 50% of the profits without the bank's prior written approval and to maintain its net assets value, plus shareholders' loans, at not less than HK$30 million (US$3,878). The amount of consolidated retained earnings restricted pursuant to this undertaking is not material.

                 In addition, the Company and its principal subsidiaries also obtained working capital credit facilities from several banks which are shared with DHL and certain of the Company's fellow subsidiaries (the "Shared Facilities"). These facilities comprise short-term loans and overdrafts of HK$35,158 (US$4,545) and letters of credit of HK$41,498 (US$5,365). As at March 31, 1996, the unutilized amount of the Shared Facilities amounted to HK$40,992 (US$5,299) representing short-term loans and overdrafts of HK$5,678 (US$734) and letters of credit of HK$35,314 (US$4,565). As at March 31, 1996, the Company and its subsidiaries have not drawn down the Shared Facilities. The Shared Facilities are collateralized by:

         (a) a corporate guarantee given by DHL to the extent of HK$40 million (US$5,171);

         (b) a corporate guarantee given by a fellow subsidiary to the extent of HK$21 million (US$2,715); and

         (c) unlimited cross guarantees given by a subsidiary of the Company and certain fellow subsidiaries.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      (Amounts in thousands, except number of shares and per share data)


11.      BANK BORROWINGS (continued)

                 The weighted average interest rates on bank borrowings as at the balance sheet date are as follows:


                                                                 March 31,
                                                           1995           1996
         Interest on bank loans and overdrafts              8%             9%

  Interest expense on bank loans, net of the amounts capitalized, is as follows:

                                               Year ended March 31,
                                        1994    1995        1996      1996
                                         HK$     HK$         HK$       US$
                 Interest incurred        6      687       6,805       880
                 Interest capitalized     -     (205)     (1,108)     (143)
                                        ---     ----      ------      ----

                 Interest expense         6      482       5,697       737
                                        ===     ====      ======      ====

12.      DUE TO HOLDING COMPANY

                 The long term liability balance, which is used to finance the Group's capital investment, is unsecured and interest-free. The holding company has agreed that it will not demand payment of the amount prior to April 1, 1997. The Group utilized the banking facilities of the holding company and the interest incurred on the banking facilities were reimbursed by the Group.

                 The current balance is unsecured, interest-free and has no fixed term of repayment.


13.      DUE TO A MINORITY SHAREHOLDER

                 The balance represents loans from a minority shareholder and a director of a subsidiary, amounting to HK$5 million (US$646) and HK$2 million (US$259), respectively at March 31, 1996. The balances are unsecured, interest-free and are repayable in full in May to June 1996 by three instalments (March 31, 1995: HK$1 million due to a minority shareholder of a subsidiary is unsecured and interest-free).

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


14.      COMMITMENTS AND CONTINGENCIES

                 Capital commitments

                 As of March 31, 1996, the Group had outstanding capital commitments in respect of its contribution to a subsidiary in the PRC of approximately HK$43 million (US$5.5 million) and capital expenditure of HK$10 million (US$1,293).

                 Contingencies

                 A subsidiary provided guarantee to DHL and DHL group of companies to certain banks for an unlimited amount as at March 31, 1996. The amount of banking facilities utilised by DHL group of companies as at March 31, 1996 is HK$36 million (US$4.6 million). Besides, another subsidiary also provided guarantee to a bank for a supplier for an amount of HK$4 million (US$517) and HK$2.3 million (US$297) was utilized by the supplier as at March 31, 1996.


15.      RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

                 The major related party transactions are described in further detail below. Management believes that the methods used in allocating costs are reasonable.

                                                            Year ended March 31,
         Nature of transactions              Notes     1994      1995       1996       1996
                                                        HK$       HK$        HK$        US$
         Revenue:
          Sales of products                   (a)     12,731     5,314      7,480       967
                                                      ======     =====     ======     =====

         Expenses:
          Electronic data processing and
          accounting services charges         (b)      1,514     1,425      2,312       299
          Storage and delivery charges        (c)      4,877     4,436      7,069       914
          Equipment rental                    (d)       --         434        105        13
          Operating lease rental for land
          and building                        (e)      1,539     2,071      1,336       173
                                                      ------     -----     ------     -----

                                                       7,930     8,366     10,822     1,399
                                                      ======     =====     ======     =====

         (a)     Sales of products

                 The Group sold products to Victorison Marketing Limited and Dransfield Pacific Limited, fellow subsidiaries of the Company at cost plus 3% (3% to 6% in 1994 and 1995).

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


15.      RELATED PARTY TRANSACTIONS AND ARRANGEMENTS (continued)

         (b)     Electronic data processing and accounting services charges

                 Dransfield Secretarial & Administrative Services Limited, a fellow subsidiary of the Company, provides various administrative services to the Group including electronic data processing, accounting, shipping, personnel, legal and general administrative services. The service fee charged by the fellow subsidiary is based on apportioned salary costs on the basis of estimated time incurred and cost of other resources consumed to provide these services to the Group.

         (c)     Storage and delivery charges

                 Victorison Services Limited and Victorison Delivery Limited, two fellow subsidiaries of the Company, provide storage and delivery services to the Group at agreed prices, which, in the opinion of the management, approximate prices negotiated with third parties on an arm's length basis.

         (d)     Equipment rental

                 The equipment rental is paid to A. Dransfield & Company, Limited, a fellow subsidiary of the Company, at the rate equivalent to the depreciation of the equipment over its estimated useful live.

         (e)     Operating lease rental for land and building

                 The rental under operating leases is paid to Well Assessed Limited, a fellow subsidiary of the Company based on the actual floor area occupied by the Group at agreed rates, which, in the opinion of the management, approximate rates negotiated with third parties on an arm's length basis.


16.      FINANCIAL INSTRUMENTS

                 The carrying amount of the Company's cash and bank balances approximate their fair value because of the short maturity of those instruments. The carrying amounts of the Company's borrowings approximate their fair value based on the borrowing rates currently available for borrowings with similar terms and average maturities, except for the loans from holding company, which, due to their nature, the fair value is not determinable.

                 The carrying amount reported in the balance sheet for accounts receivable and accounts payable approximate their fair value.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


17.      CONCENTRATION OF RISK

         Concentration of credit risk:

                 The Group's principal activities are distribution of fine paper and paper handkerchiefs. The Group has long standing relationships with most of its customers. The Group performs ongoing credit evaluation of its customers' financial conditions and, generally does not require collateral.

                 The allowance for doubtful accounts the Group maintains is based upon the expected collectibility of all accounts receivable.

         Current vulnerability due to certain concentrations:

                 The Group has investment in the PRC. The value of the Group's investment may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for the past 17 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social life. There is also no guarantee that the PRC government's pursuit of economic reforms will be consistent or effective.


18.      PENSION SCHEME

                 The Group is a member of a defined contribution pension scheme of DHL (the "Scheme"). All the full time permanent staff, after completion of one year's service, are eligible to join the Scheme. The participants contribute 5% of their basic monthly salaries to the Scheme while the Group contributes 5% to 6.5% of the basic monthly salaries of the participants depending on the number of years of employment of individual participants and such contributions are charged to the profit and loss account as they become payable in accordance with the rules of the Scheme. When an employee leaves the Scheme prior to his/her interest in the Group employer contributions vesting fully, the ongoing contributions payable by the Group may be reduced by the relevant amount of forfeited contributions. Pension scheme expenses, net of forfeited contributions, is HK$93 (US$12), HK$62 (US$8), HK$44 (US$6) for the years ended March 31, 1994, 1995 and 1996.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


19.      SEGMENT REPORTING AND MAJOR SUPPLIERS

                 The Group operates in three industry segments, paper distribution, paper merchanting and paper manufacturing. Operations in paper distribution include the distribution of paper handkerchiefs. Operations in paper merchanting include the buying and selling of paper both on an indent basis and on an agency basis. Management believes that the operations in paper merchanting activities are incidental to the core business. The Group is in the process of setting up a paper manufacturing facility and operations have not commenced.

                 Operating profit is total revenue less operating expenses, excluding interest expense and general corporate expenses. Identifiable assets by industry segment include assets directly identified with those operations. Corporate assets consist primarily of prepayments and deposits. Information about the Group's operations in different industry segments were as follows:


                                         1994           1995        1996           1996
                                          HK$            HK$         HK$            US$
                                          ---            ---         ---            ---
         NET SALES AND OTHER INCOME

          Distribution of paper
           handkerchiefs
          - third parties                65,722       64,829        68,062        8,800
          - fellow subsidiaries          12,731        5,314         7,480          967
                                        -------      -------      --------      -------
                                         78,453       70,143        75,542        9,767

          Paper merchanting                --         24,500       237,243       30,676
                                        -------      -------      --------      -------

         TOTAL REVENUE                   78,453       94,643       312,785       40,443
                                        =======      =======      ========      =======

         OPERATING PROFIT

          Distribution of paper
           handkerchiefs                  4,875        5,706         4,296          555
          Paper merchanting                --          1,529         9,241        1,195
                                        -------      -------      --------      -------

         TOTAL OPERATING PROFIT           4,875        7,235        13,537        1,750

         Interest expense                    (6)        (482)       (5,697)        (736)
                                        -------      -------      --------      -------

         INCOME BEFORE INCOME TAXES       4,869        6,753         7,840        1,014
                                        =======      =======      ========      =======

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


19.      SEGMENT REPORTING AND MAJOR SUPPLIERS (continued)

                                            1994        1995       1996       1996
                                             HK$         HK$        HK$        US$
                                             ---         ---        ---        ---
         IDENTIFIABLE ASSETS

          Distribution of paper
           handkerchiefs                   56,654      35,967      20,499      2,650
          Paper merchanting                  --        29,990      90,574     11,711
          Paper manufacturing              12,562      25,561      64,308      8,315
                                           ------     -------     -------     ------
                                           69,216      91,518     175,381     22,676

          General corporate assets           --          --         1,176        155
                                           ------     -------     -------     ------

         TOTAL ASSETS                      69,216      91,518     176,577     22,831
                                           ------     -------     -------     ------

         DEPRECIATION AND AMORTIZATION

          Distribution of paper
           handkerchiefs                       62         185         143
          Paper merchanting                  --             7         313

         CAPITAL EXPENDITURES

          Distribution of paper
           handkerchiefs                     --           679           6
          Paper merchanting                  --            73         381
          Paper manufacturing                --        12,999      32,468


                 The Group's business is conducted in Hong Kong, Macau and the PRC. The sales to Macau and the PRC during the three years ended March 31, 1996 were insignificant. There is no single customer who accounted for more than 10% of net sales for the three years ended March 31, 1996.

                 In 1994, the Group had one supplier who accounted for approximately 66% of total purchases. In 1995, the Group purchased substantially all of its merchandise from two suppliers. In 1996, the Group had three suppliers who accounted for approximately 57% of total purchases.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


20.      SUBSEQUENT EVENTS (UNAUDITED)

         (A) Pursuant to a resolution passed by the board of directors on August 20, 1996, the authorized share capital of the Company increased from 50,000 shares of Common Stock of US$1 par value to 4,000,000 shares of Common Stock of US$.0125 par value and 2,500,000 shares of Preferred Stock without par value. The one share of Common Stock of US$1 par value at the balance sheet date was split into 80 shares of Common Stock of US$.0125 par value. The above has been reflected in the financial statements for the three-year period ended March 31, 1996 as if the split had taken place at the beginning of the periods presented.

                          2,300,000 shares of the Preferred Stock were
                 designated as Series A Convertible Preferred Stock. The holders of Series A Convertible Preferred Stock are entitled to receive, out of surplus, a cumulative dividend at the rate of US$.15 per share per annum and, after the payment of this dividend, they are entitled to participate in dividends set apart or paid on other capital stock of the Company on the same basis as the holders of the Company's Common Stock. In case of liquidation of the Company, these Preferred Stock holders shall be entitled to receive US$1.50 for each share of the Series A Convertible Preferred Stock before any distribution of the assets of the Company to other capital stock holders, plus all accrued and unpaid dividends declared hereon and other considerations before the other capital stockholders share in the liquidation of the assets. This class of Preferred Stock is convertible at the option of the holders into one share of Common Stock of the Company and has equal voting rights with the Common Stockholders.

                          On September 4, 1996, the Company issued 2.3 million
                 shares of Series A Convertible Preferred Stock on conversion of HK$26,687 (US$3,450) of the amount due to the holding company.

         (B)     Merger - spin-off

                          Pursuant to an agreement executed on August 20, 1996
                 and amended on November 15, 1996 (the "Merger Agreement") with Dransfield China Paper Corporation ("DCPC") and SuperCorp Inc. ("SuperCorp"), the then controlling shareholder of DCPC, the Company merged with DCPC on February 26, 1997. The officers and directors of the Company became the officers and directors of DCPC, the surviving corporation. Prior to the merger, DCPC registered with the Securities and Exchange Commission 461,572 shares of its no par value Common Stock and distributed these shares to its shareholders in the U.S., which created the basis for a trading market in the Common Stock of DCPC. DCPC has an authorized share capital of 40 million shares of Common Stock with no par value and 10 million shares of Preferred Stock with no par value. 461,572 shares of Common Stock of DCPC were distributed to the shareholders of SuperCorp in its spin-off as described above, and 38,428 shares of Common Stock of DCPC were issued to two individuals prior to the

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


20.      SUBSEQUENT EVENTS (UNAUDITED) (continued)

         (B)     Merger - spin-off (continued)

                 merger at $1.00 per share. On February 26, 1997, Dransfield Holdings Limited exchanged its 80 shares of stock in the Company for a total of 9.3 million shares of Common Stock in DCPC and the 2.3 million shares of Series A Convertible Preferred Stock of the Company issued and outstanding were exchanged for 2.3 million shares of Series A Convertible Preferred Stock of DCPC, which have the equivalent terms as the Preferred Stock of the Company.

                          Prior to the merger, DCPC issued 500,000 Callable
                 Common Stock Purchase Warrants which entitle the registered holders to purchase Common Stock of DCPC at a price of US$5.50 per share at any time on or before August 23, 1998. 446,004 Common Stock Purchase Warrants of DCPC were issued to Dransfield Holdings Limited on February 26, 1997 in accordance with the terms of the Merger Agreement. The Callable Warrants are subject to call by DCPC on not less than 30 days' notice provided that the closing bid price of the Common Stock of DCPC as reported on the Nasdaq Stock Market (or the last sale price, if quoted on a national securities exchange) averages US$8.00 a share or above for the ten consecutive trading days ending on the day prior to the date on which the notice of call is given.

                          Because DCPC was only a corporate shell prior to the
                 merger and not an operating entity, the merger will be accounted for as if the Company recapitalized. Additionally, the historical financial statements for DCPC prior to the merger will be those of the Company.

         (C) On May 30,1997, DCPC issued 2.3 million shares of Common Stock of DCPC to Dransfield Holdings Limited on conversion of its 2.3 million shares of Series A Convertible Preferred Stock in DCPC. On the same date, DCPC issued one million shares of Common Stock of DCPC to Dransfield Holdings Limited at US$5.00 per share on conversion of HK$38,685 (US$5,000) of the amount due to the holding company.

         (D) In early June 1997, DCPC issued 150,000 new shares of Common Stock to independent third parties at US$5.00 per share. DCPC is currently planning a public offering of 150,000 additional new shares of Common Stock of DCPC at a price to be determined. DCPC will file a registration statement on Form F-1 with the Securities and Exchange Commission to register these 300,000 new shares of Common Stock of DCPC, 38,428 shares of Common Stock of DCPC held by two shareholders, 946,004 Callable Common Stock Purchase Warrants of DCPC and 946,004 shares of Common Stock of DCPC issuable upon exercise of the Callable Common Stock Purchase Warrants of DCPC.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                  AS OF MARCH 31, 1996 AND SEPTEMBER 30, 1996

       (Amounts in thousands, except number of shares and per share data)


                                                                                            (unaudited)    (unaudited)
                                                             Notes          3/31/96           9/30/96         9/30/96
                                                                                HK$             HK$             US$
                                                                                ---             ---             ---
ASSETS
Current assets
 Cash and bank balances                                                         853             2,611            337
 Accounts receivable                                                         85,480            37,671          4,870
 Inventories, net                                              3             21,866            10,412          1,346
 Prepaid expenses                                                             2,392             3,293            426
 Due from fellow subsidiaries                                                     -            26,825          3,468
                                                                           --------          --------        -------
Total current assets                                                        110,591            80,812         10,447
Fixed assets                                                                 57,880            72,975          9,434
Loan to a related company                                                     6,230             8,191          1,059
Deposit for fixed assets                                                      1,510                 -              -
Deferred tax asset                                                              166               681             88
Other assets                                                                    200               200             26
                                                                           --------          --------        -------

                                                                            176,577           162,859         21,054
                                                                           ========          ========        =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
 Bank loans and overdrafts, secured                                          40,530            46,355          5,993
 Accounts payable and accrued liabilities                                    22,939            10,245          1,324
 Income tax payable                                                           1,028             1,362            176
 Due to holding company                                        4              1,884            13,873          1,793
 Due to fellow subsidiaries                                                  17,724               607             78
 Due to a minority shareholder                                                7,000             3,782            489
                                                                             ------            ------         ------
Total current liabilities                                                    91,105            76,224          9,853
Minority interests                                                            6,944             5,767            745
Due to holding company                                                       67,229            40,542          5,243
Loan from a related company                                                   6,230             8,191          1,059
                                                                           --------          --------        -------
                                                                            171,508           130,724         16,900

Shareholders' equity:
Common Stock, par value US$.0125 each,
 4,000,000 shares authorized;
 80 issued, and fully paid up                                  5                  1                 1              -
Preferred Stock, no par value,
 2,500,000 shares authorized;
 2,300,000 issued, and fully paid up                           5                  -            26,687          3,450
Contributed surplus                                                           3,000             3,000            388
Retained earnings                                                             2,068             2,447            316
                                                                             ------           -------         ------
Total shareholders' equity                                                    5,069            32,135          4,154
                                                                             ------           -------         ------

Total liabilities and shareholders'
 equity                                                                     176,577           162,859         21,054
                                                                           ========          ========        =======

             The accompanying notes form an integral part of these
                       consolidated financial statements.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
       FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1995 AND SEPTEMBER 30, 1996

       (Amounts in thousands, except number of shares and per share data)

                                                                                Six              Six             Six
                                                                             months           months          months
                                                                              ended            ended           ended
                                                    Notes                   9/30/95          9/30/96         9/30/96
                                                                                HK$              HK$             US$
                                                                                ---              ---             ---
Net sales:
 Paper handkerchiefs
 - third parties                                                             33,956                -               -
 - fellow subsidiaries                                                        5,392           42,747           5,526
 Other paper products                                                       130,093           47,218           6,104
                                                                          ---------        ---------       ---------
                                                                            169,441           89,965          11,630
Cost of sales:
 Paper handkerchiefs                                                       ( 31,641)        ( 36,811)        ( 4,759)
 Other paper products                                                      (116,042)        ( 45,009)        ( 5,818)
                                                                          ---------        ---------       ---------
                                                                           (147,683)        ( 81,820)       ( 10,577)

Gross profit                                                                 21,758            8,145           1,053

Commission income                                                             3,871            3,966             513

Selling, general and
 administrative expenses
 - third parties                                                            ( 4,438)         ( 7,193)          ( 930)
 - fellow subsidiaries                                                      ( 5,716)         ( 2,731)          ( 353)
                                                                          ---------        ---------       ---------
                                                                           ( 10,154)         ( 9,924)        ( 1,283)

Interest income                                                                  50               30               4
Interest expense                                                            ( 2,921)         ( 2,149)          ( 278)
Other income/(expenses), net                                                  ( 248)              72               9
                                                                          ---------        ---------       ---------

Income before income taxes                            6                      12,356              140              18

Provision for income taxes:
 - Current                                                                  ( 1,825)           ( 614)           ( 80)
 - Deferred                                                                   ( 161)             520              68
                                                                          ---------        ---------       ---------
                                                                            ( 1,986)            ( 94)           ( 12)
                                                                          ---------        ---------       ---------
Income before minority
 interests                                                                   10,370               46               6
Minority interests                                                          ( 3,136)             336              43
                                                                          ---------        ---------       ---------

Net income                                                                    7,234              382              49
                                                                          =========        =========       =========

Earnings per share (dollars)                          7                      90,425             1.13            0.14
                                                                          =========        =========       =========
Shares used in computation of
 earnings per share                                   7                          80          339,424         339,424
                                                                          =========        =========       =========
Pro forma earnings per common
 and common equivalent share (cents)                  7                         N/A             2.92            0.37
                                                                          =========        =========       =========

             The accompanying notes form an integral part of these
                       consolidated financial statements.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
       FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1995 AND SEPTEMBER 30, 1996

                             (Amounts in thousands)



                                                                                Six              Six             Six
                                                                             months           months          months
                                                                              ended            ended           ended
                                                                            9/30/95          9/30/96         9/30/96
                                                                                HK$              HK$             HK$
                                                                                ---              ---             ---
Net cash provided by/(used for) operating
 activities                                                                ( 69,791)             835             109


Cash flows from investing activities:
Acquisition of fixed assets                                                ( 15,353)        ( 13,673)        ( 1,768)
Proceeds from disposal of other assets                                          557                -              -
                                                                                ---               --              -
Net cash used in investing activities                                      ( 14,796)        ( 13,673)        ( 1,768)
                                                                          ---------         --------         -------


Cash flows from financing activities:
Advances from a minority shareholder                                          4,000                -              -
Repayment of loan to a minority shareholder                                       -           (3,218)           (416)
Advances from holding company                                                     -           11,989           1,550
Repayment of loan to holding company                                        ( 4,848)               -              -
Bank loans and overdrafts, secured                                           85,067            5,825             752
                                                                          ---------         --------         -------
Net cash provided by financing activities                                    84,219           14,596           1,886
                                                                          ---------         --------         -------

Net increase/(decrease) in cash and
 cash equivalents                                                             ( 368)           1,758             227

Cash and cash equivalents, at beginning
 of period                                                                    1,561              853             110
                                                                          ---------         --------         -------

Cash and cash equivalents, at end of period                                   1,193            2,611             337
                                                                          =========         ========         =======





             The accompanying notes form an integral part of these
                       consolidated financial statements.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

               (Amounts in thousands, unless otherwise stated and
                  except number of shares and per share data)


1.       BASIS OF PRESENTATION

                  The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ending March 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto for the year ended March 31, 1996 included elsewhere in this Registration Statement.


2.       FOREIGN CURRENCY EXCHANGE

                  The financial information has been prepared in Hong Kong dollars ("HK$"), the official currency of Hong Kong. Solely for the convenience of the reader, the financial statements have been translated into United States dollars prevailing on March 31, 1996 which was US$1.00 = HK$7.7353. No representation is made that the Hong Kong dollar amounts could have been, or could be, converted into United States dollars ("US$") at that rate or any other certain rate on March 31, 1996.


3.       INVENTORIES, NET

         Inventories are comprised of:
                                                                                       (Unaudited)       (Unaudited)
                                                                          3/31/96          9/30/96           9/30/96
                                                                              HK$              HK$               US$
         Raw materials                                                      1,299            1,375               178
         Finished goods                                                    21,269           11,020             1,424
         Less: Allowance for obsolescence                                   ( 702)         ( 1,983)            ( 256)
                                                                           ------          -------             -----

         Inventories, net                                                  21,866           10,412             1,346
                                                                           ======          =======             =====


4.       DUE TO HOLDING COMPANY

                 The long term liability balance, which is used to finance the Group's capital investment, is unsecured and interest-free. The holding company has agreed that it will not demand payment of the amount prior to April 1, 1998.

                 The current balance is unsecured, interest-free and has no fixed term of repayment.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

               (Amounts in thousands, unless otherwise stated and
                  except number of shares and per share data)


5.       NUMBER OF SHARES OUTSTANDING

                 Pursuant to a resolution passed by the board of directors on August 20, 1996, the authorized share capital of the Company increased from 50,000 shares of Common Stock of US$1 par value to 4,000,000 shares of Common Stock of US$.0125 par value and 2,500,000 shares of Preferred Stock without par value. The one share of Common Stock of US$1 par value at that date was split into 80 shares of Common Stock of US$.0125 par value. The above has been reflected in the financial statements for the periods ended September 30, 1995 and 1996 as if the split had taken place at the beginning of the periods presented.

                 2,300,000 shares of the Preferred Stock were designated as Series A Convertible Preferred Stock. The holders of Series A Convertible Preferred Stock are entitled to receive, out of surplus, a cumulative dividend at the rate of US$.15 per share per annum and, after the payment of this dividend, they are entitled to participate in dividends set apart or paid on other capital stock of the Company on the same basis as the holders of the Company's Common Stock. In case of liquidation of the Company, these Preferred Stock holders shall be entitled to receive US$1.50 for each share of the Series A Convertible Preferred Stock before any distribution of the assets of the Company to other capital stock holders, plus all accrued and unpaid dividends declared hereon and other considerations before the other capital stockholders share in the liquidation of the assets. This class of Preferred Stock is convertible at the option of the holders into one share of Common Stock of the Company and has equal voting rights with the Common Stockholders.

                 On September 4, 1996, the Company issued 2.3 million shares of Series A Convertible Preferred Stock on conversion of HK$26,687 (US$3,450) of the amount due to the holding company.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

               (Amounts in thousands, unless otherwise stated and
                  except number of shares and per share data)


6.       EARNINGS PER SHARE

                 The earnings per common share for the period ended September 30, 1995 is based on the net income applicable to common share and on the weighted average of common shares outstanding during the period.

                 The earnings per common and common equivalent share for the period ended September 30, 1996 were computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the year. The convertible preferred stock has been considered to be the equivalent of common stock from its issuance on September 4, 1996. Each share of Preferred Stock is convertible into one share of Common Stock. The number of shares issuable on conversion of preferred stock was added to the number of common shares.

                 The pro forma earnings per common and common equivalent share for the period ended September 30, 1996 is based on the net income applicable to common and common equivalent share of HK$186, the issuance of 2.3 million shares of Series A Convertible Preferred Stock of the Company on conversion of HK$26,687 (US$3,450) of the amount due to the holding company on 4 September 1996, and after giving effect to the merger - spin-off transaction, the issuance of one million shares of Common Stock of Dransfield China Paper Corporation ("DCPC") on conversion of HK$38,685 (US$5,000) of the amount due to the holding company and the issuance of 2.3 million shares of Common Stock of DCPC to Dransfield Holdings Limited on conversion of its 2.3 million shares of Series A Convertible Preferred Stock in DCPC described in note 7, the 13.1 million shares of DCPC issued and outstanding. The 80 shares of Common Stock in the Company were exchanged for 9.3 million shares of Common Stock in DCPC, one million shares of Common Stock of DCPC were issued to Dransfield Holdings Limited on conversion of HK$38,685 (US$5,000) of the amount due to the holding company and 2.3 million shares of Common Stock of DCPC were issued to Dransfield Holdings Limited on conversion of its 2.3 million shares of Series A Convertible Preferred Stock in DCPC, resulting in a total of 13.1 million shares of Common Stock of DCPC issued and outstanding. The 2.3 million shares of Series A Convertible Preferred Stock of the Company issued and outstanding were exchanged for 2.3 million shares of Series A Convertible Preferred Stock of DCPC. Each share of Preferred Stock of DCPC is convertible into one share Common Stock of DCPC. The pro forma earnings per common and common equivalent share is determined on the assumptions that such a capital structure existed at 1 April 1995 and that the convertible preferred shares were converted at that date.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

               (Amounts in thousands, unless otherwise stated and
                  except number of shares and per share data)


7.       SUBSEQUENT EVENTS

(A)      Merger - spin-off

                 Pursuant to an agreement executed on August 20, 1996 and amended on November 15, 1996 (the "Merger Agreement") with Dransfield China Paper Corporation ("DCPC") and SuperCorp Inc. ("SuperCorp"), the then controlling shareholder of DCPC, the Company merged with DCPC on February 26, 1997. The officers and directors of the Company became the officers and directors of DCPC, the surviving corporation. Prior to the merger, DCPC registered with the Securities and Exchange Commission 461,572 shares of its no par value Common Stock and distributed these shares to its shareholders in the U.S., which created the basis for a trading market in the Common Stock of DCPC. DCPC has an authorized share capital of 40 million shares of Common Stock with no par value and 10 million shares of Preferred Stock with no par value. 461,572 shares of Common Stock of DCPC were distributed to the shareholders of SuperCorp in its spin-off as described above, and 38,428 shares of Common Stock of DCPC were issued to two individuals prior to the merger at $1.00 per share. On February 26, 1997, Dransfield Holdings Limited exchanged its 80 shares of stock in the Company for a total of 9.3 million shares of Common Stock in DCPC and the 2.3 million shares of Series A Convertible Preferred Stock of the Company issued and outstanding were exchanged for 2.3 million shares of Series A Convertible Preferred Stock of DCPC, which have the equivalent terms as the Preferred Stock of the Company.

                 Prior to the merger, DCPC issued 500,000 Callable Common Stock Purchase Warrants which entitle the registered holders to purchase Common Stock of DCPC at a price of US$5.50 per share at any time on or before August 23, 1998. 446,004 Common Stock Purchase Warrants of DCPC were issued to Dransfield Holdings Limited on February 26, 1997 in accordance with the terms of the Merger Agreement. The Callable Warrants are subject to call by DCPC on not less than 30 days' notice provided that the closing bid price of the Common Stock of DCPC as reported on the Nasdaq Stock Market (or the last sale price, if quoted on a national securities exchange) averages US$8.00 a share or above for the ten consecutive trading days ending on the day prior to the date on which the notice of call is given.

                 Because DCPC was only a corporate shell prior to the merger and not an operating entity, the merger will be accounted for as if the Company recapitalized. Additionally, the historical financial statements for DCPC prior to the merger will be those of the Company.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

               (Amounts in thousands, unless otherwise stated and
                  except number of shares and per share data)


7.       SUBSEQUENT EVENTS (continued)

(B) On May 30, 1997, DCPC issued 2.3 million shares of Common Stock of DCPC to Dransfield Holdings Limited on conversion of its 2.3 million shares of Series A Convertible Preferred Stock in DCPC. On the same date, DCPC issued on million shares of Common Stock of DCPC to Dransfield Holdings Limited at US$5.00 per share on conversion of HK$38,685 (US$5,000) of the amount due to the holding company.

(C) In early June 1997, DCPC issued 150,000 new shares of Common Stock to independent third parties at US$5.00 per share. DCPC is currently planning a public offering of 150,000 additional new shares of Common Stock of DCPC at a price to be determined. DCPC will file a registration statement on Form F-1 with the Securities and Exchange Commission to register these 300,000 new shares of Common Stock of DCPC, 38,428 shares of Common Stock of DCPC held by two shareholders, 946,004 Callable Common Stock Purchase Warrants of DCPC and 946,004 shares of Common Stock of DCPC issuable upon exercise of the Callable Common Stock Purchase Warrants of DCPC.

                          INDEPENDENT AUDITORS' REPORT



To the Director and Stockholder
 Dransfield China Paper Corporation


         We have audited the balance sheet of Dransfield China Paper Corporation (a Territory of the British Virgin Islands corporation), a majority-owned subsidiary of Supercorp, Inc. and a development stage company, as of November 30, 1996. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Dransfield China Paper Corporation as of November 30, 1996, in conformity with generally accepted accounting principles in the United States of America.


                                              /s/ HOGAN & SLOVACEK


Oklahoma City, Oklahoma
December 13, 1996

                       DRANSFIELD CHINA PAPER CORPORATION
                         (A Development Stage Company)

                                 BALANCE SHEET

                               NOVEMBER 30, 1996





ASSETS

   Cash - on deposit in trust account                                US $ 500
                                                                        =====



STOCKHOLDER'S EQUITY

   Preferred Stock - Authorized 10,000,000 shares, no par value -

       Series A - 2,300,000 shares authorized, unissued
       Series B - 100,000 shares authorized, 38,428 issued US           $  38

   Common Stock - 40,000,000 shares authorized,
   no par value, 461,572 shares issued                                    462
                                                                        -----
                                                                     US $ 500
                                                                        =====

                  The accompanying notes are an integral part
                             of this balance sheet.

                       DRANSFIELD CHINA PAPER CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                             NOTES TO BALANCE SHEET

                               NOVEMBER 30, 1996


(1)    ORGANIZATION

       Dransfield China Paper Corporation (the Company) was organized in accordance with The International Business Companies Act of the Territory of the British Virgin Islands on June 24, 1996 for the purpose of merging (the merger) with a wholly-owned subsidiary, Dransfield Paper Holdings Limited (Dransfield Paper), of Dransfield Holdings Limited (Dransfield Holdings), a Cayman Islands corporation whose shares are listed for trading on the Hong Kong Stock Exchange. The Company has no business operations or significant capital and has no intention of engaging in any active business until it merges with Dransfield Paper. Should the merger not occur, the Company would seek other business opportunities, and if none were found, could be dissolved within 18 months by a vote of the majority of its common stockholders. The Company is a development stage company organized for the merger described below.

       The former sole director of the Company is a director of Supercorp, Inc., the Company's parent. While in this office, this director was responsible for the formation of the Company. The current sole director of the Company is Supercorp, Inc.'s president.

       Stock of the Company is owned by Supercorp, Inc. and will be distributed to its shareholders upon the effectiveness of the registration statements to be filed with the Securities and Exchange Commission and a favorable vote of Supercorp, Inc.'s shareholders on the proposed merger. The distributed stock will initially be held in escrow according to an Escrow Agreement dated August 20, 1996 between Supercorp, Inc., the Company and the Liberty Bank and Trust Company of Oklahoma City, N.A.

(2)    MERGER AGREEMENT

       The Company agreed to merge with Dransfield Paper on November 20, 1996. Dransfield Paper is an operating company acting as a paper merchant and distributing Proctor & Gamble's "Tempo" brand paper products in Hong Kong and China. Dransfield Paper plans to build four paper product mills in China, one of which started operations in May, 1996 (see financial information of Dransfield

   Paper filed with this registration statement). The Company will be the surviving corporation (Survivor), but Dransfield Paper will elect all directors and officers of the Survivor. All currently outstanding stock of Dransfield Paper in the hands of its parent will be cancelled and converted into 9,300,000 shares of common and 2,300,000 shares of Series A Preferred stock of the Company, all authorized but unissued, to be owned by the parent of Dransfield Paper, along with 446,004 of warrants when the merger is effective. The merger of Dransfield Paper and the Company should qualify as a nontaxable reorganization under the tax laws of the Territory of the British Virgin Islands.

       The merger is contingent upon the effectiveness of the registration statements, and upon the shareholders of the Company and of Dransfield Paper approving the proposed merger. Because the Company is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if Dransfield Paper recapitalized. Additionally, the historical financial statements for the Company prior to the merger will be those of Dransfield Paper. Upon completion of the proposed merger, Dransfield Holdings will own 9,300,000 shares of Common Stock and 2,300,000 shares of Series A Preferred Stock of the Company or 95.87% of its voting shares. The fiscal year of the Company will be March 31.

(3)    COMMON STOCK OPTIONS AND WARRANTS

       By action of the sole director, the Company granted on August 20, 1996 100,000 common stock options to insiders, exercisable at US $.50 per share and expiring if not exercised on December 31, 1997. These common stock options are to be cancelled and exchanged for 500,000 Stock Purchase Warrants of the Company on the effective date of the merger. An additional 446,004 shares of Common Stock Purchase Warrants of the Company are to be issued to the parent of Dransfield Paper on the effective date of the merger and all warrants issued by the Company are to purchase Company common stock at a price of US $5.50 per share and expire 18 months from the effective date of the merger.

       The sole director also approved of the Share Option Scheme (Plan) of the Company whereby, at the discretion of the directors, invited employees of the Company will have the option of subscribing to common shares of the Company based on a price determined by the Plan for common shares which in total may not exceed 10% of the share capital of the Company. No options have been granted in accordance with this Plan.

(4)    PREFERRED STOCK

       The Series A Convertible Preferred Stock to be issued in connection with the merger shall be entitled to receive, out of Surplus, a cumulative dividend at the rate of US $.15 per share per annum and, after the payment of this dividend, share in any other dividends declared and paid on other capital stock of the Company on the same basis as the holders of the Company's Common

   Stock. In case of liquidation of the Company, these Preferred Stock holders are to receive US $1.50 for each share owned of the Series A Convertible Preferred Stock before any distribution to other capital stockholders, accrued and unpaid dividends and other considerations before the other capital stockholders share in the liquidation of the assets. This class of Preferred Stock is convertible into one share of Common Stock of the Company and has equal voting rights with the Common stockholders.

       The Series B Preferred Stock of the Company has the same voting rights as the Common stockholders and is entitled to receive in liquidation US $1.00 per share after satisfaction of the liquidation of the Series A Convertible Preferred Stock. The current outstanding Series B Preferred Stock is to be exchanged for Common Stock of the Company in connection with the merger.

                                   APPENDIX A

                     THE PEOPLE'S REPUBLIC OF CHINA ("PRC")

AREA AND POPULATION

        The PRC has a territory of approximately 9.6 million square kilometers (3.71 million square miles) and is the third largest country in the world.

        The PRC is the most populous country in the world. It had a population at the end of 1993 of over 1.18 billion - about one-fifth of the world's population. Its population is unevenly distributed, being very dense in the east, particularly in the nine eastern coastal provinces and municipalities which make up 31.7% of the total population. The western part of the PRC is sparsely populated.

        The PRC is becoming increasingly urbanized. From 1949 to 1994, the PRC urban population increased from 11% of the total population to about 28% of the population (that is, more than 300 million people). Chongqing and Shanghai, with populations of approximately 15 to 13 million, respectively, are the largest cities in the PRC.

POLITICAL OVERVIEW

        The PRC political system is organized on the basis of the PRC Constitution. The National People's Congress ("NPC") is the highest organ and law-making body under the PRC Constitution, and the State Council is the highest executive organ of the laws and decisions made by the NPC.

        All state organs derive official authority from the PRC Constitution and other laws. The principal powers of the NPC include amending and enacting the PRC Constitution, promulgating and reviewing China's national laws and other regulations, appointing and removing the Premier and other members of the State Council, the Chairman of the Central Military Commission, the President of the Supreme People's Court, the Procurator General of the Supreme People's Procurate, and the President and Vice President of the PRC and approving national, social and economic plans. Delegates to the NPC come from the various provinces, regions, municipalities and armed force units and hold five year terms. The NPC meets annually with the Standing Committee of the NPC exercising state power when the NPC is not in session.

        The State Council is the highest executive organ of the state. The Premier of the State Council is appointed by the NPC. The State Council is responsible for the supervision and co-ordination of all ministries and commissions at the state level and all administrative agencies at the local level. It prepares and supervises the implementation of the State Plan and budget. There are 38 ministries and commissions together with the People's Bank of China and the State Auditing Administration which are currently under the authority of the State Council.

        The Chinese Communist Party ("CCP") plays a leading role in formulating policy and selecting and providing personnel at all levels of the State structure.

        Administratively, the PRC is divided into 23 provinces (which includes Taiwan), three municipalities (Beijing, Shanghai and Tianjin) and five autonomous regions. At the local level, administrative entities derive their authority from, and are accountable to, the People's Congresses at the provincial and municipal levels.

ECONOMIC REVIEW

ECONOMIC STRUCTURE.

        The PRC's economy contains four major sectors: state-owned enterprises, collectively-owned enterprises, individually-owned enterprises and other enterprises including enterprises with foreign capital. The proportion of industrial output attributable to state-owned enterprises has been decreasing, but state-owned enterprises still play a leading role in the economy. In 1993, state-owned enterprises accounted for approximately 43% of the PRC's output and enterprises owned by collectives and individuals accounted for 38.4% and 8.4%, respectively. The fastest growing sector of the economy is other types of enterprises, including enterprises with foreign capital, which accounted for 10.2% of the total industrial output in 1993, representing an increase of approximately 43.7% over 1992 figures.

        A recent reform has been the conversion of selected state-owned enterprises into limited liability shareholding companies and the issue of shares to public and private investors (including employees). Several of these state-owned enterprises, after being converted into limited liability shareholding companies, have been granted approval to list on the Shanghai Stock Exchange and the Shenzhen Stock Exchange, the two emerging stock markets in the PRC.

        Collectively-owned enterprises are predominately located in rural areas and concentrated in industries with lower demands for capital and technology or with greater consumer orientation. Collectively-owned enterprises are not subject to strict control but are only under the guidance of the State Plan. This allows them more operational flexibility than state-owned enterprises but entitles them to fewer state subsidies. In 1992, collectively-owned enterprises accounted for approximately 38% of total industrial production value in the PRC.

        Individually-owned enterprises are typically family-run small businesses. Individually-owned and other enterprises generally engage in service industries or retail businesses and are not covered by the State Plan.

ECONOMIC PLANS AND DEVELOPMENT.

        The development of the PRC's economy has been characterized by the adoption, since 1953, of Five Year Plans. Implementation of the plans is carried out under the supervision of the State Planning Commission, which reports directly to the State Council. The Ninth Five Year Plan for national, economic and social development for 1996-2000 was adopted earlier this year by the Standing Committee of the NPC.

        One objective for the Plan is for the PRC's output to grow at an average annual rate of growth of about 8%. From 1980 to 1990, the PRC had an average GNP growth rate of approximately 9%.

        The Plan also calls for the establishment of an economic structure consistent with a socialist planned economy based on public ownership and market regulation. In addition, emphasis is placed on the further opening of the PRC to the outside world by expanding economic and technological exchanges with other countries. The Plan also seeks to relieve supply problems which have arisen from rapid growth during the 1980s and to allocate resources to the priority areas of agriculture, energy, transportation, telecommunications and basic materials industries.

ECONOMIC REFORMS.

        In 1978, the PRC began implementing an economic reform program in an effort to revitalize the economy and improve the standard of living. Since that time, the PRC Government's economic policies have allowed for an increasing degree of liberalization from a centrally-planned economy to a more market-oriented economy. At the fourteenth Party Congress held in October 1992, the Congress called for a "socialist market economy" in which full rein should be given to market forces with the government limiting its role to setting and implementing broad macro-economic policies. This was later endorsed by the eighth session of the NPC amending the Constitution. As part of the economic reforms, managers of enterprises have been granted more decision-making powers and responsibilities in relation to matters such as production, marketing, use of funds, and employment and disciplining of staff.

        The PRC Government is gradually relaxing many of its controls over product prices. Although some products are still controlled and distributed by the PRC Government at planned prices, the range of products subject to planned prices has been substantially reduced, particularly in 1992 and the first half of 1993. Products which are not subject to the State Plan are generally sold at prices determined by market conditions. In addition, a state-owned enterprise which has fulfilled its production obligations under the State Plan may obtain additional raw materials and sell products which it has produced in excess of the State Plan at market prices in both the international and domestic markets.

        The following table sets out major economic indicators of the PRC from 1989 to 1993:

                                                   1989     1990   1991      1992     1993
                                                   ----     ----   ----      ----     ----
Gross national product
        % change                                    4.4     4.1     8.2      13.4     13.2
Industrial output
        % change                                    8.5     7.8    14.8      27.5     28.0
 Light industries                                   8.2     9.2    13.0      26.1      n/a
 Heavy industries                                   8.9     6.2    14.5      29.0      n/a
Per capita GNP
        % change                                    2.8     9.0    12.8      19.1     27.2
Inflation rate
        % change in Retail
        Price Index                                17.8     2.1     2.9       5.4     13.2
Gross industrial output value
        % change                                    8.5     7.8    14.8      27.5     28.0
Merchandise exports
        US$ billion                                52.5    62.1    71.9      85.0     91.8
        % change                                   10.6    18.2    15.7      18.2      8.0
Merchandise imports
        US$ billion                                59.1    53.4    63.8      80.6    104.0
        % change                                    7.0    -9.8    19.6      26.4     29.0
Trade balance
        US$ billion                                -6.6     8.7     8.1       4.4    -12.2

-----------------------

Source:   State Statistical Bureau of the PRC China Statistical Yearbook 1994;

        As indicated in the table above, industrial output in the PRC has grown rapidly since 1988. The last decade of economic reform has resulted in a great change in the PRC's industrial pattern. In the first three decades after 1949, the PRC placed great emphasis on heavy industry rather than light industry and as a result the growth rate of heavy industry consistently out-performed that of light industry. In recent years growth in industrial output has become relatively balanced between light industry and heavy industry.

        The PRC's economic reform has had its problems. Overheating of the economy, inflation and stagnation in its basic infrastructure development prompted the government to implement policies to curb inflation from time to time during the 1980s. An austerity policy in 1988, in particular, led to two years of stagnant markets and an economic downswing. Starting in early 1992, boosted by Deng Xiaoping's calls for faster economic development during his visit to southern China, the pace of the PRC's economic reform has accelerated.

        At present, the PRC is in another period of very fast economic development. However, economic problems are being encountered mainly due to over-investment in fixed assets, rapid growth in the monetary supply, serious bottle-neck problems in transport infrastructure, excessive increases in the prices of some consumer goods and the costs of production. Commencing in the second half of 1993, the PRC implemented macro-economic and fiscal policies in an effort to control its overheated economy. The plan included raising interest rates, calling in speculative loans, cutting government expenditure and suspending some price reform measures. The challenge facing the PRC's economic planners is to ensure that the economy continues to grow but that this growth takes place in a stable and non-inflationary environment.

FOREIGN TRADE.

        The PRC's foreign trade has grown rapidly since 1987. Trading partners now include about 170 countries and regions. From 1978 to 1993, the value of total trade grew from US$20.6 billion to US$195.7 billion.

        In 1993, the PRC's foreign trade yielded a trade deficit of US$12.2 billion. Exports reached US$91.8 billion, representing an increase of 8% over those of 1992, and imports reached US$103.95 billion, representing an increase of 29%.

        The PRC currently enjoys Most Favored Nation ("MFN") trading status with the United States, which status is subject to renewal on an annual basis. The PRC's MFN status means that the PRC maintains those trading privileges enjoyed by all normal trading partners of the United States. The PRC has retained MFN privileges since 1980. Rescission of MFN status would subject PRC exports to the United States to significantly higher tariffs.

FOREIGN INVESTMENT.

        Since 1978, the number of enterprises with foreign investment has increased rapidly in the PRC. By the end of 1993, about 167,507 foreign investment enterprises with an aggregate amount of contracted investment of about US$382 billion had been established. In 1990, foreign investment enterprises constituted approximately 4.3% of the PRC's total industrial production value. Since 1978, the PRC Government has afforded even greater flexibility to foreign parties in relation to the industries in which investments may be made, access to domestic markets, and management of foreign investment enterprises, including greater latitude in the hiring and dismissal of employees, in setting levels of wages, bonuses and allowances, and in purchasing raw materials and marketing products.

FOREIGN INVESTMENT IN THE PRC FROM 1979 TO 1993.
(excluding joint stock limited companies)

                                                    1979-84      1985-89        1990          1991         1992          1993
                                                    -------      -------        ----          ----         ----          ----
 Number of contracts                                 3,248        18,530        7,273        12,978       48,764        83,437
 Contractual value (in U.S.$ billions)               10.41        26.46         6.60         11.98         58.1          111.4

--------------------

Source:         State Statistical Bureau of the PRC.

LEGAL SYSTEM

        The legal system of the PRC is based principally on written laws and regulations as supplemented by State Council Commission and Ministry level measures, rules, interpretations, procedures and directives. Government departments under the State Council in charge of state planning, economic restructuring, foreign trade and investment, tax, customs and environmental protection in particular have broad powers to establish binding legal rules applicable to all industrial and commercial enterprises. Decided court cases have no generally binding effect, although such cases are used for the purposes of judicial reference and guidance. To date, court decisions have not played a significant role in the interpretation of the PRC legislation relating to the economy.

        As stated above, the NPC is responsible for enacting national laws in the PRC. The People's Congresses at the provincial and municipal levels have power to promulgate rules and regulations which are effective only within the relevant provinces and municipalities. The State Council, certain government agencies under the State Council and the People's Congresses at the provincial and municipal levels have authority to issue administrative measures, but such administration measures, rules, regulations, decisions and directives must not be in conflict with national laws.

        The PRC is still in the course of developing a comprehensive system of laws since its adoption of the economic opening-up policy and reform in 1978. It has promulgated a series of laws and regulations principally on various economic matters and foreign investment in the PRC. Such laws and regulations mainly deal with foreign investments in the PRC, taxation, foreign trade, economic contracts between PRC entities and foreign parties, technology transfer and the protection of certain intellectual property rights. The PRC Constitution was amended in December 1982 to permit investment by foreign entities and individuals in the PRC and guarantee protection of the lawful rights and interests of foreign investors in the PRC.

THE JUDICIAL SYSTEM.

        The PRC judicial system is composed of four levels of court: the Supreme People's Court, the Higher People's Court, the Intermediate People's Court and the Basic People's Court. The People's Court is established with criminal, civil and economic tribunals. In addition to these three tribunals, the People's Court may establish other tribunals (such as an intellectual property rights tribunal) if necessary. A higher-level People's Court and People's Procuratorate are both responsible for the supervision of a lower-level People's Court. The Supreme People's Court is the highest judicial authority in the PRC judicial system and exercises supervisory power over the various levels of People's Courts. The PRC adopts a two-tier final appeal system for ordinary civil cases. Such cases are first heard by a People's Court of first instance and then subject to appeal to the People's Court of second instance at the next higher level, whose decision is final. However, an application for re-trial may be made to the court of original jurisdiction which delivered the judgment or ruling, or a higher-level court pursuant to the Judicial Supervisory Procedures.

        The PRC legal system is based on statutes, and court cases do not constitute binding precedents. The National People's Congress and its standing committee, the Supreme People's Court, the Supreme People's Procuratorate and the State Council may give opinions on the interpretation of laws and regulations so as to resolve uncertainties and ambiguities. Interpretations made by legislative bodies carry general legal effect. Interpretations made by the Supreme People's Court and the Supreme People's Procuratorate are divided into specific interpretations, which are binding interpretations in respect of specific cases and general interpretations, which carry general legal effect. Interpretations made by the State Council carry general legal effect but their scope is restricted to administrative rules, regulations and provisions.

        For civil cases, if a party fails to comply with a legally binding judgment, ruling or settlement agreement, the other party to the dispute may apply to the court of jurisdiction for enforcement. There are time limits imposed on the right to apply for such enforcement. If at least one of the parties to the dispute is an individual, the time limit is one year. If both parties to the dispute are legal persons or other institutions, the time limit is six months.

        Foreign judgments and rulings will be recognized and enforced by the People's Courts, if there is an international treaty or other reciprocal enforcement between the PRC and the relevant foreign country and the enforcement will not violate the public security, state sovereignty, public interests or basic principles of law of the PRC.

ARBITRATION AND ENFORCEMENT OF ARBITRATION AWARDS.

        The Arbitration Law of the People's Republic of China became effective September 1, 1995. The Arbitration Law provides that it is applicable to trade disputes involving foreign parties. The parties thereto may, pursuant to their arbitration agreement, submit their dispute to arbitration before an arbitration committee constituted in accordance with the Arbitration Law. The arbitration rules to be applied by the arbitration committee shall be formulated in accordance with Arbitration Law and the PRC Civil Procedure Law.

        The China International Economic and Trade Arbitration Commission ("CIETAC") is one of the arbitration institutions in the PRC, whose jurisdiction covers foreign related disputes arising from "international economic and trade transactions" where the parties have reached an arbitration agreement selecting CIETAC to be the venue of the arbitration.

        An award made by CIETAC is final and binding on the parties. Under the PRC Civil Procedure Law and the Arbitration Law, the People's Court shall enforce arbitration awards governed by CIETAC unless certain errors or irregularities relating to the jurisdiction, arbitration procedures or composition of the tribunal are proved or if in the view of the People's Court the execution of the award would be contrary to the interests of the place of domicile of the party subject to execution or the place where his property is located.

        Foreign arbitration awards may be enforced in China in accordance with the PRC Civil Procedure Law provided that the relevant foreign country has entered into an international treaty or other reciprocal enforcement arrangement with China. An application for enforcement shall be submitted to the Intermediate People's Court.

        In 1987, China acceded to the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the "New York Convention"). Because Hong Kong participates in the New York Convention by virtue of the United Kingdom being a signatory to the New York Convention, an award by an arbitration organization in Hong Kong can generally be enforced in the PRC. However, the PRC's accession is subject to the reservation that (a) the PRC will recognize and enforce foreign arbitration awards on the principles of reciprocity, and (b) the PRC will only abide by the New York Convention in disputes considered to be arising from contractual and non-contractual mercantile legal relations under Chinese laws.

EXCHANGE CONTROL

        On December 28, 1993, the People's Bank of China, authorized by the State Council of the PRC, announced that the dual exchange rate system for Renminbi against foreign currencies would be replaced by a unified exchange rate system, with effect from January 1, 1994. The PRC's foreign exchange control system has been in a state of flux since that time. Numerous rules and regulations and implementation measures have been issued. To the extent that existing provisions stipulated in previous regulations do not contradict new regulations as mentioned above, the existing regulations should remain valid. Set out below is a summary of these regulations which remain valid and effective:

        (1) Foreign exchange dealings are centralized and administered by the State Administration for Exchange Control and its branches ("SAEC"). Foreign exchange transactions are to be carried out under the approval of SAEC in the PRC through authorized banks and other financial institutions, including certain designated foreign banks.

        (2) PRC residents and foreigners residing in the PRC with foreign exchange incomes may deposit the foreign exchange in banks or sell the foreign exchange to banks.

        (3) Foreign parties to Sino-foreign equity joint ventures, Sino-foreign cooperative joint ventures, foreign investors in wholly foreign-owned enterprises and other foreign enterprises in China are permitted to remit their profits out of the PRC, subject to the availability of foreign exchange.

        Since March 1, 1993, each PRC or non-PRC resident has been permitted to bring in or take out of the PRC RMB6,000 in cash.

        The People's Bank of China, with authority from the State Council, on December 28,1993 issued the Notice on Further Reform of the Foreign Exchange Control Structure with effect from January 1, 1994. The Notice unifies the official Renminbi exchange rate and the market rate for Renminbi established at the foreign exchange swap centers throughout the PRC. Under the Notice, all foreign exchange income of PRC enterprises must be sold to designated banks authorized to deal in foreign exchange. However, enterprises with foreign equity interests and enterprises allowed to have foreign exchange bank accounts are allowed to retain their foreign exchange earnings.

        Control on the purchase of foreign exchange is also relaxed. Enterprises which require foreign exchange for their ordinary trading activities may purchase foreign exchange from designated foreign exchange banks if the applicant is supported by proper import contracts and payment notices. For import activities which require quotas, import licenses and registration, foreign exchange may be purchased if the applications are supported by import contracts and payment notices. For import activities which require quotas, import licenses and registration, foreign exchange may be purchased if the applications are supported by import contracts and the relevant required documents. For non-trading activities, any application for purchase of foreign exchange needs to be supported by payment contracts or payment notices from relevant overseas organizations. According to Article 14 of the Provisional Regulations on the Sale, Purchase and Payment of Foreign Exchange, the payment of dividends to foreign shareholders is one of the activities permitting the purchase of foreign exchange through the banking system.

        A unified foreign exchange inter-bank market among designated foreign banks is to be established, to be supervised and administered by the People's Bank of China through the SAEC.

        A single exchange rate system has been set up to replace the official rate and the swap center rate. Based on market conditions and supply and demand, and based on the PRC interbank foreign exchange market rate on the previous day, with reference to current exchange rates in the world financial markets, the People's Bank of China announces each day an exchange rate which is to be followed by all designated foreign exchange banks within the permitted range.

        Further, foreign investment enterprises may distribute profit to their foreign investors with funds in their foreign exchange bank accounts kept with designated foreign exchange banks. Should such foreign exchange be insufficient, enterprises may apply to the relevant department of the state for permission to purchase foreign exchange from designated foreign exchange banks.

        The foreign exchange quota system is being phased out and outstanding holdings of foreign exchange quota and other entitlements may still be used to obtain foreign currencies through swap centers which shall continue to operate for an interim period.

                                    PART II

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following are all expenses of this issuance and distribution. Brokers' commissions will be paid equal to five percent of the gross proceeds from the sale of 150,000 shares of Common Stock being offered by the Registrant to the extent any of such shares are sold by NASD broker-dealers rather than directly by the Registrant. All expenses are being paid by the Company.

        Item                                                Amount
                                                            ------
Registration fees                                         $  2,090
Printing and engraving                                       3,000
Legal                                                       35,000
Accounting & auditors                                       10,000
                                                          --------
                                                          $ 50,090

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        There is set forth in the Prospectus under "Enforcement of Civil Liabilities and Certain Foreign Issuer Considerations" a description of the laws of the Territory of the British Virgin Islands with respect to the indemnification of officers, directors, and agents of corporations incorporated in the Territory of the British Virgin Islands.

        The Company has Memorandum and Articles of Association provisions that insure or indemnify, to the full extent allowed by the laws of the Territory of the British Virgin Islands, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request of the Company.

        To the extent of the indemnification rights provided by the Territory of the British Virgin Islands statutes and provided by the Company's Memorandum and Articles of Association, and to the extent of the Company's abilities to meet such indemnification obligations, the officers, directors and agents of the Company would be beneficially affected.

RECENT SALES OF UNREGISTERED SECURITIES.

         Certain issuances of securities by the Registrant have been made either in contemplation or in effectuation of a merger-spinoff transaction involving the Registrant and Dransfield Paper Holdings Limited (which merger occurred on February 26, 1997), and SuperCorp, Inc., an Oklahoma corporation, which created a public market for the Registrant's Common Stock by distributing on February 13, 1997, to its shareholders (the "spinoff") 461,572 shares of Common Stock of the Registrant. The spinoff part of the merger-spinoff transaction was registered with the Commission on a Form S-1 Registration Statement which became effective on February 12, 1997 (Commission File No. 333-11637).

        On June 30, 1996 the Registrant issued 461,572 shares of its common stock to its corporate parent, SuperCorp Inc., an Oklahoma corporation, for a cash consideration of $462, or $0.001 a share, and on August 15, 1996 issued 26,786 shares of its Series B Preferred Stock to J. Douglas Bowey and 11,642 shares of its Series B Preferred Stock to T.E. King for a cash consideration of $38, or $0.001 a share, which shares were exchanged on February 13, 1997, for 38,428 shares of Common Stock of the Company.

        On August 15, 1996 the Registrant issued to 9 persons, for services rendered, options to purchase 100,000 shares of its Common Stock at $0.50 a share, each option expiring December 31, 1997. These options were exchanged on February 13, 1997, for 500,000 Callable Warrants. The persons to whom the shares of Series B Preferred Stock and the options were issued have the following relationships with the Registrant:

                                                                      Shares of
                                   Position with                      Series B       Number
                                    Company or                        Preferred       of
Insider                            SuperCorp                           Stock        Options(1)
-------                            ---------                           -----        -------
J. Douglas Bowey                   Finder                             26,786(2)       6,000

T.E. King                          Company president and              11,642(2)      50,000
                                   sole director; Super-
                                   Corp president and
                                   director

Thomas J. Kenan                    Company counsel;                      0            4,000(3)
                                   SuperCorp counsel;
                                   SuperCorp officer
                                   and director

Albert L. Welsh                    SuperCorp officer                     0            8,000
                                   and director

George W. Cole                     None                                  0            8,000(4)

John E. Adams                      None                                  0            8,000(5)

Robert G. Rader                    None                                  0            8,000(6)

Gary E. Bryant                     None                                  0            8,000(7)

---------------------

(1) On February 13, 1997, and immediately prior to the Company's merger with Dransfield Paper Holdings Limited, 500,000 Callable Warrants were exchanged for the 100,000 options that were issued to the 8 insiders listed above as partial payment for the services described immediately below. The options entitled the option holders to purchase 100,000 shares of Common Stock of the Company at $0.50 a share and would have expired if not exercised on December 31, 1997. Each Callable Warrant entitles the holder to purchase 1 share of the Company's Common Stock for $5.50 and expires 18 months from the effective date of the Merger with Dransfield Paper. The Warrants are callable by the Company on 30 days notice at such time as the Company's Common Stock has traded at $8 a share for 10 consecutive days.

(2) Immediately prior to the merger between the Company and Dransfield Paper, shares of Common Stock were received by the holders in exchange for an equal number of shares of Series B Preferred Stock of the Company that were issued to the two insiders listed above as partial payment for the services described immediately below. The Series B Preferred Stock had the same rights as the Company's Common Stock and, in addition, was entitled to receive in liquidation $1 a share before liquidating distributions are made to the Common Stock holders.

(3) These warrants are held by the Marilyn C. Kenan Trust, of which trust Mr. Kenan's spouse, Marilyn C. Kenan, is the trustee and sole beneficiary.

(4)      These warrants are held by Marjorie J. Cole, Mr. Cole's spouse.

(5) These warrants are held by Meridyne Corporation, of which Mr. Adams is an officer and director.

(6)      These warrants are held by Judith Rader, Mr. Rader's spouse.

(7)      Half of these warrants are held by Suzanne Kerr, Mr. Bryant's wife.

SERVICES RENDERED BY INSIDERS.

         Mr. Bowey's finder services consisted of introducing Mr. King to SuperCorp in 1995, and the Company securities he will receive represent compensation to him for these services.

         Mr. King developed personal contacts with officers of Dransfield Paper in 1995 and, together with Messrs. Kenan and Welsh during a due diligence trip to Hong Kong and China in November 1995, negotiated the merger-spinoff transaction with Dransfield Paper. Subsequent to the November 1995 due diligence trip and throughout 1996, Mr. King has done additional due diligence services, financial and economic analyses, economic projections with respect to the business of Dransfield Paper and near-daily liaison with officers of Dransfield Paper. Mr. King was the sole officer and director of the Company prior to the Merger, and is and will be the Company's agent for service of process after the Merger. For these services, Mr. King has received $45,000 from Dransfield Paper and will receive the securities listed above.

         Mr. Kenan, together with Messrs. King and Welsh during a due diligence trip to Hong Kong and China in November 1995, negotiated the merger-spinoff transaction with Dransfield Paper and throughout 1996 has done additional due diligence services and has performed legal services in organizing the Company and registering the Spinoff transaction with the Securities and Exchange Commission ("the Commission"). For these services and for additional legal services Mr. Kenan is to perform with respect to the Commission should the Merger be approved by Dransfield Paper, Mr. Kenan has been paid $60,000 by Dransfield Paper and will receive the securities listed above.

         Mr. Welsh, together with Messrs. King and Kenan during a due diligence trip to Hong Kong and China in November 1995, negotiated the merger-spinoff transaction with Dransfield Paper.

         Other than as stated above, none of the insiders has received any compensation from SuperCorp or the Company with respect to the transaction with Dransfield Paper. Further, none has received a salary or other compensation from SuperCorp for his services as an officer or director of SuperCorp.

         All of the insiders have performed services for SuperCorp, Messrs. Kenan and Adams since 1989, Mr. Welsh since 1991, and the others since 1994, such services being in the nature of searching for and developing candidates, such as Dransfield Paper, for a spinoff-merger transaction that will benefit SuperCorp shareholders. These services go uncompensated, and the attendant expenses in most instances go unreimbursed unless and until an opportunity for indirect compensation presents itself, such as the 500,000 U.S. Callable Warrants to be distributed or attributed to the eight insiders. Until such time, should it ever occur, that the Company's Common Stock should qualify as a "covered security" under the National Securities Market Improvement Act, the distribution of these warrants to approximately 2,500 SuperCorp shareholders in 48 states on a pro rata basis would require registration under the state Blue Sky laws and would be economically prohibitive and, in some states, impossible, due to state securities laws and regulations. Yet, the distribution and potential exercise of the 500,000 U.S. Callable Warrants was essential to the negotiation of the transaction with Dransfield Paper.

         There was no underwriter, and none of the above-described securities were offered to any persons other than the present holders of these securities.

         The securities were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and by Regulation D, Rule 506. Each of the 8 persons was a promoter and insider to the organization of the Registrant and fully informed as to the details of organization of the Registrant.

         On February 26, 1997, the merger between the Registrant and Dransfield Paper Holdings Limited became effective. The Registrant is the surviving corporation. Consistent with the terms of the merger agreement (Exhibit 2 to this Registration Statement), on February 26, 1997, the Registrant issued 9,300,000 shares of its Common Stock, 2,300,000 shares of its Series A Convertible Preferred Stock, and 446,004 Callable Common Stock Purchase Warrants to the sole shareholder of Dransfield Paper Holdings Limited, Dransfield Holdings Limited, and acquired, through the merger, all the assets and assumed all the liabilities of Dransfield Paper Holdings Limited.

         The 2,300,000 shares of Series A Convertible Preferred Stock were converted into 2,300,000 shares of Common Stock on May 30, 1997, by Dransfield Holdings Limited. Also on May 30, 1997, the Registrant issued 1,000,000 shares of its Common Stock to Dransfield Holdings Limited in exchange for the cancellation of $5,000,000 of debt owed to Dransfield Holdings Limited.

         The issuances of the securities in the merger and on May 30, 1997, to Dransfield Holdings Limited were not registered under the Securities Act of 1933 (i) as not being subject to the provisions of Section 5 of the

Securities Act of 1933, due to the lack of jurisdiction of the Federal securities laws over a transaction involving the issuance by a foreign corporation of securities to another foreign person outside the boundaries of the United States, and (ii) as exempt from registration in reliance upon the exemption from registration provided by Regulation S and Regulation D of the Commission.

         In early June 1997 the Registrant sold 150,000 shares of its Common Stock for cash at $5.00 a share to 37 persons, two of whom are non-U.S. persons and residents of Hong Kong and the rest are U.S. persons and residents of the U.S. The securities were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and by Regulation D, Rule 506.

         The names of the 37 persons and the number of shares each bought are as follows, the first two being the non- U.S. persons and residents of Hong
Kong:


                                                                         No. of
               Name                                                      Shares
               ----                                                      ------
     Kingsway Securities Holdings Limited                                50,000

     Ko Kim Hang                                                         50,000

     Fred Bell C/F Brooks Bell                                            1,000
     NC Unf Transfer to Minors Act

     Fred Bell and Nancy Bell, Jt Ten WROS                                8,000

     William L. Burroughs                                                 2,000

     Carol Cotton IRA,                                                    1,000
     Rauscher Pierce Refsnes C/F

     Florence Cour and Thomas Cour, Jt Ten                                1,000

     Michael Davidson                                                       500

     Jerry M. Dennis                                                      5,000

     M. Wright Evins IRA,                                                 1,000
     Rauscher Pierce Refsnes C/F

     Mark D. Ferguson IRA,                                                1,000
     Rauscher Pierce Refsnes C/F

     Margaret E. Gentzle IRA,                                             1,000
     Raymond James & Assoc Inc CSDN

     Louis Greer SEP/IRA                                                  1,000
     Rauscher Pierce Refsnes C/F

     Sally Holt IRA,                                                      2,000
     Rauscher Pierce Refsnes C/F

     Charles E. Jordan and                                                1,000
     Frances C. Jordan, Jt Ten

     Paul A. McLean                                                       2,000

     Jamie Meekins                                                          500

     Edward A. Nicholson and                                              1,000
     Beverly M. Nicholson, JT WROS

     Patricia T. Osborne IRA,                                             2,000
     Rauscher Pierce Refsnes C/F

     Gary D. Pigg                                                           500

     Sarah E. Ritter                                                        500

     Robert Michael Slemp                                                 2,000

     Michael D. Smith IRA,                                                  500
     Rauscher Pierce Refsnes C/F

     Wayne A. Smith                                                       2,000

     Eugene Tinker                                                          500

     Adalberto Torres                                                     1,000

     William Wells                                                          500

     Kathy D. White IRA,                                                  4,000
     Rauscher Pierce Refsnes C/F

     Wiley White #2, Wiley White SEP/IRA,                                 2,000
     Rauscher Pierce Refsnes C/F

     Michale Wilkes                                                         500

     Ruby D. Wilks IRA,                                                   2,000
     Raymond James & Assoc Inc CSDN

     Grady H. Williams SEP/IRA,                                             500
     Rauscher Pierce Refsnes C/F

     Franz J. Schubert                                                      500

     Lillard T. Walker, Jr. and
     Lillard T. Walker, III, Jt Ten                                         500

     Henry H. Quimby and Ruth H. Quimby,
     Tenants in Common                                                      500

     Robert B. Johnson, Personal Representative
     Estate of Annette B. Johnson                                           500

     Robert B. Johnson                                                      500


EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         Separately bound but filed as part of this Registration Statement are the following exhibits:

         Exhibit                                                    Item
         -------                                                    ----
          1               -       Broker's Agency Agreement - by and between Dransfield China Paper Corporation and
                                  Birchtree Financial Services, Inc.

          2               -       Agreement of Merger of August 1, 1996, between Dransfield China Paper Corporation and
                                  Dransfield Paper Holdings Limited.*

          2.1             -       Certificate of Merger issued on February 26, 1997, by the Registrar of Companies of
                                  the British Virgin Islands, evidencing the merger between Dransfield China Paper
                                  Corporation (the Registrant), as the surviving company, and Dransfield Paper Holdings
                                  Limited, as the discontinuing company***

          3(i)            -       Memorandum of Association of Dransfield China Paper Corporation.*

          3(ii)           -       Restated and Amended Articles of Association of Dransfield China Paper Corporation.**

          4               -       Relevant portion of the Memorandum of Association of Dransfield China Paper
                                  Corporation defining the rights of the holder of its Series A Convertible Preferred
                                  Stock.*

          5               -       Opinion of Harney, Westwood & Riegels as to legality of the securities covered by this
                                  Registration Statement.

          8               -       Opinion by Harney, Westwood & Riegels as to matters concerning British Virgin Islands law.

          10              -       1996 Share Option Scheme, as amended, adopted by Dransfield China Paper Corporation.

          10.1            -       Chinese-Foreign Equity Joint Venture - Jiang Ying Dransfield Paper Co., Ltd. -
                                  Articles of Association - China Jiangsu Huaxi Holdings Company - Dransfield Broadsino
                                  Paper Holdings Co. Ltd.***

          10.2            -       Document of Conghua County Foreign Economic Relations & Trade Committee - No.(1993)
                                  334 under characters Cong Wai Jing Mao Yin - Official Reply regarding the Co-operative
                                  Venture - Dransfield Paper (Guangzhou) Ltd.***

          10.3            -       Document of Conghua City Foreign Economic Relations & Trade Committee - No.(1995) 018
                                  under characters Cong Wai Jing Mao Yin - Official Reply regarding the Second
                                  Supplementary Agreement of the Co-operative Venture Contract for Dransfield Paper
                                  (Guangzhou) Ltd.***

          10.4            -       Document of Conghua City Foreign Economic Relations & Trade Committee - No.(1995) 097
                                  under characters Cong Wai Jing Mao Yin - Official Reply

                                  regarding the Third Supplementary Agreement of the Co-operative Venture Contract for
                                  Dransfield Paper (Guangzhou) Ltd.***

          10.5            -       Document of Conghua City Foreign Economic Relations & Trade Committee - No.(1995) 131
                                  under characters Cong Wai Jing Mao Yin - Official Reply regarding the Fourth
                                  Supplementary Agreement of the Co-operative Venture Contract for Dransfield Paper
                                  (Guangzhou) Ltd.***

          10.6            -       Document of Conghua City Foreign Economic Relations & Trade Committee - No.(1995) 161
                                  under characters Cong Wai Jing Mao Yin - Official Reply regarding the Fifth
                                  Supplementary Agreement of the Co-operative Venture Contract for Dransfield Paper
                                  (Guangzhou) Ltd.***

          10.7            -       Document of Conghua City Foreign Economic Relations & Trade Committee - No.(1995) 178
                                  under characters Cong Wai Jing Mao Yin - Official Reply regarding the Sixth
                                  Supplementary Agreement of the Co-operative Venture Contract for Dransfield Paper
                                  (Guangzhou) Ltd.***

          10.8            -       Distributor's Agreement - By and between Procter & Gamble AG and Grandom Dransfield
                                  Int'l and Co.***

          10.9            -       Contract on Transfer of Land - Transferor: Xinhui City Sanjiang Town Industry Overall
                                  Company - Transferee: Guangzhou Dransfield Paper Ltd.***

          21              -       List of all subsidiaries of the Registrant.*

          23              -       Consent of Ernst & Young, independent auditors of Dransfield Paper Holdings Limited before its merger with the Company and, since its merger on February 26, 1997, with the Company, now the independent auditors of the Company.

          23.1            -       Consent of Harney, Westwood & Riegels, solicitors, to the reference to them as experts who have passed upon certain information contained in the Registration Statement.

          23.2            -       Consent of Thomas J. Kenan, Esq. to the reference to him as an attorney who has passed upon certain information contained in the Registration Statement.

          23.3            -       Consent of Jan Yang to the reference to him as a director of Dransfield China Paper
                                  Corporation.

          23.4            -       Consent of Hogan & Slovacek, independent auditors of Dransfield China Paper
                                  Corporation before its merger with Dransfield Paper Holding Limited.

          27              -       Financial Data Schedule.

          99              -       Designation of Thomas J. Kenan as the authorized representative in the United States of Dransfield China Paper Corporation.

         * Previously filed with the Registrant's Form S-1 (SEC File No. 333-11637); incorporated herein.

         ** Previously filed with the Registrant's Amendment No. 1 to Form S-1 (SEC File No. 333-11637); incorporated herein.

         *** Previously filed with the Registrant's Form 6-K filed on March 7, 1997; incorporated herein.

         UNDERTAKINGS.

         Dransfield China Paper Corporation, the undersigned registrant, hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                 (4) To file a post-effective amendment to the registration statement to include any financial statements required by Regulation 210.3-19 under the Securities Act of 1933 at the start of a delayed offering or throughout a continuous offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of Dransfield China Paper Corporation pursuant to the foregoing provisions, or otherwise, Dransfield China Paper Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Dransfield China Paper Corporation of expenses incurred or paid by a director, officer or controlling person of Dransfield China Paper Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Dransfield China Paper Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on the date set forth below.


Date: June 24, 1997                   Dransfield China Paper Corporation




                                      By:/s/ Horace Yao Yee Cheong
                                         ---------------------------------
                                      Horace Yao Yee Cheong, chief
                                      executive officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




Date: June 24, 1997                     /s/ Horace Yao Yee Cheong
                                        -------------------------------------
                                          Horace Yao Yee Cheong, director and
                                          chief executive officer



Date: June 24, 1997                     /s/ Jeremy Lu Yuen Tong
                                        -------------------------------------
                                        Jeremy Lu Yuen Tong, director



Date: June 24, 1997                     /s/ Warren Ma Kwok Hung
                                        -------------------------------------
                                        Warren Ma Kwok Hung, director, and
                                        principal financial and accounting
                                        officer



Date: June 24, 1997                     /s/ Thomas J. Kenan
                                        -------------------------------------
                                        Thomas J. Kenan, director and
                                        authorized representative in
                                        the United States of the
                                        registrant